                                                                     Exhibit 3.4


                            SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made the 18th day of February, 1997 (the "Effective Date") by and between INTERNET LIQUIDATORS INTERNATIONAL INC., a corporation having a principal place of business at 5915 Airport Rd, Suite 330, Mississauga, Ontario L4V 1T1 ("Issuer") and AMERICA ONLINE, INC., a corporation having a principal place of business at 22000 AOL Way, Dulles, Virginia 20166 ("AOL").

BACKGROUND:

1. As more particularly described herein, AOL wishes to acquire, and Issuer wishes to provide, an interest in Issuer by AOL subscribing for previously unissued common shares in the capital of Issuer and by obtaining a warrant to acquire further common shares of Issuer. Issuer is a public company.

2. In conjunction with the subscription, AOL and Issuer will enter into certain agreements which will allow AOL and certain related entities including Digital City, Inc. ("DCI") to use and exploit certain technology of Issuer to interface and/or provide a link for certain of their on-line interactive users to an auction service provided by Issuer on the Internet.

NOW THEREFORE in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

                                  ARTICLE ONE
                                INTERPRETATION
                                --------------

1.1  Definitions.  In this Agreement, unless the context otherwise requires,
     ------------
each capitalized term shall have the meaning attributed thereto in Schedule "A".

1.2  Schedules.  The following are the schedules attached to and forming part of
     ----------
this Agreement:
     Schedule A          Definitions
     Schedule B          Financial Statements
     Schedule C          Subsidiaries
     Schedule D          Options
     Schedule E          Litigation
     Schedule F          Licences
     Schedule G          Opinions of Counsel
     Schedule H          Form of Certificate of Originality
     Schedule I          Auction Services Agreement
     Schedule J          DCI Term Sheet
     Schedule K          Shareholders' Agreement
     Schedule L          Registration Rights Agreement
     Schedule M          Material Contracts
     Schedule N          Form of Warrant
     Schedule O          Intellectual Property Rights
     Schedule P          Major Shareholder Interests

     Schedule Q          Encumbrances
     Schedule R          Yankee Auction Functional Specifications

1.3   Headings.  The headings in this Agreement are for convenience of reference
      ---------
only and shall not affect the construction or interpretation hereof.

1.4   Extended Meanings.  Words in the singular include the plural and vice-
      ------------------
versa and words in one gender include all genders.

1.5   Entire Agreement.  This Agreement and Schedules hereto constitute the
      -----------------
entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, oral or written, between the Parties. The execution of this Agreement has not been induced by, nor do either of the Parties rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgements not expressly made in this Agreement or in the agreements and other documents to be delivered pursuant hereto.

1.6   Currency.  Unless otherwise indicated, all dollar amounts referred to in
      ---------
this Agreement are in U.S. funds.

1.7   Invalidity.  If any of the provisions contained in this Agreement is found
      -----------
by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

1.8   Governing Law.  This Agreement shall be governed by and construed in
      --------------
accordance with the laws of Ontario and the federal laws of Canada applicable therein (excluding any provisions that would result in the application of the law of another jurisdiction) and shall be treated, in all respects, as an Ontario contract. Issuer submits to the non-exclusive jurisdiction of the Courts of Virginia and the U.S. Federal Court and AOL submits to the non-exclusive jurisdiction of the Courts of Ontario.

1.9   Tender.  Unless otherwise indicated, any tender of documents or money
      -------
hereunder may be made upon the Parties or their respective counsel and money shall be tendered by wire transfer in U.S. or Canadian funds, as applicable, from a U.S. or Canadian bank or by negotiable cheque or draft and certified by a U.S. or Canadian bank.

1.10  Performance on Holidays.  If anything is required to be done or any action
      ------------------------
is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

1.11  Calculation of Time.  In this Agreement, a period of days shall be deemed
      --------------------
to begin on the first day after the event which began the period and to end at midnight (Toronto time) on the last day of the period, except that if the last day of the period does not fall on a Business Day, the period shall terminate at midnight (Toronto time) on the next Business Day.


                                  ARTICLE TWO
                        PURCHASE OF SHARES AND WARRANT
                        ------------------------------

2.1  Purchase of Shares and Warrant.  Subject to the terms of this Agreement,
     -------------------------------
AOL agrees to subscribe for and purchase, and Issuer agrees to issue and sell to AOL, the Shares and the Warrant, in two stages as follows:

     (a) At the First Closing, 500,000 Shares ("Stage One Shares") and the Warrant;

     (b) On July 1, 1997, an additional 500,000 Shares ("Stage Two Shares")(the "Second Closing").

AOL is only required to purchase the Stage Two Shares if the Stage Two Conditions are fulfilled.

2.2  Subscription Price and Payment.  The purchase price for the Shares and for
     -------------------------------
the Warrant shall be an aggregate purchase price of $1,000,000 Cdn. (the "Subscription Price") which shall be paid in cash and Advertising Credits as follows:

     (a)  For Stage One Shares and Warrant, $500,000 Cdn in Advertising Credits;

     (b)  For Stage Two Shares, at AOL's option:

          (i)      $500,000 Cdn.; or

          (ii) $500,000 Cdn in Advertising Credits expiring on the first anniversary of the First Closing.

AOL agrees that if Issuer has (i) satisfied the Yankee Auction Condition; (ii) Cleared Title, (iii) completed the Loan Repayment and (iv) raised an additional $425,000.00 CDN in equity all within 60 days of the First Closing they may on request require AOL to pay Issuer $250,000 Cdn in return for the cancellation of $250,000 Cdn of unused Advertising Credits granted to the Issuer on the First Closing and AOL agrees to do so within 10 Business Days. Issuer covenants and agrees to purchase, in aggregate, advertising on AOL's online service at rate card rates ($60 CPM), the rate typically charged to comparable advertisers for a comparable volume of advertising, equal to the aggregate amount of all cash contributed by AOL for the Shares before (a) June 30, 1997 with respect to any cash paid for the Stage One Shares and (b) February 21, 1998 with respect to any cash paid for Stage Two Shares.

2.3  Share and Warrant Certificate.  Issuer shall deliver to AOL at each of the
     ------------------------------
Closings, one share certificate representing the Shares and, if applicable one warrant certificate representing the

Warrant, bearing appropriate legends to indicate the applicable hold period and to reference the restrictions in the Shareholders' Agreement, registered in the name of AOL. On each Closing, Issuer shall cause AOL or such nominee to be entered on the books of Issuer as the holder of the applicable Shares and Warrant, if any.

2.4    Place of Closings.  The Closings shall take place at the Closing Time at
       ------------------
the offices of Fasken Campbell Godfrey, Suite 3700, Toronto-Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario, or at such other place as may be agreed upon by Issuer and AOL.


                                 ARTICLE THREE
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

3.1    Representations and Warranties of Issuer.  Issuer represents and warrants
       -----------------------------------------
to AOL as follows and acknowledges that AOL is relying upon such representations and warranties in entering into this Agreement and completing the transactions contemplated hereby.

3.1.1  Corporate Matters.
       ------------------

(a) Issuer and each of the Subsidiaries is a corporation duly incorporated, organized and validly existing in good standing under the laws of its jurisdiction of incorporation. No proceedings have been taken or authorized by any of Issuer, any Subsidiary or, to the best of Issuer's knowledge, by any other Person with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of Issuer or any of the Subsidiaries.

(b) Issuer has all necessary power and capacity to execute and deliver, and to observe and perform their covenants and obligations under, this Agreement and the Closing Documents to which each is a party. Issuer has taken all corporate action and caused all necessary shareholder action to authorize the execution and delivery of, and the observance and performance of their covenants and obligations under, this Agreement and the Closing Documents to which each is a party including, without limitation, the issuance and delivery of the Shares and Warrant.

(c) Issuer and the Subsidiaries have all necessary power and authority to own or lease the Assets and to carry on the Business as at present carried on. Issuer and the Subsidiaries possess all Licences material to the conduct of the Business. Neither the nature of the Business nor the location or character of any of the Assets requires any of Issuer or the Subsidiaries to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation or to be in good standing in any jurisdiction other than jurisdictions where it is duly registered, licensed or otherwise qualified and in good standing for such purpose.

(d) This Agreement has been, and each Closing Document to which Issuer is a party will on

Closing be, duly executed and delivered by Issuer, and this Agreement constitutes, and each Closing Document to which Issuer is a party will on Closing constitute, a valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms.

(e) A true copy of the Articles and all by-laws of the Issuer each as amended to date and currently in effect have been delivered to AOL by Issuer. The Articles and such by-laws of the Issuer constitute all of the constating documents and by-laws of the Company, are complete and correct and are in full force and effect, subject to confirmation of Issuer's general by-laws by their shareholders.

3.1.2  Authorized and Issued Capital of Issuer.  The authorized capital of
       ----------------------------------------
Issuer consists of an unlimited number of common shares and an unlimited number of preference shares issuable in series. No more than 10,700,000 common shares are outstanding and such shares are fully paid and non-assessable shares. Except as listed in Schedule D, no other Voting Securities, Convertible Securities or Rights of Issuer have been issued or are outstanding.

3.1.3  Options.
       --------

(a) Except as listed in Schedule "D", no Person other than AOL, has any oral or written agreement, option, warrant, right, privilege or any other right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise), for the purchase, subscription or issuance of any Voting Securities, Convertible Securities or Rights of Issuer. Issuer has no agreement or obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Issuer have been offered, issued and sold by the Issuer in compliance with Applicable Laws. Except as set forth in Schedule "D", there are no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Issuer's capital stock, other than rights to which AOL is entitled as set forth in this Agreement.

3.1.4  Subsidiaries.  Issuer owns all of the issued shares and Voting
       -------------
Securities, Convertible Securities and Rights of each Subsidiary and the Subsidiaries are all of the bodies corporate of which any of Issuer or the Subsidiaries holds or has agreed to acquire any shares, Voting Securities, Convertible Securities or Rights. None of Issuer or the Subsidiaries is or has agreed to become a partner, member, owner, proprietor or equity investor of or in any partnership, joint venture or other management or business association or to acquire or lease any other business operation.

3.1.5  Insurance.  Issuer and the Subsidiaries maintain valid policies of
       ----------
insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated. There is no default under any such policy, nor, to the knowledge of Issuer or the Subsidiaries, has any event occurred which with notice, lapse of time or both would constitute a material default thereunder.

3.1.6  Financial Statements.  The Financial Statements:
       ---------------------

(a) have been prepared from and in accordance with the books and records of Issuer and its Subsidiaries in accordance with Generally Accepted Accounting Principles (except as disclosed in the notes thereto) applied on a basis consistent with that of the preceding periods;

(b) present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of Issuer and the Subsidiaries and the results of the operations of Issuer and the Subsidiaries as at the date thereof and for the periods covered thereby; and

(c) contain or reflect adequate reserves for all known or reasonably anticipated liabilities and obligations of Issuer and the Subsidiaries of any nature, whether absolute, contingent or otherwise, as at the date thereof.

No information has come to the attention of Issuer or any Subsidiary that would render the Financial Statements incomplete or inaccurate in any material respect.

3.1.7  Undisclosed Liabilities.  None of Issuer or the Subsidiaries has any
       ------------------------
known or reasonably anticipated liabilities (whether accrued, absolute, contingent or otherwise) of any kind and whether due or to become due, except:

(a)    liabilities disclosed or provided for in the Financial Statements; and

(b) liabilities incurred in the ordinary course of business from and after the Financial Disclosure Date which are consistent with past practice, are not, in the aggregate, material and adverse to the Business, Assets, financial condition or results of operations of Issuer and the Subsidiaries, and do not violate any covenant or obligation contained in this Agreement or constitute a breach of any representation or warranty made in or pursuant to this Agreement.

3.1.8  Absence of Changes.  Since the Financial Disclosure Date:
       -------------------

(a) Issuer and each of the Subsidiaries has conducted the Business in the ordinary course, has not incurred any debt, obligation or liability out of the ordinary course of business or of an unusual or extraordinary nature and has used its best efforts to preserve the Business and the Assets;

(b) there has not been any change in the condition of the Business or the Assets or the financial condition or results of operations of any of Issuer, the Subsidiaries or the Business other than changes in the ordinary course of business, and such changes have not, either individually or in the aggregate, been materially adverse or have had or may be reasonably expected to have, either before or after the Closing Time, a material adverse effect on the Business, the Assets or the future prospects of any of Issuer, any of the Subsidiaries or the Business; and

(c) to the best of Issuer's knowledge, there has not been any change in, or creation of, any Applicable Law, any revocation of any Licence or any damage, destruction, loss, labour dispute or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting any of Issuer, any Subsidiary, the Business or the Assets or the future prospects of any of Issuer, the Subsidiaries or the Business.

3.1.9  Tax Matters.  Issuer and each of the Subsidiaries has filed all Tax
       ------------
Returns within the times and in the manner prescribed by law. Issuer and each Subsidiary has paid all Taxes due and payable and has paid all installments and made all other remittances required to be made on account of Taxes payable by them. No Tax Return has been reassessed nor has there been any notice of reassessment by any taxing authority and there are no actions, audits, assessments, reassessments, suits, appeals, proceedings, investigations or claims now pending or, to the best of Issuer's knowledge, threatened against Issuer or any Subsidiary in respect of Taxes or governmental charges by any Governmental Agency relating to claims for additional Taxes or assessments with reference to any of Issuer, the Subsidiaries, the Assets or the Business. There is in effect no waiver of applicable limitation of liability statutes with respect to any Taxes owed by Issuer or any Subsidiary. The provision for Taxes reflected in the Financial Statements is adequate for all Tax liabilities, whether or not yet due and payable and whether or not disputed or under appeal, for the periods covered by the Financial Statements and for all prior periods and none of Issuer or the Subsidiaries has any liability for any Tax in respect thereof of any nature other than those described in the Financial Statements and those arising in the ordinary course of its business since the Financial Disclosure Date.

3.1.10 Absence of Conflicting Agreements.  None of the execution and delivery
       ----------------------------------
of, or the observance and performance by Issuer of any covenant or obligation under this Agreement or any Closing Document to which it is a party including the issuance of Shares pursuant to the exercise of the Warrant, or the Closing, contravenes or results in, or will contravene or result in, a material violation of or a material default under (with or without the giving of notice or lapse of time, or both), or in the acceleration of any material obligation under:

(a)  any Applicable Law;

(b)  any Licence held by or for Issuer, a Subsidiary or the Business;

(c) the articles, by-laws, directors' or shareholders' resolutions of Issuer or any Subsidiary; or

(d) any other agreement, lease, mortgage, security document, obligation or instrument to which Issuer or any Subsidiary is a party, or by which it or its Assets are bound.

The representation and warranty in Section 3.1.10(b) shall not apply to Generic Software.

3.1.11  Consents, Approvals, Etc.  Subject to those certain filings with
        -------------------------
Canadian securities authorities identified in Section 3.1.19, no consent, approval, Licence, Order or authorization, registration, declaration or filing with any Governmental Agency or other Person is required by Issuer or any Subsidiary, or with respect to the Business, in connection with (a) the Closing or (b) the execution and delivery by Issuer of, and the observance and performance by Issuer of their obligations under, this Agreement and the Closing Documents to which either is a party.

3.1.12  Restrictions on Business.  Other than statutory provisions and
        -------------------------
restrictions of general application to the Business or to corporations governed by the Act, none of Issuer or any Subsidiary is a party to any agreement, lease, mortgage, security document, obligation or instrument, or subject to any restriction in its articles or by-laws or directors' or shareholders' resolutions or subject to any restriction imposed by any Governmental Agency or subject to any Applicable Law which could materially restrict or interfere with the conduct of the Business or which could materially limit or restrict or otherwise adversely affect the Assets or the financial condition of Issuer on a consolidated basis.

3.1.13  Compliance with Applicable Law.  Each of Issuer and the Subsidiaries has
        -------------------------------
conducted and is conducting the Business in compliance with all Applicable Laws, and is not in breach of any Applicable Laws except for breaches which in the aggregate are not material to Issuer and the Subsidiaries. For the purposes of this Section Applicable Laws means the laws of Canada and the Provinces therein and the laws of the United States of America and the States therein.

3.1.14  Litigation. Except as disclosed in Schedule E, there is no claim,
        -----------
demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding including appeals and applications for review, in progress against or relating to Issuer or any Subsidiary or affecting the Shares, the Warrant, the Assets or the Business which, if determined adversely, might materially and adversely affect any of Issuer, any Subsidiary, the Shares, the Warrant, the Business or the Assets or the validity of the Agreement or any of the Closing Documents, nor are any of the same pending or to the best of the knowledge of Issuer threatened. To the knowledge of Issuer and the Subsidiaries, no event has occurred and no condition exists or the basis for which any of the foregoing might properly be instituted or commenced. There is not at present outstanding against any of Issuer or any Subsidiary any Order that materially and adversely affects Issuer, any Subsidiary, the Business or the Assets in any way or that in any way relates to this Agreement or the transactions contemplated hereby.

3.1.15  Title to Properties.  Except as disclosed in the Financial Statements
        --------------------
and Schedule Q, Issuer and the Subsidiaries have good and marketable title to all of the Assets, free and clear of all Encumbrances except for Permitted Encumbrances.

3.1.16  Title to Shares and Warrant.  The Shares and the Warrant shall be duly
        ----------------------------
authorized and created and upon the applicable Closing shall be validly issued and outstanding and the Shares shall be fully paid and non-assessable shares in the capital of Issuer, free and clear of all rights, liens or other Encumbrances except Permitted Encumbrances. Upon payment of the exercise price, the shares issuable upon exercise of the Warrant will be fully paid and non-assessable, free and clear of all rights, liens and Encumbrances other than Permitted Encumbrances.

3.1.17  No Expropriation.  None of Issuer or any Subsidiary has received any
        -----------------
notice of expropriation of any of the Assets. None of Issuer or any Subsidiary is aware of any expropriation proceeding, pending or threatened against or affecting any of the Assets.

3.1.18  Licences.  The only Licences necessary or desirable for the operation of
        ---------
the Business and the ownership of the Assets are listed in Schedule F and are in full force and effect unamended. Issuer or each Subsidiary, as the case may be, is in compliance in all material respects with all the terms and conditions relating to such Licences and there are no proceedings in progress, or to the best of the knowledge of Issuer, pending or threatened, which may result in revocation, cancellation, suspension or any adverse modification of any of such Licences. No Licence is void or voidable as a result of the completion of the transactions contemplated hereby or by the Closing Documents or by the exercise of the Warrant nor is any consent or approval of any Person required to assure the continued validity and effectiveness of any Licence in connection with the purchase of the Shares, this Agreement, any Closing Document or by the exercise of the Warrant or the transactions contemplated hereby or thereby.

3.1.19  Securities Legislation.  Issuer is a "reporting issuer" in Ontario and
        -----------------------
is not in default under applicable securities legislation in such province. In particular, without limiting the foregoing, Issuer is in compliance with its obligations to make timely disclosure of all material changes relating to it and since the end of the Issuer's last completed fiscal year (other than in respect of material change reports filed on a confidential basis and thereafter made public or material change reports filed on a confidential basis and in respect of which the material change never came to fruition) no such disclosure has been made on a confidential basis and there is no material change relating to Issuer which has occurred and with respect to which the requisite material change statement has not been filed, except to the extent that this Agreement constitutes a material change. Issuer is not in default of any requirements of such securities legislation, and the issuance of the Shares and the Warrant to AOL will be made in compliance with all applicable Canadian securities legislation. Subject to the filing of a Form 27, Material Change Report and a press release following the execution hereof and the Closing, the issuance of the Shares and Warrant to AOL, and any subsequent exercise of rights under the Warrant, will not result in any contravention of any applicable Canadian securities legislation or the regulations thereunder (subject to filings required on Warrant exercise).

The issuance of the Shares and the Warrant is exempt from the registration and prospectus requirements of securities legislation of the Province of Ontario and no prospectus will be required and no other document must be filed, proceeding taken or approval obtained in Ontario to permit the offering, issue, sale and delivery of the Shares and the Warrant to AOL or for the exercise of the Warrant other than the filing of those private placement reports, undertakings and questionnaires referred to above.

The Issuer's Shares are not listed or quoted for trading on any stock exchange or other public market other than the Canadian Dealing Network.

3.1.20  Environmental Matters.  To the best of Issuer's knowledge:
        ----------------------

(a) Issuer, each Subsidiary, the Business and the Assets are in full compliance with all Applicable Laws in respect of environmental matters and are not the subject of any remedial or control action or Order, or any investigation or evaluation as to whether any remedial or control action or Order is needed to respond to an actual or threatened release, discharge, deposit, emission or spill of any hazardous substance, pollutant or contaminant into the environment or any facility or structure;

(b) none of Issuer or the Subsidiaries is or may be liable to any Person as a result of an actual or alleged release, discharge, deposit, emission or spill of any hazardous substance, contaminant or pollutant into the environment or any facility or structure, nor has there been any release, discharge, deposit, emission or spill of any hazardous substance, contaminant or pollutant into the environment or into any facility or structure, which is the subject of or, after the giving of notice or the lapse of time would give rise to, any claim, demand, suit, action, cause of action, dispute, proceeding or Order relating to the violation of Applicable Laws in respect of environmental matters, nor is there any basis for any thereof being commenced; and

(c) Issuer and each Subsidiary has complied in all material respects with all environmental reporting and inspection requirements of all Governmental Agencies having jurisdiction over it. All pollution control equipment operated as part of the Business is effective in meeting applicable emissions limits and effluent pre-treatment standards.

3.1.21  Significant Shareholders.   Except as set forth in Schedule "P" there
        -------------------------
are no loans, leases, licences, guarantees, contracts, transactions, understandings or other arrangements or any nature between the Issuer or any Subsidiary and any officer, director or ten percent (10%) stockholder of the Issuer or any family member or affiliate of the foregoing persons. All persons owning ten percent (10%) or more of the presently outstanding common shares, are listed on Schedule "P".

3.1.22  Material Contracts.  Except as set forth in Schedule "M" and except as
        -------------------
contemplated by this Agreement, neither Issuer nor any Subsidiary is a party or subject to or bound by:

       (a) any contract, lease or agreement creating any obligation of the Issuer or any Subsidiary to pay to any third party $50,000 or more with respect to any single such contract or agreement, except for purchase orders entered into in the ordinary course of business;

     (b) any contract or agreement for the sale, license, lease or disposition of products in excess of $50,000;

     (c) any contract containing covenants directly or explicitly limiting the freedom of the Issuer or any Subsidiary to compete in any line of business or with any person or entity;

     (d) any license agreement (as licensor or licensee) other than licenses to Generic Software;

     (e) any contract or agreement for the purchase of any leasehold improvements, equipment or fixed assets for a price in excess of $50,000;

     (f) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing in excess of $50,000 or any pledge or security arrangement except as disclosed in Schedule Q;

     (g) any material joint venture, partnership, manufacturing, development or supply agreement;

     (h) any employment contracts, or agreements with officers, directors, employees or stockholders of the Issuer or any Subsidiary or persons or organizations related to or affiliated with any such persons;

     (i) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Issuer or any Subsidiary, including without limitation any agreement relating to the capital stock of the Issuer or any Subsidiary, including without limitation any agreement relating to anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

     (j)  any pension, profit sharing, retirement or stock option plans;

     (k) any royalty, dividend or similar arrangement based on the sales volume of the Issuer or any Subsidiary

     (l)  any acquisition, merger or similar agreement; or

     (m)  any other contract not executed in the ordinary course of business.

  All of such agreements and contracts are valid, binding on the Issuer or Subsidiary and in full force and effect, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice of hearing.

Neither Issuer nor any Subsidiary, nor, to the knowledge of the Issuer or any Subsidiary, any other party is in material default under any of such agreements or contracts (nor, to the knowledge of the Issuer or any Subsidiary, has any event occurred which with notice, lapse of time or both would constitute a material default thereunder), except to the extent that any such default would not have a material effect on the assets, liabilities, properties, business or proposals of the Issuer or any Subsidiary, and the Issuer or any Subsidiary has not received notice of any alleged default under any such contract, or agreement.

3.1.23  Intellectual Property Rights.
        -----------------------------

        (a)    Rights

               Schedule "O" contains a true and complete list of all Intellectual Property Rights which have been registered, or for which applications for registration have been filed in any jurisdiction.

        (b)    Ownership

               Except for Permitted Encumbrances, the Issuer is the exclusive owner of the Technology and all right, title and interest in and to the Technology, free and clear of all Encumbrances and the Issuer has no knowledge of any claim of adverse ownership in any Technology. Except as set forth in Schedule "O", Issuer has not:

               (i) granted any third party licence or other right to any of the Intellectual Property Rights; or

               (ii) made any contract or arrangement whereby it may be liable for any royalty or other compensation for the use of the Intellectual Property Rights.

        (c)    Validity

               The Intellectual Property Rights are in good standing and to the best of the Issuer's knowledge have not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intellectual Property Rights. All registrations and filings necessary to preserve the rights of the Issuer in and to the Intellectual Property Rights have been made.

        (d)    Complete

               The Technology is sufficient and complete to enable the Issuer to carry on the Business as currently carried on and to perform its obligations under this Agreement and any related Closing Documents including the Auction Services Agreement.

                (e)      Infringements by Issuer

                         Except as set forth in Schedule "O", there is no:

                         (i)  (1)  claim of adverse ownership or invalidity or
                                   other opposition to or conflict with Issuer's ownership of the copyright, trade marks or trade secrets forming part of the Technology or the manner it is used in respect of the Business nor to the best of the knowledge of Issuer are there any such claims with respect to any other intellectual property forming part of the Technology; or

                              (2)  pending or threatened suit, proceeding,
                                   claim, demand, action or investigation of any nature or kind, to the best of the knowledge of Issuer, against Issuer relating to the Technology or the manner it is used in respect of the Business; or

                         (ii) claim of which the Issuer has received notice
                              (formal or informal) or is otherwise aware that any products, software or services manufactured, produced, used or sold by the Issuer or any process, method, packaging, advertising, or material that the Issuer employs in the manufacture, marketing, licensing or sale of any such product, software or service, or the use of any of the Technology breaches, violates, infringes or interferes with any rights of any Person or requires payment for the use of any copyright, trade mark or trade secret, know-how or technology of another Person or, to the best of Issuer's knowledge any other intellectual property of any Person.

     (f)  Licenses and Covenants Not to Sue

          Schedule "O" sets forth a complete and correct list and brief description of all judgments, covenants of Issuer not to sue, permits, grants, franchises, licenses and other agreements and arrangements relating to any of the Technology owned by Issuer which bind, obligate or otherwise restrict either of them.

     (g)  Third Party Infringements

          There are no infringements of, passing-off related to, or other interference with the Technology by third parties of which the Issuer has received notice (formal or informal) or is otherwise aware.

     (h)      Protection of Confidentiality

              Issuer has taken commercially reasonable precautions and made commercially reasonable efforts to protect their trade secrets and secure the confidentiality of their customer lists, and other proprietary information.

3.1.24        Major Suppliers and Customers.  To the knowledge of the Issuer, no
              ------------------------------
major supplier or customer has any intention to change its relationship or any material terms upon which it will conduct business with Issuer or the Subsidiaries. There has been no interruption to or discontinuity in any customer or supplier arrangements or relationships referred to in this Section and Issuer and the Subsidiaries have not entered into any fixed price commitments (whether written or oral) which extend beyond the Closing Date of the First Closing.

3.1.25       Material Change Reports.  Since the Financial Disclosure Date,
             -----------------------
other than in respect of material change reports filed on a confidential basis and in respect of which the material change so reported did not come to fruition and other than this Agreement and in respect of the Torstar transaction:

(a) there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Issuer or its Subsidiaries which requires disclosure under applicable securities legislation and that has not been publicly disclosed;

(b) there has not been any material change in the capital stock or long-term debt of the Issuer or its Subsidiaries which requires disclosure under applicable securities legislation and that has not been publicly disclosed; and

(c) there has not been any material change in the business, business prospects, condition (financial or otherwise) or results of the operations of the Issuer or its Subsidiaries which requires disclosure under applicable securities legislation and that has not been publicly disclosed.

3.1.26  Information Record.  No portion of the Issuer's Information Record
        -------------------
contained a misrepresentation as at its date of public dissemination.

3.1.27  Reportable Disagreement.  During the last five (5) completed fiscal
        ------------------------
years there has never been any reportable disagreement (within the meaning of National Policy Statement No. 31 of the Canadian Securities Administrators) with the present or any former auditor of the Issuer.

3.1.28  Canadian Dealing Network.  The Issuer shall use its best efforts
        -------------------------
exercised in a commercially reasonable manner to ensure that the Shares will continue to be quoted on the Canadian Dealing Network upon their issue.

3.1.29  Employees.  None of the employees of the Issuer or any Subsidiary is
        ----------
represented by any labour union, and, to the best of Issuer's knowledge, there is no labour strike or other labour trouble pending or threatened with respect to the Issuer or any Subsidiary (including, without limitation, any organizational drive).

3.1.30  Disclosure.  No representation or warranty of the Issuer in this
        -----------
Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation or warranty not misleading to a prospective buyer of the Shares or Warrant seeking full information as to the Business and the Assets. Without limiting the scope of the foregoing, none of Issuer or any Subsidiary is aware of any change, event or occurrence related to the Business that has taken place or is pending that has, or in the future would have, a material adverse effect on the value of the Shares, the Warrant, the Assets or the Business which is not the result of general industry trends. The copies of documents concerning Issuer, the Subsidiaries, the Business and the Assets delivered to AOL on or prior to the date hereof are true and complete in all material respects.

3.2     Representations and Warranties of AOL.  AOL represents and warrants to
        --------------------------------------
Issuer as follows and acknowledges that Issuer is relying upon such representations and warranties in connection with entering into this Agreement and completing the transactions contemplated hereby.

3.2.1   Incorporation.  AOL is a company duly incorporated, organized and
        -------------
validly existing in good standing under the laws of Delaware.

3.2.2  Power, Capacity and Authority.  AOL has all necessary power and capacity
       ------------------------------
to execute and deliver, and to observe and perform its covenants and obligations under, this Agreement and the Closing Documents to which it is a party. AOL has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, this Agreement and the Closing Documents to which it is a party.

3.2.3  Enforceability of Obligations.  This Agreement has been, and the Closing
       ------------------------------
Documents to which AOL is a party will on Closing be, duly executed and delivered by AOL and this Agreement constitutes, and each of the Closing Documents to which AOL is a party will on Closing constitute, a valid and binding obligation of AOL enforceable against AOL in accordance with its terms.

3.2.4  Absence of Conflicting Agreements.  None of the execution and delivery
       ----------------------------------
of, or the observance and performance of, by AOL of, any covenant or obligation under, this Agreement or any Closing Document to which it is a party or the Closing contravenes or results in (with or without the giving of notice or lapse of time, or both) or will contravene or violate in any material respect or result in any material breach or default of, or acceleration of any obligation under:

(a)  any Applicable Law to AOL;

(b)  any Licence held by AOL;

(c)    the articles, by-laws, directors' or shareholders' resolutions of AOL; or

(d) any other agreement, lease, mortgage, security document, obligation or instrument to which AOL is a party, or by which it or its assets are bound.

3.2.5  Consents, Approvals, Etc.  No consent, approval, Licence, Order or
       -------------------------
authorization, registration, declaration or filing with any Governmental Agency is required by AOL in connection with (a) the Closing or (b) the execution and delivery by it of, or the observance and performance of its obligations under, this Agreement or the Closing Documents to which it is a party.

3.3    Commission.  Each Party represents and warrants to the other Party that
       ----------
the other Party will not be liable for any brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, the first mentioned Party.

3.4    Qualification of Representations and Warranties.  The representations or
       ------------------------------------------------
warranties made by a Party under Sections 3.1.1(d), 3.1.18, 3.1.22 and 3.2.3 as to the enforceability of this Agreement or the Closing Documents against such Party is subject to the following qualifications:

(a) specific performance, injunctive relief and other equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy; and

(b) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting enforceability of creditors' rights.

3.5   Non-Waiver.  No investigations made by or on behalf of AOL at any time
      -----------
shall waive, diminish the scope of or otherwise affect any representation or warranty made by Issuer in this Agreement or any Closing Document or any document delivered pursuant to any of them.

3.6   Survival of Issuer Representations, Warranties, Covenants and Agreements.
      -------------------------------------------------------------------------
All representations, warranties, covenants and agreements made by Issuer in or pursuant to this Agreement shall survive the Closings as follows:

(a) the representations and warranties set forth in Sections 3.1.1 to 3.1.4 inclusive, 3.1.9, 3.1.16, 3.1.21, 3.1.23, 3.1.28 and Section 3.3 shall survive beyond the Closings and continue without time limit;

(b) all of the other representations and warranties contained in this Agreement or in any Closing Document shall unless expressly stated otherwise survive only for a period of 2 years from the First Closing. After such period, Issuer shall not have any further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period; and

(c) the covenants and agreements of Issuer contained in this Agreement shall survive the Closings and continue in accordance with Applicable Law.

3.7   Survival of AOL Representations, Warranties, Covenants and Agreements.
      ---------------------------------------------------------------------
All representations warranties, covenants and agreements made by AOL in or pursuant to this Agreement shall survive the Closings as follows:

(a) the representations and warranties set forth in Sections 3.2.1 to 3.2.3 inclusive and Sections 3.3 and 4.4 shall survive beyond the Closings and continue without time limit;

(b) all of the other representations and warranties contained in this Agreement or in any Closing Document shall unless expressly stated otherwise survive only for a period of 2 years from the First Closing. After such period, AOL shall have no further liability hereunder with respect to such representations and warranties except with respect to claims properly made within such period; and

(c) the covenants and agreements of AOL contained in this Agreement shall survive the Closings and continue in accordance with Applicable Law.

3.8   Knowledge of Issuer.  Where any representation or warranty contained in
      --------------------
this Agreement is expressly qualified by reference to the "knowledge" of Issuer, it shall be deemed to refer to the knowledge of each of Issuer and any of the Subsidiaries and Issuer confirms that it has made due and diligent inquiry of such Persons (including without limitation appropriate officers of Issuer and the Subsidiaries) as it considers necessary as to the matters that are the subject of such representations and warranties.


                                 ARTICLE FOUR
                        OTHER COVENANTS OF THE PARTIES
                        ------------------------------

4.1   Obligation of Issuer.  From the date hereof to the First Closing, Issuer
      ---------------------
shall act, and shall cause the Subsidiaries to act, as set forth in this Article 4.1.

4.1.1 Conduct Business in Ordinary Course.  Except as otherwise contemplated or
      ------------------------------------
permitted by this Agreement, Issuer and the Subsidiaries shall conduct the Business in the ordinary course and shall not, without the prior written consent of AOL, enter into any transaction outside the ordinary course of business which, if entered into before the date hereof, could cause any representation or warranty of Issuer contained herein to be incorrect or constitute a breach of any covenant or agreement of Issuer contained herein.

4.1.2 Action by Issuer and Subsidiaries.  Each of Issuer and the Subsidiaries
      ----------------------------------
shall at their sole cost take all action which may be necessary to ensure that the representations and warranties contained herein shall be true and correct in all material respects at the First Closing.

4.1.3  Access for Investigation.  Each of Issuer and the Subsidiaries shall
       -------------------------
permit AOL and its employees, agents, counsel and accountants or other representatives, without interference to the ordinary conduct of the Business, to have free and unrestricted access during business hours to the properties of Issuer and the Subsidiaries and to all the books, accounts and records relating to each of Issuer, the Subsidiaries, the Business, the Assets and to the employees of the Business. Issuer and each of the Subsidiaries shall furnish to AOL such financial and operating data and other information with respect to the Business and the Assets as AOL shall from time to time reasonably request. Issuer agrees that AOL may conduct such environmental investigations and tests on the properties of Issuer and the Subsidiaries as AOL considers necessary.

4.1.4  Disclosure.  Issuer shall forthwith disclose in writing to AOL in
       -----------
supplemental schedules any matter arising other than in the ordinary course of business which has become known to it prior to the First Closing which is inconsistent in any material respect with any of the representations and warranties contained herein. Except as otherwise expressly agreed by AOL, no such disclosure shall cure any misrepresentation or breach of warranty for the purposes of Section 6.1.1 hereof.

4.1.5  Reporting Issuer Status.  Issuer shall use its best efforts exercised in
       -------------------------
a commercially reasonable manner to maintain its status as a reporting issuer not in default of any requirements of the Securities Act (Ontario) and the regulations thereunder and shall use its best efforts not to be in default of any requirement of any securities laws or regulations to which Issuer is subject.

4.2    Actions to Satisfy Closing Conditions.  Each of the Parties shall take
       -------------------------------------
all such action as is within its power to control, and shall use reasonable efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with and satisfaction of all conditions set forth in Article 6 which are for the benefit of any Party. The Parties will cooperate in exchanging such information and providing such assistance as may be reasonably required in connection with the foregoing.

4.3   Injunctions.  If any court having jurisdiction over either Party or any of
      ------------
the Subsidiaries issues any injunction, decree or similar order prior to the Closing Time which would prohibit or materially restrict or hinder the Closing, the Parties shall use their respective reasonable efforts to have such injunction, decree or order dissolved or otherwise eliminated as promptly as possible and, in any event, prior to the Closing Time.

4.4   Subscriber Representations   AOL represents and warrants to Issuer as
      ---------------------------
follows and acknowledges that Issuer is relying upon such representations and warranties in connection with entering into this Agreement and completing the transactions contemplated hereby.

4.4.1  Accredited Investor  AOL is an accredited investor ("Accredited
       -------------------
     investor") as defined in Rule 501(a) under the United States Securities Act of 1933 (the "1933 Act"), and is acquiring the Shares (the "Subject Securities") for its own account or for the account of an Accredited Investor as to which it exercises sole investment discretion, and not with a view to any resale, distribution or other disposition of the Subject Securities in violation of the United States securities laws or applicable state securities laws;

4.4.2  Exempt Sale  AOL is aware that the Subject Securities have not been and
       -----------
       will not be registered under the 1933 Act and that the sale to it of such securities is being made in reliance on a private placement exemption from such registration, and the Subscriber certifies that: (a) it is and will be acquiring the Subject Securities for its own account or for the account of another accredited investor; and (b) it has received all information, financial and otherwise, with respect to the Issuer which it has requested and has had access to such additional information, if any, concerning the Issuer as it has considered necessary in connection with its investment decision to acquire the Subject Securities;

4.4.3  Sophisticated Investor  AOL has such knowledge and experience in
       -----------------------
       financial and business matters as to be capable of evaluating the merits and risks of its investment in the Subject Securities and is able to bear the economic risks of such investment;

4.4.4  U.S. Resident  AOL and any account for which it is purchasing Subject
       -------------
       Securities are resident in the United States;

4.4.5  Restricted Securities  AOL acknowledges that the Subject Securities will
       ---------------------
       be "restricted securities" for the purposes of the 1933 Act and agrees that if it shall decide to offer, sell or otherwise transfer, pledge or hypothecate any of such securities, the same may be offered, sold or otherwise transferred, pledged or hypothecated only (a) to the Issuer,
       (b) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act, (c) inside the United States in accordance with Rule 144 under the 1933 Act, if available, and in compliance with any applicable state securities laws; or (d) pursuant to another exemption from registration under the 1933 Act and any applicable state securities laws;

4.4.6. Legend  AOL understands that all certificates representing the Subject
       ------
       Securities purchased by it as well as all certificates issued in exchange therefor, or in substitution thereof will bear a legend to the following effect:

       "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

      DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.";

      provided that if Subject Securities are being sold outside the United
      --------
      States in compliance with the requirements of Rule 904 of Regulation S, any such legend may be removed by providing a declaration to the registrar and transfer agent to the following effect or as the Issuer may prescribe from time to time:

      "The undersigned (a) acknowledges that the sale of the securities of Internet Liquidators International Inc. (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act") and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either
      (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of The Toronto Stock Exchange, The Montreal Exchange, The Alberta Stock Exchange or the Vancouver Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities and (4) the transaction is not, although in technical compliance with Rule 904 of Regulation S, part of a plan or scheme to evade the registration requirements of the 1933 Act. Terms used herein have the meanings given to them by Regulation S."; and

4.4.7 Transfer Restriction  AOL understands and acknowledges that the Issuer
       --------------------
      has the right to instruct its transfer agent and registrar not to record a transfer by any person in the United States without first being notified by the Issuer that it is satisfied that such transfer is exempt from or not subject to registration under the 1933 Act and any applicable state securities laws.


                                 ARTICLE FIVE
                                INDEMNIFICATION
                                ---------------

5.1  Definitions.  As used in this Article 5:
     ------------

"Affiliate" has the meaning attributed thereto in the Act;

"Claim" means any act, omission or state of facts and any demand, action, suit or proceeding which may constitute or give rise to a right to indemnification under Sections 5.2 or 5.3 hereof;

"Direct Claim" means any Claim by an Indemnified Party against an Indemnifier which does not result from a Third Party Claim;

"Indemnified Loss" means any loss, liability, damage, cost or expense relating to, resulting from or arising out of any Claim (including, without limitation, the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable legal fees and expenses incurred in connection therewith but excluding loss profits and consequential damages) which is suffered or incurred by an Indemnified Party and for which such Indemnified Party is entitled to indemnification under the provisions hereof;

"Indemnifier" means any Party obligated to provide indemnification under this Agreement;

"Indemnified Party" means any Person entitled to indemnification under this Agreement;

"Indemnity Payment" means any amount of Indemnified Loss required to be paid pursuant to Sections 5.2 or 5.3 hereof; and

"Third Party Claim" means any Claim asserted against the Indemnified Party by any Person who is not a Party or an Affiliate of such a Party.

5.2  Indemnification by Issuer.  Subject to the limits set forth in Section
     --------------------------
5.11, each of Issuer shall indemnify, defend and save harmless AOL and each of its directors, officers, employees, agents and representatives from and against any and all Indemnified Losses suffered or incurred by them, as a direct or indirect result of:

(a) subject to Section 3.6 hereof, any misrepresentation or breach of warranty made or given by Issuer in this Agreement, any Closing Document or in any document delivered pursuant to any of them; or

(b) any failure by Issuer to observe or perform any covenant or obligation contained in this Agreement, any Closing Document or in any document delivered pursuant to any of them to be observed or performed by it.

5.3  Indemnification by AOL.  Subject to the limits set forth in Section 5.11,
     -----------------------
AOL shall indemnify, defend and save harmless Issuer and its subsidiaries and each of its directors, officers, employees, agents and representatives from and against any and all Indemnified Losses suffered or incurred by them, as a direct or indirect result of:

(a) subject to Section 3.7, any misrepresentation or breach of any warranty made or given by AOL in this Agreement, any Closing Document or in any document delivered pursuant to any or them; or

(b) any failure by AOL to observe or perform any covenant or obligation contained in this Agreement, any Closing Document or in any document delivered pursuant to any of them to be observed or performed by it.

5.4  Notice of and the Defense of Third Party Claims.  If an Indemnified Party
     ------------------------------------------------
receives notice of the commencement or assertion of any Third Party Claim, the Indemnified Party shall give the Indemnifier reasonably prompt written notice thereof, but in any event no later than 30 calendar days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifier shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Indemnified Loss that has been or may be sustained by the Indemnified Party. The Indemnifier shall have the right to participate in or, by giving notice to that effect to the Indemnified Party not later than 30 calendar days after receipt of such notice of such Third Party Claim and subject to the rights of any insurer or other third party having potential liability therefor, to elect to assume the defense of any Third Party Claim at the Indemnifier's own expense and by such Indemnifier's own counsel, and the Indemnified Party shall co-operate in good faith in such defense. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim assisted by counsel of its own choosing. If the Indemnified Party has not received notice within such 30 calendar day period that the Indemnifier has elected to assume the defence of such Third Party Claim, the Indemnified Party may, at its option, elect to settle or compromise the Third Party Claim or assume such defence, assisted by counsel of its own choosing and the Indemnifier shall be liable for all costs and expenses paid or incurred in connection therewith.

5.5  Assistance for Third Party Claims.  In the event of any Third Party Claim,
     ----------------------------------
the Indemnifier and the Indemnified Party will use all reasonable efforts to make available to the Party which is undertaking and controlling the defense of such Third Party Claim,

(a) those employees whose assistance, testimony or presence is necessary to assist such Party in evaluating and in defending any Third Party Claim; and

(b) all documents, records and other materials in the possession of such Party reasonably required by such Party for its use in defending any Third Party Claim,

and shall otherwise cooperate with the Party defending such Third Party Claim. The Indemnifier shall be responsible for all expenses associated with making such documents, records and materials available and for all expenses of any employees made available by the Indemnified Party to the Indemnifier hereunder, which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that such employees are assisting the Indemnifier but such expenses shall not exceed the actual cost to the Indemnified Party associated with such employees.

5.6  Settlement of Third Party Claims.  If an Indemnifier elects to assume the
     --------------------------------
defence of any Third Party Claim as provided in Section 5.4 hereof, the Indemnifier shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defence thereof. However, if the Indemnifier fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 calendar days after receiving notice from the Indemnified Party that the

Indemnified Party bona fide believes on reasonable grounds that the Indemnifier has failed to take such steps, the Indemnified Party may, at its option, elect to assume the defence of and to compromise or settle the Third Party Claim assisted by counsel of its own choosing and the Indemnifier shall be liable for all costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnifier shall not enter into any compromise or settlement of any Third Party Claim which would lead to liability or create any financial or other material obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder and the Indemnifier desires to accept such offer, the Indemnifier shall give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within 30 calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifier with respect to such Third Party Claim shall be (a) the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifier notifies the Indemnified Party of the offer of settlement and (b) the actual out-of-pocket amount the Indemnified Party is obligated to pay as a result of continuing to pursue such matter, whichever is the lesser. An Indemnifier shall be entitled to recover from the Indemnified Party any additional expenses incurred by such Indemnifier as a result of the decision of the Indemnified Party to contest or defend such Third Party Claim.

5.7  Direct Claims.  Any Direct Claim shall be asserted by giving the
     --------------
Indemnifier reasonably prompt written notice thereof, but in any event not later than 30 calendar days after the Indemnified Party becomes aware of such Direct Claim, and the Indemnifier shall have a period of 30 calendar days within which to respond in writing to such Direct Claim. If the Indemnifier does not so respond within such 30 calendar day period, the Indemnifier shall be deemed to have rejected such Claim, in which event the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party.

5.8  Failure to Give Timely Notice.  A failure to give timely notice as provided
     ------------------------------
in this Article 5 shall not affect the rights or obligations of either Party except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

5.9  Reductions and Subrogation.  If the amount of any Indemnified Loss, at any
     ---------------------------
time subsequent to the making of an Indemnity Payment, is reduced by (a) any net tax benefit or (b) any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith), together with interest thereon from the date of payment thereof at the Prime Rate, shall promptly be repaid by the Indemnified Party to the Indemnifier.
Upon making any Indemnity Payment, the Indemnifier shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnified Party against any third party that is not an affiliate (as defined in the Act) of the Indemnified Party in respect of the Indemnified Loss to which the Indemnity Payment relates but only if the Indemnifier shall then be in compliance with its obligations under this Agreement in respect of such Indemnified Loss. Until the Indemnified Party recovers full payment of its Indemnified Loss, any and all claims of the Indemnifier against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnified Party and Indemnifier shall duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described postponement and subordination rights.

5.10  Interest on Indemnified Losses.  All Indemnified Losses shall bear
      -------------------------------
interest at a rate per annum equal to the Prime Rate, calculated and payable monthly, both before and after judgment, with interest on overdue interest at the same rate, from the date that the Indemnified Party disbursed funds, suffered damages or losses or incurred a loss, liability or expense in respect of an Indemnified Loss, to the date of payment by the Indemnifier to the Indemnified Party.

5.11  Limitation.
      -----------

 (a) With the exception of any claims arising in connection with title to the IL Technology, no claims for indemnification may be made hereunder by AOL against Issuer in respect of any Indemnified Losses arising in connection with any misrepresentation or breach of warranty made or given by Issuer in this Agreement, any Closing Document or in any document delivered pursuant to any of them, unless and until the Indemnified Losses suffered or incurred by AOL and by all of its directors, officers, employees, agents or representatives collectively, in respect of all such misrepresentations or breaches of warranty, exceed twenty-five Thousand Dollars ($25,000) in the aggregate (excluding claims each of which is less than $1,000), in which event the amount of all such Indemnified Losses including such twenty-five Thousand Dollars ($25,000) amount may be recovered by AOL.

(b) No claims for indemnification may be made hereunder by Issuer against AOL in respect of any Indemnified Losses arising in connection with any misrepresentation or breach of warranty made or given by AOL in this Agreement, any Closing Document or in any document delivered pursuant to any of them, unless and until the Indemnified Losses suffered or incurred by Issuer and by all of its directors, officers, employees, agents or representatives collectively, in respect of all such misrepresentations or breaches of warranty, exceed twenty-five Thousand Dollars ($25,000) in the aggregate (excluding claims each of which is less than $1,000), in which event the amount of all such Indemnified Losses including such twenty-five Thousand Dollars ($25,000) amount may be recovered by Issuer.

5.12  Rights in Addition.  The rights of indemnity set forth in this Article 5
      -------------------
are in addition and supplemental to any other rights, actions, claims or causes of action which may arise in respect of this Agreement, the Closing Documents and the transactions contemplated hereby.

                                     -25-
5.13 Determination of Indemnified Loss.  In determining the amount of any
     ----------------------------------
Indemnified Loss hereunder the market price of any securities of Issuer held by the Indemnified Party shall be only one factor to be taken into account.

                                  ARTICLE SIX
                             CONDITIONS PRECEDENT
                             --------------------

6.1    AOL's Conditions.  The obligation of AOL to complete the purchase of the
       -----------------
Shares and Warrant shall be subject to the prior satisfaction of, or compliance with, at or before the Closing Time, each of the conditions precedent set out in this Section 6.1, each of which is acknowledged to be for the exclusive benefit of AOL and may be waived by AOL in whole or in part in writing and upon such terms and conditions, if any, as AOL may require.

6.1.1  Accuracy of Representations and Performance of Covenants.  All of the
       ---------------------------------------------------------
representations and warranties of Issuer made in or pursuant to this Agreement shall be true and correct in all respects as at the First Closing and with the same effect as if made at and as of the Closing Time of the First Closing and as if any time at which such representation or warranty were accurate read the "Closing Time" (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby) and AOL shall have received immediately prior to the Closing Time a certificate from the chief executive officer or the chief financial officer of Issuer confirming the foregoing to the best of their knowledge, information and
belief, after due enquiry.   With the exception of a certificate respecting
Section 3.1.16, the foregoing conditions only apply to the First Closing. As at the Closing Time, Issuer shall have observed or performed in all respects, all of its covenants and obligations hereunder to be observed or performed by it at or before the applicable Closing Time.

6.1.2  No Material Adverse Change.  No material adverse change shall have
       ---------------------------
occurred since the Financial Disclosure Date with respect to any of Issuer, the Subsidiaries, the Business or the Assets or the future prospects for any of Issuer, the Subsidiaries or the Business other than as a result of general industry trends and AOL shall have received immediately prior to Closing a certificate from the chief executive officer or the chief financial officer of Issuer confirming that no such material adverse change has occurred. This condition only applies to the First Closing.

6.1.3  Litigation.  No court order shall have been entered that enjoins,
       -----------
restrains, changes or prohibits the consummation of any of the transactions contemplated hereby, and no Party, or any of either Party's directors, officers, advisors, employees or agents, shall be a defendant or third party to or threatened with, any litigation or proceedings before any court or Governmental Agency which, in the opinion of AOL, acting reasonably, could prevent or restrict AOL or Issuer from observing and performing any of their respective covenants and obligations pursuant to this Agreement or the Closing Documents.

6.1.4  Receipt of Closing Documentation.  All actions and proceedings taken on
       ---------------------------------
or prior to the Closing in connection with the performance by Issuer of its covenants and obligations under this Agreement shall be satisfactory to AOL acting reasonably and AOL shall have received copies of the

Closing Documents and all such documentation or other evidence as it may reasonably request in connection with the Closing in form (as to certification and otherwise) and substance satisfactory to AOL.

6.1.5  Opinion of Counsel for Issuer.  AOL shall have received an opinion dated
       ------------------------------
the Closing Date from counsel for Issuer in the form of the opinion attached hereto as Schedule G. In giving such opinion, counsel to Issuer may rely on certificates of senior officers of Issuer as to factual matters provided such certificates are attached to the opinion. Such opinion shall also cover such other matters as AOL or its counsel may reasonably request. This condition only applies to the First Closing.

6.1.6  Closing Documents.  Each of the following documents shall have been
       ------------------
executed and delivered by the parties thereto other than AOL:

(a)  the Auction Services Agreement in the form of Schedule I;

(b)  the Shareholders' Agreement in the form of Schedule K;

(c)  the Registration Rights Agreement in the form of Schedule L;

(d)  the IP Rights and Non-Competition Agreement in the form of Schedule O; and

(e)  DCI Term Sheet in the form of Schedule J.

6.1.7  Cease Trade Orders.  There shall be no cease trade orders in force by any
       -------------------
securities regulatory authorities or any other impediments (other than "control block" and "hold period" restrictions) to the general free trading of the Shares and the shares underlying the Warrant.

6.1.8  Equity Injection. Issuer shall have received net proceeds of no less than
       -----------------
$850,000 Cdn cash from the issuance of common shares from treasury of Issuer at an issue price of no less than $0.85 Cdn per common share (the "Condition Precedent Financing").

6.2    Issuer's Conditions.  The obligation of Issuer to complete the issuance
       -------------------
of the Shares shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the conditions precedent set out in this
Section 6.2, each of which is hereby acknowledged to be for the exclusive benefit of Issuer and may be waived by Issuer in whole or in part in writing upon such terms and conditions, if any, as Issuer may require.

6.2.1  Accuracy of Representations and Performance of Covenants.  All of the
       ---------------------------------------------------------
representations and warranties of AOL made in or pursuant to this Agreement shall be true and correct in all respects as at the First Closing and with the same effect as if made at and as of the Closing Time of the First Closing and as if any time at which such representation or warranty were accurate read the "Closing Time" (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby) and Issuer shall have received immediately prior to the Closing Time a certificate from the chief executive officer and the chief financial officer of AOL confirming the foregoing to the best of its knowledge, information and belief, after due enquiry. The foregoing condition only applies to the First Closing. As at the Closing Time, AOL shall have observed or performed in all respects, all of its covenants and obligations hereunder to be observed or performed by it at or before the applicable Closing Time.

6.2.2  Litigation.  No court order shall have been entered that enjoins,
       -----------
restrains, changes or prohibits the consummation of any of the transactions contemplated hereby, and no Party, nor any of either Party's directors, officers, advisors, employees or agents, shall be a defendant or third party to or threatened with any litigation or proceedings before any court or Governmental Agency which, in the opinion of Issuer, acting reasonably, could prevent or restrict Issuer or AOL from observing and performing any of their respective obligations and covenants pursuant to this Agreement or the Closing Documents.

6.2.3  Receipt of Closing Documentation.  All Closing Documents and all actions
       ---------------------------------
and proceedings taken on or prior to the Closing in connection with the performance by AOL of its covenants and obligations under this Agreement shall be satisfactory to Issuer, and Issuer shall have received copies of the Closing Documents and all such documentation or other evidence as they may reasonably request for the Closing in form (as to certification and otherwise) and substance satisfactory to them.

6.2.4  Opinion of Counsel for AOL.  IL shall have received an opinion dated the
       ---------------------------
Closing Date from counsel for AOL in the form of the opinion attached hereto as Schedule G. In giving such opinion, counsel to AOL may rely on certificates of senior officers of AOL as to factual matters provided such certificates are attached to the opinion. Such opinion shall also cover such other matters as IL or its counsel may reasonably request. This condition only applies to the First Closing.

6.2.5  Closing Documents.  Each of the following documents shall have been
       ------------------
executed and delivered by the parties thereto other than IL:

(a)  the Auction Services Agreement in the form of Schedule I; and

(b)  the Shareholders' Agreement in the form of Schedule K.

6.3    Waiver.  Any Party may waive, by notice to the other Party, any condition
       -------
set forth in this Article 6 which is for its exclusive benefit. No waiver by a Party of any condition, in whole or in part, shall operate as a waiver of any other condition.

6.4    Failure to Satisfy Conditions.  If any condition set forth in Sections
       -----------------------------
6.1 or 6.2 is not satisfied on or before the Closing Time, the Party entitled to the benefit of such condition may send notice in writing to the other Party that this Agreement is to be terminated.

6.5    Destruction or Expropriation.  If, prior to the Closing Time, there
       ----------------------------
occurs any material destruction or damage by fire or other cause or hazard to any material part of the Assets, or if the Assets or any material part of them are expropriated or forcefully taken by any Governmental Agency or if notice of intention to expropriate a material part of the Assets has been filed in accordance with Applicable Law, then AOL may, at its option, terminate this Agreement by notice to Issuer.

-29-0

                                   ARTICLE 7
                                    GENERAL
                                    -------

7.1  Expenses.  Each Party shall pay all expenses it incurs in authorizing,
     ---------
preparing, executing and performing this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including all fees and expenses of its legal counsel, bankers, investment bankers, brokers, accountants or other representatives or consultants.

7.2  Time.      Time is of the essence of this Agreement and each of its
     ----
provisions.


7.3  Notice.    Any notice or other communication (in this Section a "Notice")
     -------
required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

(a) delivered in person during normal business hours on a Business Day and left with a receptionist or other responsible employee of the relevant party at the applicable address set forth below;

(b)  sent by prepaid first class mail; or

(c) sent by any electronic means of sending messages, including facsimile transmission, which produces a paper record (an "Electronic Transmission"), charges prepaid and confirmed by prepaid first class mail;

in the case of a Notice to AOL addressed to it at:

America Online, Inc.                            with a copy to:
22000 AOL Way                                   America Online, Inc.
Dulles, Virginia 20166                          22000 AOL Way
                                                Dulles, Virginia 20166
Attention: Fred Singer, Vice-President          Attention: General Counsel
Fax No.: (703) 265-2409                         Fax No.: (703) 265-2208


and in the case of a Notice to Corporation addressed to it at:

Internet Liquidators International Inc.         with a copy to:
5915 Airport Rd.,                               Gowling, Strathy & Henderson
Suite 330                                       Commerce Court West
Mississauga, Ontario                            Suite 4900
L4V 1T                                          Toronto, Ontario M5L 1J3
Attention: Paul Godin                           Attention:  David Pamenter
Fax No.: (905) 672-5705                         Fax No.: (416) 862-7661

                                     -30-
Any Notice given or made in accordance with this Section 7.3 shall be deemed to have been given or made and to have been received:

(a)  on the day it was delivered, if delivered as aforesaid;

(b) on the fifth Business Day (excluding each day during which there exists any general interruption of postal services due to strike, lockout or other cause) after it was mailed, if mailed as aforesaid; and

(c) on the day of sending if sent by Electronic Transmission during normal business hours of the addressee on a Business Day and, if not, then on the first Business Day after the sending thereof.

Any Party may from time to time change its address for notice by giving Notice to other Party in accordance with the provisions of this Section 7.3.

7.4  Public Announcements.  Before the First Closing, no Party shall make any
     ---------------------
public statement or issue any press release concerning the transactions contemplated by this Agreement except as may be necessary, in the opinion of counsel to the Party making such disclosure, to comply with the requirements of all Applicable Law and except for press releases with respect to the execution hereof. If any such public statement or release is so required, the Party making such disclosure shall consult with the other Parties prior to making such statement or release, and the Parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to all Parties.

7.5  Assignment.  None of this Agreement nor any right or obligation hereunder
     -----------
is assignable in whole or in part by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, AOL may, without the consent of Issuer, assign this Agreement and its rights hereunder to any wholly-owned subsidiary on condition that AOL remains liable to observe and perform all of its covenants and obligations hereunder. Subject thereto, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of either Party) and permitted assigns.

7.6  Further Assurances.  Each Party shall do such acts and shall execute and
     -------------------
deliver such further agreements, documents, conveyances, deeds, assignments, transfers and the like, and shall cause the doing of such acts and the execution and delivery of such further items as are within its power and as the other Party may in writing at any time and from time to time reasonably request, in order to give full effect to the provisions of this Agreement and the Closing Documents.


  IN WITNESS WHEREOF the Parties have duly executed this Agreement.


                            INTERNET LIQUIDATORS
                            INTERNATIONAL INC.


                            By:    c/s
                                Name:
                                Title:



                            AMERICA ONLINE, INC.


                            By:    c/s
                                Name:
                                Title:

                                 SCHEDULE "A"

                                  DEFINITIONS

In this Agreement, unless the subject matter or context is inconsistent therewith:

"Act" means the Business Corporations Act (Ontario) as amended or restated and any successor legislation of comparable effect;

"Advertising Credits" means a credit to purchase advertising (to be used in accordance with AOL's then current advertising guidelines) on AOL's online service at rate card rates ($60 CPM).

"Agreement" means this Subscription Agreement and all schedules annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof or thereof; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular article or section; except where the context specifically requires, "Article" or "Section" means and refers to the specified article or section of this Agreement;

"Articles" means the articles of amalgamation of Issuer dated January 9, 1997;

"Applicable Law" means any domestic or foreign statute, law, ordinance, rule, regulation, regulatory policy or guideline, by-law (zoning or otherwise) or Order that applies to Issuer, the Subsidiaries, the Business, the way the Business is carried on or to the Shares or Warrant;

"Assets" means all of the assets and undertaking of Issuer and the Subsidiaries, both tangible and intangible, including goodwill;

"Business" means collectively the businesses carried on by Issuer and the Subsidiaries including the operation of an internet website which offers consumer products for sale via credit card transactions through an auction and storefront mall format for both retail and wholesale supplies;

"Business Day" means any day of the week other than a Saturday, Sunday or statutory or civic holiday observed in Toronto, Ontario or Dulles, Virginia;

"Cleared Title" means the execution and delivery to IL of assignments of Intellectual Property Rights and waivers of moral rights in a form acceptable to AOL's counsel, acting reasonably, by all consultants who provided development services to IL that gave rise to such rights in connection with the IL Auction Service;

"Closings" means the First Closing and the Second Closing and "Closing" means either one of them;

"Closing Date" means, in respect of any Closing such Business Day as the Parties agree in writing as the date on which such Closing is to take place;

"Closing Document" means any document delivered at or subsequent to the Closing Time as provided in or pursuant to, this Agreement;

"Closing Time" means 11:00 a.m. (Toronto time) on the Closing Date or such other time on that date as the Parties agree that the Closing shall take place;

"Condition Precedent Financing" has the meaning attributed thereto in Section 6.1.9;

"Convertible Security" means a security of Issuer convertible into or exchangeable for one or more Voting Securities of Issuer;

"Encumbrance" means any encumbrance of any kind whatever and includes a security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge, trust or deemed trust (whether contractual, statutory or otherwise arising), adverse claim, or any other option, right or claim of others of any kind whatever affecting the Assets, Shares or Warrant, as applicable and any restrictive covenant or other agreement, restriction or limitation (registered or unregistered) on the Assets, Shares or Warrant, as applicable;

"Financial Disclosure Date" means final day reviewed by any of the Financial Statements and being December 31, 1996;

"Financial Statements" means the unaudited consolidated balance sheet of Issuer as at December 31, 1996 and the unaudited consolidated statement of loss and deficit of Issuer for the 12 month period ending December 31, 1996, copies of which are attached as Schedule B, together with the notes thereto;

"First Closing" means the issuance of the Stage One Shares and Warrant by Issuer to AOL and the completion of all other transactions contemplated in connection with the purchase of the Stage One Shares and Warrant;

"fully diluted basis" refers to the percentage interest that AOL would have in the common shares of the Issuer if all Rights and Convertible Securities or other privileges issued or granted by Issuer (whether or not currently exercisable or exercisable on conditions but not including the Warrant) to purchase common shares had been exercised;

"Generally Accepted Accounting Principles" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which any calculation or determination is required to be made in accordance with generally accepted accounting principles, and where the Canadian Institute of Chartered Accountants includes a recommendation in its Handbook concerning the treatment of any accounting matter, such recommendation shall be regarded as the only generally accepted accounting principle applicable to the circumstances that it covers;

"Generic Software" means off the shelf or mass-market software which is readily substitutable by the Business with minimum cost or interruption to the Business;

"Governmental Agency" means any domestic or foreign government whether federal, provincial, state or municipal and any governmental agency, authority, tribunal, commission or instrumentality of any kind whatever;

"Information Record" means any statement contained in any press release, material change report, financial statement or other document of Issuer or any Subsidiary which has been or is publicly disseminated pursuant to any applicable securities laws prior to the Closing Time;

"Intellectual Property Rights" includes: (A) any and all proprietary rights provided under (i) patent law, (ii) copyright law, (iii) trade-mark law, (iv) design patent or industrial design law, (v) semi-conductor chip or mask work law, or (vi) any other statutory provision or common law principle, applicable to the Issuer, the Subsidiaries,the Business or Assets which may provide a right in either (a) ideas, formulae, algorithms, concepts, inventions or know-how generally, including trade secret law, or (b) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; and (B) any and all applications, registrations, licenses, sub-licenses, franchises, agreements or any other evidence of a right in any of the foregoing;

"Licence" means any licence, permit, approval, right, privilege, concession or franchise;

"Loan Repayment" means the repayment of the $250,000.00 bridge financing with Standard Mercantile Bancorp LP dated the 18th of October, 1996 and the release of all security given in connection therewith;

"ordinary course" when used in relation to the conduct by Issuer and the Subsidiaries of the Business means any transaction which constitutes an ordinary day-to-day business activity of Issuer and the Subsidiaries conducted in a commercially reasonable and businesslike manner consistent with the past practices of Issuer and the Subsidiaries;

"Order" means any order (draft or otherwise), judgment, injunction, decree, award or writ of any court, tribunal, arbitrator, Governmental Agency or other Person;

"Parties" means Issuer and AOL collectively, and "Party" means either of them;

"Permitted Encumbrances" means:
  (i) any lien for taxes or other government levies not yet due or which is being contested in good faith if a reasonable reserve with respect thereto is maintained by Issuer;
  (ii) any construction or repair or storage lien arising in the ordinary course of the Issuer's business which is not overdue or which is being contested in good faith, if a reasonable reserve or holdback with respect thereto is maintained by the Issuer;

  (iii) any statutory liens incurred or deposit made in the ordinary course of the

Issuer's business which is not overdue in connection with Worker's Compensation, Unemployment Insurance and similar legislation;

    (iv) any encumbrance not in excess of the acquisition price of property acquired by Issuer, granted by Issuer to the seller of such property (but no to a party who gives value to Issuer to acquire such property) solely to secure its indebtedness for the acquisition price of such property, or any extension or renewal or replacement of such indebtedness provided that neither the principal amount of such indebtedness nor the rate of interest accruing thereon is increased and the encumbrance is not extended to apply to any other property of Issuer or any Subsidiary;
    (v) any encumbrance consented to in writing by AOL;

    (vi) any encumbrance in favour of AOL; or

    (vii)  any encumbrance disclosed in Schedule Q.

"Person" shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, the Crown, any Governmental Agency or any other entity recognized by law;

"Prime Rate" for any day means the rate of interest expressed as a rate per annum that The Royal Bank of Canada establishes at its head office in Toronto as the reference rate of interest that it will charge on that day for Canadian dollar demand loans to its customers in Canada and which it at present refers to as its prime rate;

"Regulatory Filings" means all material and reports filed, or required to be filed, with applicable securities regulatory authorities and any stock exchange on which the securities of the relevant body corporate are listed;

"Rights" means any options, rights, warrants or subscription privileges issued or granted by Issuer (whether or not currently exercisable or exercisable on conditions) to purchase Voting Securities or Convertible Securities of Issuer;

"Second Closing" has the meaning attributed thereto in Section 2.1(b);

"Shares" means the 1,000,000 common shares in the capital stock of Issuer to be subscribed hereunder by AOL from Issuer;

"Stage Two Conditions" means those conditions precedent which must be fulfilled by Issuer if AOL is to be required to acquire the Stage Two Shares and being each of: (i) fulfilling the Yankee Auction Condition, (ii) completing the Loan Repayment (iii) raising an additional $425,000.00 CDN in equity, (iv) Issuer meeting the standards under the AOL Merchant Certification Program, (v) Issuer making its auction website available and fully functional, with the exception of functionality reasonably contemplated by the Parties to be implemented at a future date in accordance with the Auction Services Agreement annexed hereto as Schedule "I", for AOL's end users 97% of the time between 8:00 a.m. and 2:00 a.m. from the date of First Closing to the date of the Second Closing except for routine maintenance, (vi) Issuer making available a quantity, quality and variety of merchandise at least comparable to its competitors and in any event appropriate for maintaining and confirming the reputation of AOL as a provider of quality goods and services, (vii) Issuer continuing to update the Yankee Auction Technology to ensure that it contains at least substantially the same functionality as its competitors; and (viii) Issuer having Cleared Title.

"Stage Two Shares" has the meaning attributed thereto in Section 2.1(b);

"Subscription Price" has the meaning ascribed to that term in Section 2.2;

"Subsidiaries" means the bodies corporate listed in Schedule C, and "Subsidiary" means any one of them;

"Taxes" means all federal, provincial, local, foreign or other taxes, imposts, rates, levies, assessments and government fees or dues lawfully levied, assessed or imposed against Issuer and the Subsidiaries or in respect of the Business, including income, premium, sales, excise, use, property, capital, goods and services, business transfer and value added taxes and custom and import duties and includes all interest, fines and penalties with respect thereto;

"Tax Returns" means all reports and returns filed or required to be filed by Issuer and the Subsidiaries in respect of Taxes;

"Technical Information" means all right, title and interest in and to all know-how of Issuer including

(i) all information of a scientific, technical or business nature whether in oral, written, graphic, machine readable, electronic or physical form; and

(ii) all patterns, plans, designs, research data, research plans, trade secrets and other proprietary know-how, processes, formulas, drawings, technology, computer software and related manuals, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures;

"Technology" means the Intellectual Property Rights and the Technical
Information;

"Voting Securities" means the common shares of Issuer and all other securities of Issuer of any kind or class having power to vote for the election of directors either under all circumstances or in certain circumstances or in certain events (whether such circumstances or events exist or have occurred);

"Warrant" means the warrant for the purchase of common shares in the capital of the Issuer to be issued to AOL hereunder in the form set out in Schedule "N";

"Yankee Auction Condition" means Issuer causing its Yankee Auction Technology to have, by no later than sixty (60) days from the First Closing, the functionality required to be generally competitive with other Yankee Auction Technologies available on the WWW and as well having that level of functionality set out in Schedule R; and

"Yankee Auction Technology" has the meaning attributed thereto in AOL Auction Services Agreement.

                                 SCHEDULE "B"

                             FINANCIAL STATEMENTS



Incorporated by Reference. See Registration Statement (File No. 001-14835) on Form 20-F.

                                 SCHEDULE "C"

                                 SUBSIDIARIES


Internet Liquidators USA, Inc.

a.  Articles

    Articles of Incorporation dated May 6, 1996

b.  By-laws

    By-laws dated May 6, 1996



CP-29729-1
January 31, 1997

                        INTERNET LIQUIDATORS USA, INC.

                                 - ARTICLES -

                               STATE OF FLORIDA

                              Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation of INTERNET LIQUIDATORS USA, INC., a Florida corporation, filed on May 6, 1996, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H96000006359. This certificate is issued in accordance with section 15. 16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P96000038926.

                         Given under my hand and the
                         Great Seal of the State of Florida,
                         at Tallahassee, the Capital, this the
                         Sixth day of May, 1996

Authentication Code:  196AO0021979-050696-P96000038926-1/1



                                         ___________________________
                                         Sandra B. Mortham
                                         Secretary of State

                           ARTICLES OF INCORPORATION
                                      OF
                        INTERNET LIQUIDATORS USA, INC.


     I, the undersigned, hereby make, subscribe, acknowledge and file with the Secretary of State of the State of Florida these Articles of Incorporation for the purpose of forming a corporation for profit in accordance with the laws of the State of Florida.

                                   ARTICLE I
                                     Name
                                     ----

     The name of this corporation shall be:

                         Internet Liquidators USA, Inc.

     The principal business and mailing address of this corporation shall be 550 North Reo Street, Suite 300, Tampa, Florida 33609-1013.

                                  ARTICLE II
                           Existence of Corporation
                           ------------------------

     This corporation shall, have perpetual existence.

                                  ARTICLE III
                                   Purposes
                                   --------

     The corporation may engage in the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                  ARTICLE IV
                                General Powers
                                --------------

     The corporation shall have power:

     (a)  To sue and be sued, complain, and defend in its corporate name.

     (b) To have a corporate seal, which may be altered at will and to use it or a facsimile of it, by impressing or affixing it or in any other manner reproducing it.

     (c) To purchase, receive, lease. or otherwise acquire, own, hold, improve, use, and otherwise deal with real or personal property or any legal or equitable interest in property wherever located.

     (d) To sell, convey, mortgage, pledge, create a security interest in, lease, exchange, and otherwise dispose of all or any part of its property.

     (e) To lend money to', and use its credit to assist, its officers and employees in accordance with Section 607.0833, Florida Statutes.

     (f) To purchase, receive, subscribe for, or otherwise acquire; own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of; and deal in and with shares or other interests in, or obligations of, any other entity.

     (g) To make contracts and guarantees, incur liabilities, borrow money, issue its notes, bonds, and other obligations (which may be convertible into or include the option to purchase other securities of the corporation), and secure any of its obligations by mortgage or pledge of any of its property, franchises, and income and make contracts of guaranty and suretyship which are necessary or convenient to the conduct, promotion, or attainment of the business of a corporation the majority of the outstanding stock of which is owned, directly or indirectly, by the contracting corporation; a corporation which owns, directly or indirectly, a majority of the outstanding stock of the contracting corporation; or a corporation the majority of the outstanding stock of which is owned, directly or indirectly, by a corporation which owns, directly or indirectly, the majority of th6 outstanding stock of the contracting corporation, which contracts of guaranty and suretyship shall be deemed to be necessary or convenient to the conduct, promotion, or attainment of the business of the contracting corporation, and make other contracts of guaranty and suretyship which are necessary or convenient to the conduct, promotion, or attainment of the business of the contracting corporation.

      (h) To lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment.

      (i) To conduct its business, locate offices, and exercise the powers granted by law within or without this state.

      (j) To elect directors and appoint officers, employees, and agents of the corporation and define their duties, fix their compensation, and lend them money and credit.

      (k) To make and amend bylaws, not inconsistent with its Articles of Incorporation or with the laws of the State of Florida, for managing the business and regulating the affairs of the corporation.

      (l) To make donations f6y the public welfare or for charitable, scientific, or educational purposes.

      (m)  To transact any lawful business that will aid governmental policy.

      (n) To make payments or donations or do any other act not inconsistent with law that furthers the business and affairs of the corporation.

      (o) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or all of its current or former directors, officers, employees, and agents and for any or all of the current or former directors, officers, employees, and agents of its subsidiaries.

     (p) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any shareholder for the purpose of acquiring at his or her death shares of its stock owned by the shareholder or by the spouse or children of the shareholder.

     (q) To be a promoter, incorporator, partner, member, associate, or manager of any corporation, partnership, joint venture, trust, or other entity.

                                   ARTICLE V
                                 Capital Stock
                                 -------------

     (a) The total number of shams of capital stock authorized to be issued by the corporation shall be 10,000 shams having a par value of $1.00 per share. Each of said shares of stock shall entitle the holder thereof to one (1) vote at any meeting of the stockholders. The Board of Directors may authorize shams to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation. Before the corporation _____ shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. All stock when issued shall be paid for and shall be nonassessable.

     (b) In the election of directors of this corporation there shall be no cumulative voting of the stock entitled to vote at such election.

                                  ARTICLE VI
                        Indemnification By Court Order
                        ------------------------------

     No director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply to the court conducting the proceeding, the circuit court, or to another court of competent jurisdiction, seeking indemnification or advancement of expenses, or both, pursuant to Section 607.0850(9), Florida Statutes, without the permission, by a majority vote of the disinterested directors, of the Board of Directors.

                                  ARTICLE VII
                            Affiliated Transactions
                            -----------------------

     The corporation expressly elects, pursuant to Section 607.0901(5)(a) of the Florida Statutes, not to be governed by the rules pertaining to affiliated transactions contained in Section 607.0901, Florida Statutes.

                                 ARTICLE VIII
                           Control-Share Acquisitions
                           --------------------------

     The corporation exercises its right, pursuant to Section 607.0902(5) of the Florida Statutes, to avoid the provisions pertaining to control-share acquisitions contained ill Sections 607.0902, 607.1302(c) and 607.1320, Florida Statutes.

                                  ARTICLE IX
                    Registered Office and Registered Agent
                    --------------------------------------

     The street address of the corporation's initial registered office is 501 East Kennedy Boulevard, Suite 1700, Tampa, Florida 33602, Attn: R. Alan Higbee, Esq., and the name of the corporation's initial registered agent at such address is Fowler, White, Gillen, Boggs, Villareal and Banker, P.A. The corporation may change its registered office or its registered agent or body by filing with the Department of State of the State of Florida a statement complying with Section 607.0502, Florida Statutes.

                                   ARTICLE X
                          Initial Board of Directors
                          --------------------------

     The number of directors constituting the initial Board of Directors shall be two (2), and the name and address of each person who is to serve as a member thereof is as follows:

        Name                       Address
        -----                      -------
        Paul Godin                 550 North Reo Street
                                   Suite 300
                                   Tampa, Florida 33609-1013

Jeff Lymburner                     550 North Reo Street Suite 300 Tampa, Florida
                                   33609-1013



                                  ARTICLE XI
                                 Incorporators
                                 -------------

The name and address of the incorporator of this corporation is as follows:

Name                                           Address
----                                           -------

R. Alan Higbee                       Post Office Box 1438
                                     Tampa, Florida 33601

                                  ARTICLE XII
                    Amendment of Articles or Incorporation
                    --------------------------------------

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or. hereafter prescribed by status (e, and all rights conferred upon the stockholders herein are subject to this reservation.

     IN WITNESS WHEREOF, I, the undersigned, have executed these Articles for the uses and purposes therein stated.



                              _______________________________
                              R. Alan Higbee, Incorporator

             CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
                  FOR THE SERVICE OF PROCESS WITHIN FLORIDA,
                 NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

     In compliance with Section 48.091, Florida Statutes, the following is submitted:

     Internet liquidators USA, Inc. has named Fowler, White, Gillen, Boggs, Villareal and Banker, P.A., located at 501 East Kennedy Boulevard. Suite 1700, City of Tampa, County of Hillsborough, State of Florida, as its agent to accept service of process within Florida.


                              ___________________________________
                              R. Alan Higbee, Incorporator

                              Date:_______________________________


     Having been named to accept service of process for the above-stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                              FOWLER, WHITE, GILLEN, BOGGS,
                              VILLAREAL AND BANKER, P.A.,
                              Registered Agent


                              By:__________________________________
                                    R. Alan Higbee, For the Firm

                              Date:_________________________________

                        INTERNET LIQUIDATORS USA, INC.

                                  - BY-LAWS -

                                    BYLAWS

                                      OF

                        INTERNET LIQUIDATORS USA, INC.

 _____________________________________________________________________________


                                   ARTICLE I

                                    Offices
                                    -------

     The principal office shall be in the City of Tampa, County of Hillsborough, and State of Florida or at such other location, within or outside of Florida as the Board of Directors may elect.

     The corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                                 Stockholders
                                 ------------

     Section 1.  Annual Meeting . The annual meeting of the stockholders shall
     --------    --------------
be held within the three (3) month period beginning with the first day of the last month of tile fiscal year of the corporation for the purpose of electing directors and for the transaction of such other business as may come before the meeting; the actual day thereof to be set forth in the Notice of Meeting or in the Call and Waiver of Notice of Meeting. If the election of directors shall not be held at any such annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

     Section 2.     Special Meetings.  Special meetings of the stockholders
     ---------      ----------------
for any purpose or purposes. unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the President or by the Board of Directors, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors then in office, or at the request in writing of stockholders owning not less than one-tenth (1/10th) of the entire capitol stock of the corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

     Section 3.  Place of Meeting.  The Board of Directors may designate any
     ---------   ----------------
place either within or without the State of Florida, unless otherwise prescribed by law or by the Articles of Incorporation, as the place of meeting for any annual meeting or for any special meeting of the stockholders. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place either within or without the State of Florida, unless otherwise prescribed by law or by the Articles of Incorporation, as the place for the holding of such meeting. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Florida.

     Section 4.  Notice of Meeting.  Written or printed notice stating the
     ---------   -----------------
place, day and flour of the meeting, and in the case of a special meeting, the purpose or purposes for which tile meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either by hand delivery, express or other delivery service, telecopier, telegram, telex, mailgram, cablegram or other delivery method or by first-class mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her business or home address or the stockholder's address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 5.  Waiver of Notice of Meeting.  Whenever any notice to a
     ---------   ---------------------------
stockholder is required pursuant to the provisions of Section 4 hereinabove, each stockholder may waive such notice in writing at any time before or after the time for the delivery of such notice, and such written waiver of notice shall be equivalent to the giving of such notice. Attendance at ally meeting by any stockholder to whom notice of such meeting must be given pursuant to the provisions of Section 4 hereinabove shall constitute a waiver of notice of such meeting by such stockholder, except when the stockholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meetings because the meeting is not lawfully called or convened.

     Section 6.  Voting List.  The officer or agent having charge of the stock
     ---------   -----------
transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or ally adjournment thereof arranged in alphabetical order, with the address and the number and class and series of shares held by each; which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder during the whole time of tile meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of the stockholders.

     Section 7.  Quorum.  A majority of tile outstanding shares of the
     ---------   ------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, unless otherwise provided in the Articles of Incorporation, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 8.   Voting of Shares.  Each stockholder entitled to vote shall at
     ---------    ----------------
every meeting of the stockholders be entitled to one (1) vote in person or by proxy, signed by him, for each share of the voting stock held by him that has been transferred on the books of the corporation prior to such meeting. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders pursuant to the provisions of Article VIII hereinafter.

     Section 9.   Proxies. At all meetings of stockholders, a stockholder may
     ---------    -------
vote by proxy, executed in writing by the stockholder or by his or her duly authorized attorney-in-fact; but no proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Such proxies shall be riled with the Secretary of the corporation before or at tile time of the meeting.

     Section 10.  Informal Action by Stockholders.
     ----------   --------------------------------

     (a) Any action which may be taken or is required by law to be taken at any annual or special meeting of the stockholders may be taken without a meeting and without a vote, if a consent in writing, setting forth tile action so taken, shall be signed by the holders of a majority of the outstanding stock of the corporation. If ally class of stock is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the stock of each class of stock entitled to vote as a class thereon and of tile total stock entitled to vote thereon.

     (b) Unless all of tile holders of tile outstanding stock of the corporation have signed a written consent to an action in accordance with the provisions of paragraph (a) hereinabove, then within ten (10) days after obtaining such written consent notice must be given to those stockholders who have not so consented in writing. The notice shall fairly summarize the material features of the authorized action, and, if the action be a merger, consolidation. or sale or exchange of assets for which dissenters' rights are provided by Florida law, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with Florida law regarding the rights of dissenting stockholders.

                                  ARTICLE III

                              Board of Directors
                              ------------------

     Section 1.   General Powers. The business and affairs of the corporation
     ---------    --------------
shall be managed by its Board of Directors.

     Section 2.   Number, Tenure and Qualifications.  The number of directors of
     ---------    ---------------------------------
the corporation shall be not less than one (1), nor more than fifteen (15); the number of the same to be fixed by the stockholders at any annual or special meeting. Each director shall hold office until the next annual meeting of stockholders or until his or her successor has been elected, unless sooner removed by the stockholders at any general or special meeting. None of directors need be residents of the State of Florida.

     Section 3.   Annual Meeting.  After each annual meeting of stockholders,
     ---------    --------------
the Board of Directors shall hold its annual meeting at the same place as and immediately following such annual meeting of stockholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting; and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to tile directors. The place and time of such meeting may also be fixed by written consent of the directors.

     Section 4.   Regular Meetings.  Regular meetings of the Board of Directors
     ---------    ----------------
may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors.

     Section 5.   Special Meetings.  Special meetings of the Board of Directors
     ---------    ----------------
may be called by the Chairman of the Board, if there be one, or the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place, time and date for holding any special meetings of tile Board of Directors called by them.

     Section 6.   Notice of Meeting or Waiver Thereof.  Notice of any special
     ---------    -----------------------------------
meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each director at his or her business or home address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to tile telegraph company. If notice is given by cablegram. such notice shall be deemed to be delivered when the cablegram is dispatched. Any director may waive notice of such meeting either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice need not specify the purpose of any meeting.

     Section 7.   Quorum.  A majority of the directors shall constitute a
     ---------    ------
quorum, but a smaller number may adjourn from time to time without further notice until a quorum is secured.

     Section 8.   Manner of Acting. The act of a majority of the directors
     ---------    ----------------
voting for or against (disregarding any abstentions) at a meeting at which a quorum is present shall be the act of file Board of Directors.

     Section 9.   Vacancies.  Any vacancy occurring in the Board of Directors,
     ---------    ---------
including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of file Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

     Section 10.   Compensation.  By resolution of the Board of Directors, the
     ----------    ------------
directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as directors. No payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 11.   Presumption of Assent.  A director who is present at a
     ----------    ---------------------
meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless lie votes against such action or abstains from voting in respect thereto. A director may abstain from voting on any matter in his or her sole discretion.

     Section 12.   Informal Action by Board.  Any action required or permitted
     -----------   ------------------------
to be taken by any provisions of law, by the Articles of Incorporation or these bylaws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, setting forth the actions so to be taken and filed in the minutes of file proceedings of the Board or of the committee.

     Section 13.   Telephonic Meetings. Members of file Board of Directors or an
     ----------    -------------------
executive committee shall be deemed present at a meeting of such Board or committee if a conference telephone, or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, is used.

     Section 14.   Removal. Any director may be removed, with or without cause,
     ----------    -------
by the stockholders at any general or special meeting, of file stockholders whenever, in the judgment of the stockholders, the best interest of file corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. This bylaw shall not be subject to change by the Board of Directors.

                                  ARTICLE IV

                                   Officers
                                   --------

     Section 1.    Number.  The officers of the corporation shall be a
     ---------     ------
President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents, one or more assistant secretaries and assistant treasurers and such other officers as the Board of Directors shall deem appropriate. Any two (2) or more offices may be held by the same person.

     Section 2.   Election and Term of Office.  The officers of the corporation
     ---------    ---------------------------
shall be elected annually by the Board of Directors at its first meeting after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he resigns or shall have been removed in the manner hereinafter provided.

     Section 3.   Removal.  Any officer elected or appointed by the Board of
     ---------    -------
Directors may be removed by the Board of Directors whenever, in its judgment, the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.   Vacancies.  A vacancy in any office because of death,
     ---------    ---------
resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5.   Duties of Officers.  The Chairman of the Board of the
     ---------    ------------------
corporation, or the President if there shall not be a Chairman of the Board, shall preside over all meetings of tile Board of Directors and of the stockholders which he shall attend. The President shall be the chief executive officer of the corporation. Subject to the foregoing, the officers of the corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation. by these bylaws, or as may be assigned to them from time to time by the Board of Directors

     Section 6.   Salaries.  The salaries of the officers shall be fixed from
     ---------    --------
time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of tile corporation.

     Section 7.   Delegation of Duties.  In the absence of or disability of any
     ---------    --------------------
officer of tile corporation or for any other reason deemed sufficient by the Board of Directors, the Board may delegate his or her powers or duties to any other officer or to any other director for the time being.

                                   ARTICLE V

                        Executive and Other Committees
                        ------------------------------

     Section 1.   Creation of Committee.  The Board of Directors may, by
     ---------    ---------------------
resolution passed by a majority of the Board, designate an Executive Committee and one (1) or more other committees, each to consist of one (1) or more of the directors of the corporation.

     Section 2.   Executive Committee.  The Executive Committee, if there shall
     ---------    -------------------
be one, shall consult with and advise the officers of the corporation in the management of its business all shall have and may exercise, to the extent provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as call be lawfully delegated by the Board.

     Section 3.   Other Committees.  Such other committees shall have such
     ---------    ----------------
functions and may exercise the powers of the Board of Directors, as can be lawfully delegated, and to the extent provided in the resolution or resolutions creating such committee or committees.

     Section 4.   Meetings of Committees.  Regular meetings of the Executive
     ---------    ----------------------
Committee and other committees may be held without notice at such time and at such place as shall from time to time be determined by the Executive Committee or such other committees, and special meetings of the Executive Committee or such other committees may be called by any member thereof upon two (2) days' notice to each of the other members of such committee; or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 6 of Article III of these bylaws (pertaining to notice for directors' meetings).

     Section 5.   Vacancies on Committees.  Vacancies on the Executive Committee
     ---------    -----------------------
or on such other committees shall be filled by the Board of Directors then in office at any regular or special meeting.

     Section 6.   Quorum of Committees.  At all meetings of the Executive
     ---------    --------------------
Committee or such other committees, a majority of the committee members then in office shall constitute a quorum for the transaction of business.

     Section 7.   Manner of Acting of Committees.  The acts of a majority of the
     ---------    ------------------------------
members of the Executive Committee or such other committees present at any time at which there is a quorum shall be the act of such committee.

     Section 8.   Minutes of Committees.  The Executive Committee, if there
     ---------    ---------------------
shall be one, and such other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

     Section 9.   Compensation.  Members of the Executive Committee and such
     ---------    ------------
other committees may be paid compensation in accordance with the provisions of
Section 10 of Article III (pertaining to compensation of directors).

                                  ARTICLE VI

                Indemnification and Advancement of Expenses for
                   Directors, Officers, Employees and Agents
                   -----------------------------------------

     The corporation shall indemnify and advance expenses to any person who was or is a party to any proceeding or threatened proceeding by reason of tile fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation; subject in each instance to satisfaction of all applicable requirements under Chapter 607, Florida Statutes.

     Additionally, the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, as it may desire; subject, however, to the restrictions contained in Chapter 607, and in particular Section 607.0850(7), Florida Statutes.

                                  ARTICLE VII

                             Certificates or Stock
                             ---------------------

     Section 1.   Certificates for Shares.  Every holder or stock in the
     ---------    -----------------------
corporation shall be entitled to have a certificate, signed by the President or a Vice President and the Secretary or an assistant secretary exhibiting the holder's name and certifying the number of shares owned by him in the corporation. The certificates shall be numbered and entered in the books of the corporation as they are issued.

     Section 2.   Transfer of Shares.  Transfers of shares of [lie corporation
     ---------    ------------------
shall be made upon its books by the holder of the shares in person or by his or her lawfully constituted representative upon surrender of the certificate of stock for cancellation. The person in whose name shares stand on the books of' the corporation shall be deemed by the corporation to be the owner thereof for all purposes, and tile corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by file laws of the State of Florida.

     Section 3.   Facsimile Signature.   Where a certificate is manually signed
     ---------    -------------------
on behalf of a transfer agent or a registrar other than the corporation itself or an employee of the corporation, the signature of any such President, Vice President, Secretary or assistant secretary may be a facsimile. In case any officer or officers who have signed or whose facsimile signature or signatures shall cease to be such officer or officers of the corporation, such certificate or certificates may, nevertheless, be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

     Section 4.   Lost Certificates.  The Board of Directors may direct that a
     ---------    -----------------
new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his or her legal representative to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                 ARTICLE VIII

                                  Record Date
                                  -----------

     The Board of Directors is authorized from time to time to fix in advance a date, not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders. or not more than sixty (60) days prior to the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion of or exchange of stock shall go into effect, or a date in connection with the obtaining of the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment, or to exercise the rights in respect of any such change. conversion or exchange of stock, or to give such consent, as the case may be; and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof. or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                  ARTICLE IX

                                   Dividends
                                   ---------

     The Board of Directors may from time to time declare and the corporation may pay dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law. Dividends may be paid in cash, in property or in shares of stock, subject to the provisions of the Articles of Incorporation and to law.

                                   ARTICLE X

                                  Fiscal Year
                                  -----------

     The fiscal year of the corporation shall be the twelve (12) month period selected by the Board of Directors as the taxable year of the corporation for Federal income tax purposes.

                                  ARTICLE XI

                                     Seal
                                     ----

     The corporate seat shall bear the name of the corporation, which shall be between two concentric circles, and in the inside of the inner circle shall be the calendar year of incorporation; an impression of said seal appearing on the margin hereof.

                                  ARTICLE XII

                          Stock in Other Corporations
                          ---------------------------

     Shares of stock in other corporations held by this corporation shall be voted by such officer or officers of this corporation as the Board of Directors shall from time to time designate for the purpose, or by a proxy thereunto duly authorized by said Board.

                                 ARTICLE XIII

                                  Amendments
                                  ----------

     These bylaws may be altered, amended, or repealed in whole or in part, and new bylaws may be adopted by the Board of Directors or by the vote of stockholders owning a majority of the stock of the corporation entitled to vote thereon.

                                 SCHEDULE "D"

                           WARRANT TRANSFER REGISTER
                    INTERNET LIQUIDATORS INTERNATIONAL INC.
                    ---------------------------------------

-------------------------------------------------------------------------------------------------------------------
                     DATE                        Certificates   Surrendered               TRANSFEROR
    Transfer  ------------------  Class of       ------------------------------------------------------------------
    Number    Mon.     Day   Yr.   Shares            No.            Shares              Transferred From
-------------------------------------------------------------------------------------------------------------------
      2       May      28    96    Comm              002            31,250        Treasury
-------------------------------------------------------------------------------------------------------------------
      3       May      28    96    Comm              003            31,250        Treasury
-------------------------------------------------------------------------------------------------------------------
      4       May      28    96    Comm              004            31,250        Treasury
-------------------------------------------------------------------------------------------------------------------
      5       May      28    96    Comm              005            31,250        Treasury
-------------------------------------------------------------------------------------------------------------------
      6       May      28    96    Comm              006            31,250        Treasury
-------------------------------------------------------------------------------------------------------------------
      7       May      28    96    Comm              007            31,250        Treasury
-------------------------------------------------------------------------------------------------------------------
      8       May      28    96    Comm              008            31,250        Treasury
-------------------------------------------------------------------------------------------------------------------
      9       May      28    96    Comm              009           140,625        Treasury
-------------------------------------------------------------------------------------------------------------------
     10       May      28    96    Comm              010           140,625        Treasury
-------------------------------------------------------------------------------------------------------------------
     12       May      28    96    Comm              012           125,000        Treasury
-------------------------------------------------------------------------------------------------------------------
     13       May      28    96    Comm              013            31,250        Treasury
-------------------------------------------------------------------------------------------------------------------
     15       May      28    96    Comm              015            31,250        Treasury
-------------------------------------------------------------------------------------------------------------------
     16       May      28    96    Comm              016            56,250        Treasury
-------------------------------------------------------------------------------------------------------------------
     17       May      28    96    Comm              017            34,375        Treasury
-------------------------------------------------------------------------------------------------------------------
     18       May      28    96    Comm              018            93,750        Treasury
-------------------------------------------------------------------------------------------------------------------
     19       May      28    96    Comm              019           109,375        Treasury
-------------------------------------------------------------------------------------------------------------------
     22       May      28    96    Comm.             022            15,625        Treasury
-------------------------------------------------------------------------------------------------------------------
     24       May      28    96    Comm              024            62,500        Treasury
-------------------------------------------------------------------------------------------------------------------
     25       May      28    96    Comm              025            31,250        Treasury
-------------------------------------------------------------------------------------------------------------------
     26       May      28    96    Comm              026            15,625        Treasury
-------------------------------------------------------------------------------------------------------------------
     29       May      28    96    Comm              001            31,250        Don & Mary Smythe
-------------------------------------------------------------------------------------------------------------------
     30       May      28    96    Comm              001            31,250        Don & Mary Smythe
-------------------------------------------------------------------------------------------------------------------
     31       July     18    96    Comm              020            46,875        Incorporated Investments Limited
-------------------------------------------------------------------------------------------------------------------
     32       July     18    96    Comm              020            46,875        Incorporated Investments Limited
-------------------------------------------------------------------------------------------------------------------
     33       July     18    96    Comm              020            46,875        Incorporated Investments Limited
-------------------------------------------------------------------------------------------------------------------
     34       July     18    96    Comm              020            46,875        Incorporated Investments Limited
-------------------------------------------------------------------------------------------------------------------
     35       July     18    96    Comm              014           132,500        Ellen Eisen
-------------------------------------------------------------------------------------------------------------------
     37       July     18    96    Comm              014           132,500        Ellen Eisen
-------------------------------------------------------------------------------------------------------------------
     38       July     18    96    Comm              011           250,000        Ennio D'Angela
-------------------------------------------------------------------------------------------------------------------
     39       July     18    96    Comm              011           250,000        Ennio D'Angela
-------------------------------------------------------------------------------------------------------------------
     40       July     18    96    Comm              011           250,000        Ennio D'Angela
-------------------------------------------------------------------------------------------------------------------
===================================================================================================================
--------------------------------------------------------------------------------
    Transfer          TRANSFEREE                      New Certificate Issued
--------------------------------------------------------------------------------
    Number           Transferred To                  No.                Shares
--------------------------------------------------------------------------------
      2        Donald & Joanne Harling
--------------------------------------------------------------------------------
      3        G.B. Stephens
--------------------------------------------------------------------------------
      4        Paul & Heather Sansom
--------------------------------------------------------------------------------
      5        William R. Dawson
--------------------------------------------------------------------------------
      6        Glen A. Mack
--------------------------------------------------------------------------------
      7        Robert C. Vogt
--------------------------------------------------------------------------------
      8        Heather Mamers
--------------------------------------------------------------------------------
      9        Wizard Holdings Inc.
--------------------------------------------------------------------------------
     10        G.L. Lozinski
--------------------------------------------------------------------------------
     12        Midland Walwyn in trust for
               Joel Neumark
--------------------------------------------------------------------------------
     13        Ellen Babbin in trust
--------------------------------------------------------------------------------
     15        Stephen J. Stren
--------------------------------------------------------------------------------
     16        Baker Street Limited
--------------------------------------------------------------------------------
     17        Warren Manis
--------------------------------------------------------------------------------
     18        Bribak Holdings Inc.
--------------------------------------------------------------------------------
     19        Atlantic Research Services Inc.
--------------------------------------------------------------------------------
     22        Kaufman Limited
--------------------------------------------------------------------------------
     24        TRL Investments Limited
--------------------------------------------------------------------------------
     25        Jay De Genova
--------------------------------------------------------------------------------
     26        John Scheel
--------------------------------------------------------------------------------
     29        Smythe                                 029                15,625
--------------------------------------------------------------------------------
     30        Smythe                                 030                15,625
--------------------------------------------------------------------------------
     31        Enannuc Holdings Inc.                  031                 9,375
--------------------------------------------------------------------------------
     32        BET-MUR Investments Limited            032                11,719
--------------------------------------------------------------------------------
     33        Permanent Developments Limited         033                11,719
--------------------------------------------------------------------------------
     34        Incorporated Investments Limited       034                14,062
--------------------------------------------------------------------------------
     35        Ellen Eisen                            035                12,500
--------------------------------------------------------------------------------
     37        Research Capital Corporation           037               107,500
--------------------------------------------------------------------------------
     38        Comex Investments Ltd.                 038               166,250
--------------------------------------------------------------------------------
     39        James Canale Parola                    039                25,000
--------------------------------------------------------------------------------
     40        Rick Paolone                           040      31,250
--------------------------------------------------------------------------------
================================================================================

----------------------------------------------------------------------------------------------------------
     41       July     18    96    Comm              011           250,000        Ennio D'Angela
----------------------------------------------------------------------------------------------------------
     42       July     18    96    Comm              011           250,000        Ennio D'Angela
----------------------------------------------------------------------------------------------------------
     44       July     18    96    Comm              021           78,k125        Donald Scott, in trust
----------------------------------------------------------------------------------------------------------
     45       July     18    96    Comm              021            78,125        Donald Scott, in trust
----------------------------------------------------------------------------------------------------------
     47       July     18    96    Comm              021            78,125        Donald Scott, in trust
----------------------------------------------------------------------------------------------------------
     48       July     18    96    Comm              023            51,875        ES-LEA Holdings Limited
----------------------------------------------------------------------------------------------------------
     49       July     18    96    Comm              023            51,875        ES-LEA Holdings Limited
----------------------------------------------------------------------------------------------------------
     50       July     18    96    Comm              023            51,875        ES-LEA Holdings Limited
----------------------------------------------------------------------------------------------------------
     51                      96    Comm.             043            15,625        Edith Scott
----------------------------------------------------------------------------------------------------------
     52                      96    Comm.             046            15,625        Steve Cuddie
----------------------------------------------------------------------------------------------------------
     53                      96    Comm.             027            15,625        Joe Tersigni
----------------------------------------------------------------------------------------------------------
     54                      96    Comm.             027            15,625        Joe Tersigni
----------------------------------------------------------------------------------------------------------
     55                      96    Comm.             027            15,625        Joe Tersigni
----------------------------------------------------------------------------------------------------------
     56                      96    Comm.             027            15,625        Joe Tersigni
----------------------------------------------------------------------------------------------------------
     57                      96    Comm.             027            15,625        Joe Tersigni
----------------------------------------------------------------------------------------------------------
     58                      97    Comm.             036            12,500        Ellen Elsen
----------------------------------------------------------------------------------------------------------
     59                      97    Comm.             028            31,250        Peter Pristach
----------------------------------------------------------------------------------------------------------
     60                      97    Comm.             028            31,250        Peter Pristach
----------------------------------------------------------------------------------------------------------
     61                      97    Comm.             028            31,250        Peter Pristach
----------------------------------------------------------------------------------------------------------
     62                      97    Comm.             028            31,250        Peter Pristach
----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
     41       Jonathan Robinson                      041                15,625
-------------------------------------------------------------------------------
     42       Laurie Campbell                        042                11,875
-------------------------------------------------------------------------------
     44       Lois Smith                             044                15,625
-------------------------------------------------------------------------------
     45       Barbara Nettleton                      045                15,625
-------------------------------------------------------------------------------
     47       Catherine Moore                        047                15,625
-------------------------------------------------------------------------------
     48       Investor Company/TD/ES-LEA             048                40,000
-------------------------------------------------------------------------------
     49       Investor Company/TD/ES-LEA             049                 7,875
-------------------------------------------------------------------------------
     50       Investor Company/TD/ES-LEA             050                 4,000
-------------------------------------------------------------------------------
     51       RBC Dominion Securities Inc. In Trust  051                15,625
              for Scott
-------------------------------------------------------------------------------
     52       RBC Dominion Securities Inc. In Trust  052                15,625
              for Cuddie
-------------------------------------------------------------------------------
     53       Roland Girard                          053                 3,125
-------------------------------------------------------------------------------
     54       Paul Plesman                           054                 3,125
-------------------------------------------------------------------------------
     55       George Soltys                          055                 3,125
-------------------------------------------------------------------------------
     56       Joe Tersigni                           056                 3,125
-------------------------------------------------------------------------------
     57       David Kanes                            057                 3,125
-------------------------------------------------------------------------------
     58       Heather Mintz                          058                12,500
-------------------------------------------------------------------------------
     59       Copez Management Ltd.                  059                 3,125
-------------------------------------------------------------------------------
     60       Fred Dalley                            060                 6,250
-------------------------------------------------------------------------------
     61       Lawrence Eckert                        061                18,750
-------------------------------------------------------------------------------
     62       Peter Pristach                         062                 3,125
-------------------------------------------------------------------------------


NOTE: Additional Warrant issued to Toronto Star Newspapers Limited to acquire up to 500,000 common shares. A copy of the Warrant is contained in Schedule "M."

                                 SCHEDULE "E"

                                  LITIGATION

     As of the date hereof, there is currently no outstanding or contemplated litigation involving or that may involve Internet Liquidates International Inc.



CP-29729-1
January 29. 1997

--------------------------------------------------------------------------------
Thursday, 07, 1996

                                 SCHEDULE "F"

                                   LICENSES


INTERNET LIQUIDATORS INTERNATIONAL INC.
THIRD PARTY SOFTWARE LICENCES PURCHASED
TO JANUARY 30,1997

           [Confidential Information filed separately with the SEC]

                                       2

     See attached papers.


     CP 29729-1 January 30. 1997

Asset Tracking (FTN)


Tag # Product Description*                       Qty    Date          Vendor                   Inv. #   Cost     PC  Identification
                                                                                                                      Number
------------------------------------------------------------------------------------------------------------------------------------
IL100140                                         1    08/28/96     Focus Technologies Networks  56267  $ 972.00
------------------------------------------------------------------------------------------------------------------------------------
ILI00139                                         1    08/29/96     Focus Technologies Networks  56267  $ 972.00
------------------------------------------------------------------------------------------------------------------------------------
ILI00137                                         1    05/31/96     Focus Technologies Networks  52600  $ 693.36
------------------------------------------------------------------------------------------------------------------------------------
ILI00135                                         1    08/28/96     Focus Technologies Networks  56046  $ 327.60              6419304
------------------------------------------------------------------------------------------------------------------------------------
ILI00105                                         1    06/11/96     Focus Technologies Networks  51916  $ 3,385.00
------------------------------------------------------------------------------------------------------------------------------------
ILI00096                                         1    05/31/96     Focus Technologies Networks  53250  $ 5,670.00
------------------------------------------------------------------------------------------------------------------------------------
ILI00o92                                         1    05/23/96     Focus Technologies Networks  52863  $ 4,860.00            1F00305
------------------------------------------------------------------------------------------------------------------------------------
ILI00081                                         1    04/19/96     Focus Technologies Networks  51916  $ 2,700.00
------------------------------------------------------------------------------------------------------------------------------------
ILI00079                                         1    04/19/96     Focus Technologies Networks  51916  $ 430.92
-----------------------------------------------------------------------------------------------------------------------------------
ILI00071                                         1    03/28/96     Focus Technologies Networks  51136  $ 2,316.60    S/N HLA2000601
------------------------------------------------------------------------------------------------------------------------------------
ILI00070                                         1    03/28/96     Focus Technologies Networks  51136  $ 4,325.40      S/N 00029231
------------------------------------------------------------------------------------------------------------------------------------
ILI00062                                         1    03/18/96     Focus Technologies Networks  50827  $ 16,200.00
------------------------------------------------------------------------------------------------------------------------------------
ILI0062                                          1    03/18/96     Focus Technologies Networks  50827  $ 9,369.00       S/N 446F0677
------------------------------------------------------------------------------------------------------------------------------------
ILI00062                                         1    03/18/96     Focus Technologies Networks  50827  $ 1,323.00
------------------------------------------------------------------------------------------------------------------------------------
ILI00062                                         1    03/18/96     Focus Technologies Networks  50827  $ 1,323.00
------------------------------------------------------------------------------------------------------------------------------------
ILI00060                                         1    03/18/96     Focus Technologies Networks  50827  $ 37,335.60   S/N CX60202274,
                                                                                                                         75,78
------------------------------------------------------------------------------------------------------------------------------------
ILI00059                                         1    03/18/96     Focus Technologies Networks  50827  $ 5,670.00     S/N NI549R8372
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Thrusday, 07 November, 1996                                       Page 1 of 3


* Confidential Information filed separately with the SEC

Tag # Product Description*                       Qty    Date          Vendor               Inv. #   Cost     PC  Identification
                                                                                                                      Number
------------------------------------------------------------------------------------------------------------------------------------
ILI00039                                          1  12/14/95  Focus Technologies           48075  $ 4,860.00   S/N: 1F00286,1F00305
                                                                   Networks
------------------------------------------------------------------------------------------------------------------------------------
                                                  1  04/19/96  Focus Technologies           51916  $ 405.00
                                                                   Networks
------------------------------------------------------------------------------------------------------------------------------------
                                                  6                                                $ 0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                  1                                                $ 0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                  1            Bell                                $ 0.00
------------------------------------------------------------------------------------------------------------------------------------
ILI00094                                          1  05/29/96  Focus Technologies Networks  53089  $ 8,559.00   1     S/N N161601Z11
------------------------------------------------------------------------------------------------------------------------------------
ILI00094                                          1  05/31/96  Focus Technologies Networks  53250  $ 5,526.36   1
------------------------------------------------------------------------------------------------------------------------------------
ILI00094                                          1  09/06/96  Focus Technologies Networks  56476  $ 585.00     1
------------------------------------------------------------------------------------------------------------------------------------
ILI00094                                          1  05/29/96  Focus Technologies Networks  53089  $ 0.00       1
------------------------------------------------------------------------------------------------------------------------------------
ILI00083                                          1  04/12/96  Focus Technologies Networks  51676  $ 18,630.00  2     S/N N161201LCA
------------------------------------------------------------------------------------------------------------------------------------
ILI00083                                          1  04/12/96  Focus Technologies Networks  51676  $ 7,776.00   2
------------------------------------------------------------------------------------------------------------------------------------
ILI00083                                          1  02/27/96  Focus Technologies Networks  50066  $ 1,225.00   2       0000F80034A9
------------------------------------------------------------------------------------------------------------------------------------
ILI00083                                          1  04/12/96  Focus Technologies Networks  51676  $ 0.00       2
------------------------------------------------------------------------------------------------------------------------------------
ILI00069                                          1  03/28/96  Focus Technologies Networks  51136  $ 18,630.00  3     S/N N1602018G8
------------------------------------------------------------------------------------------------------------------------------------
ILI00069                                          1  04/12/96  Focus Technologies Networks  51676  $ 7,776.00   3
------------------------------------------------------------------------------------------------------------------------------------
ILI00069                                          1  02/27/96  Focus Technologies Networks  50066  $ 1.225.00   3       08002BE6F63C
------------------------------------------------------------------------------------------------------------------------------------
ILI00069                                          1   03/2896  Focus Technologies Networks  51136  $ 0.00       3
------------------------------------------------------------------------------------------------------------------------------------
ILI00069                                          1                                                $ 0.00       3
------------------------------------------------------------------------------------------------------------------------------------
ILI00069                                          1                                                $ 0.00       3
------------------------------------------------------------------------------------------------------------------------------------
ILI00095                                          1  05/29/96  Focus Technologies Networks  53089  $ 18,630.00  4     S/N N161201KJL
------------------------------------------------------------------------------------------------------------------------------------

*Confidential Information filed separately with the SEC


Tag # Product Description*               Qty    Date          Vendor                Inv. #   Cost       PC    Identification
                                                                                                                  Number
------------------------------------------------------------------------------------------------------------------------------------
ILI00095                                    1  05/29/96  Focus Technologies Networks  53089  $ 5,526.36      4
------------------------------------------------------------------------------------------------------------------------------------
ILI00095                                    1  02/27/96  Focus Technologies Networks  50066  $ 1,225.00      4          08002BE5F3A4
------------------------------------------------------------------------------------------------------------------------------------
ILI00095                                    1                                                $     0.00      4
------------------------------------------------------------------------------------------------------------------------------------
ILI00095                                    1                                                $     0.00      4
------------------------------------------------------------------------------------------------------------------------------------
ILI00061                                    1  03/18/96  Focus Technologies Networks  50827  $ 32,880.60     5        S/N N1550R9894
------------------------------------------------------------------------------------------------------------------------------------
ILI00061                                    1  01/31/96  Focus Technologies Networks  49219  $ 12,450.00     5
------------------------------------------------------------------------------------------------------------------------------------
ILI00061                                    1  03/18/96  Focus Technologies Networks  50827  $ 7,776.00      5
------------------------------------------------------------------------------------------------------------------------------------
ILI00061                                    1  03/18/96  Focus Technologies Networks  50827  $ 6,485.40      5         S/N 3D5370033
------------------------------------------------------------------------------------------------------------------------------------
ILI00061                                    1  05/31/96  Focus Technologies Networks  53250  $ 5,250.00      5
------------------------------------------------------------------------------------------------------------------------------------
ILI00061                                    1  03/18/96  Focus Technologies Networks  50827  $ 0.00          5
------------------------------------------------------------------------------------------------------------------------------------
ILI00136                                    1  05/13/96  Focus Technologies Networks  52600  $ 2,399.00      6             6425318UN
------------------------------------------------------------------------------------------------------------------------------------
ILI00138                                    1  03/28/96  Focus Technologies Networks  51136  $ 1,938.60      6
------------------------------------------------------------------------------------------------------------------------------------
ILI00137                                    1  03/06/96  Focus Technologies Networks  50862  $ 2,619.00      7            3510A00872
------------------------------------------------------------------------------------------------------------------------------------
ILI00137                                    1  04/16/96  Focus Technologies Networks  51786  $ 279.72        7
------------------------------------------------------------------------------------------------------------------------------------
ILI00141                                    1  04/19/96  National Data Corporation           $ 5,308.00      9
------------------------------------------------------------------------------------------------------------------------------------
ILI00141                                    1  03/06/96  Focus Technologies Networks  50862  $ 2,619.00      9
------------------------------------------------------------------------------------------------------------------------------------
ILI00141                                    1  02/27/96  Focus Technologies Networks  50420  $ 189.00        9
                                                                                      TOTAL: $ 278,692.32
------------------------------------------------------------------------------------------------------------------------------------

*Confidential Information filed separately with the SEC

               * Schedule "H" Form of Certificate of Originality
               ------------------------------------------------

                          CERTIFICATE OF ORIGINALITY
                          --------------------------

--------------------------------------------------------------------------------

For each item of Software and Documentation (collectively, "Software Material"), as defined in the Auction Services Agreement (the "Agreement"), you must complete a copy of this questionnaire.

In addition you must provide any additional information needed for copyright registration or enforcement of legal rights relating to the Software Material.

One questionnaire can cover one complete product, even if that product includes multiple modules. A separate questionnaire must be completed for code and another for its related documentation. Significant changes to the Software Material will require completion of a new questionnaire.

Please do not leave any question blank. Write "not applicable" or "N/A" if a question is not relevant to the Software Material. If you need additional space to complete any question, please attach a separate sheet of paper that identifies the question number.


1.0  QUESTIONNAIRE

1. Name of the Software Material (provide complete identification including version, release and modification numbers for programs and documentation):



2.   Was the Software Material or any portion thereof:

     (a) Written by any persons(s) other than you or your employees working within their job assignments?

          YES _____    NO _______  (If NO, skip to #3)

     (b)  Did the person(s) write ALL or PART of the Software Material?

          ALL _______   PART _____

     If PART, state the percentage written by the person(s) _________%


     (c) Was the Software Material provided to you by COMPANY(IES) or INDIVIDUAL(S) or both?

          COMPANY(IES) ______   INDIVIDUAL(S) _______   BOTH _______
          (Complete (d) and (e) below)

     How did you acquire title to the Software Material or the right to grant the licenses in the Agreement?

     (d)  For each COMPANY, provide the following information:

          Name:

          Address:

          How did the COMPANY acquire title to the Software Material? (For example, the Software Material was written by the COMPANY'S employees as part of their job assignment):

          Did the COMPANY have each non-US contributor to the Software Material sign a waiver of their moral rights?

          YES _______    NO _______

     (e)  For each INDIVIDUAL(S) in 2(c), provide the following:

          Name:

          Citizenship:

          Address:

          Did the INDIVIDUAL(S) create the Software Material while employed by, or under a contractual relationship with, another party?

          YES _______    NO _______

          If YES, provide name and address of the other party:

          Did the INDIVIDUAL(S) create or first publish the Software Material in a country other than the US?

          YES _______    NO _______

          If YES, did the INDIVIDUAL(S) sign a waiver of moral rights?

          YES _______    NO _______  (If YES, please attach a copy)

     (f) Was any part of the Software Material registered at any copyright office?

          YES _______    NO _______

          (If YES, provide the following registration information:)

          1)   Claimant Name:

          2)   Registration Number:

          3)   Date of Registration:

          4)   Title of Work:

3.   Was any part of the Software Material published?

     YES _______    NO _______

     When and where was it published?



     Was there a copyright notice on the published material(s)?

     YES _______    NO ______

     (If YES, provide the copyright notice below.)

     Was any part of the Software Material distributed by you to any third parties other than those contemplated in the Agreement?

     YES _________    NO _____

     When and where was the Software Material distributed?



     To whom was the Software Material distributed?



     Why was the Software Material distributed?



     Under what conditions was the Software Material distributed? (for example, under a contract.)

4.   Was any part of the Software Material derived from preexisting material(s)?

     YES _______    NO ________  (If YES, provide the following information for each of the preexisting materials:)

     (a)  Name of the material:



     (b)  Author (if known):



     (c)  Owner (if known):



     (d)  Copyright notice appearing on the material (if any):



     (e)  Was any new function added to the preexisting software?

          YES _______    NO _______

          Briefly describe the new function(s) below:

          ___________% of preexisting material used

          ___________% of preexisting material modified

          ___________% of preexisting material consisting of or deriving from preexisting materials

     (f)  Briefly describe below how the preexisting material has been used:



5. Were any part of the display screens, data formats, instruction or command formats, operator messages interfaces, etc. (collectively called "External Characteristics") of the Software Material copied or derived from the External Characteristics of another program or product of yours or a third party?

     YES _______    NO _______  (If YES, provide the following information:)

     1.   Name of Developer's or third party's program or product:

     2.   Author (if known):

     3.   Owner (if known):

     4. Copyright notice relating to the preexisting External Characteristics (if any):

     5.   Have the preexisting External Characteristics been modified?

          YES _______    NO ________

          (Describe how they have been modified below:)

6. Identify below any other circumstances that might effect the execution of the terms of the Agreement:

     (a)  confidentiality or trade secrecy of preexisting materials:

     (b)  known or expected royalty obligations to others:

     (c) preexisting materials developed for another party or customer (including government) where you may not have retained full rights to the materials:




     (d) materials acquired from a person or company possibly having no title to them:



7. Employee Identification. You recognize that for purposes of copyright registration or enforcement of legal rights relating to the Software Material, the names, addresses and citizenships of all persons who wrote or contributed to the writing of the Software Materials is required. You agree to keep accurate records of all such information according to the IDA and to provide them as necessary to carry out the terms of the Agreement.

8. An "ICON" is generally defined as a symbol on a display screen that a user can point to with a device such as a mouse in order to select a particular operation or software application. For each ICON contained in the Software Materials, you will have its creator complete an ICON IDENTIFICATION FORM and submit them as appendices to this Certificate of Originality.

2.0  CERTIFICATION

By signing below, you certify that all information contained in this Certificate of Originality, including any attachments or appendices to it, are accurate and complete.



          Developer Name:

          Signature:   _______________________

          Print name:  _______________________

          Title:______________________________

          Date:_______________________________

                                 SCHEDULE "I"

                          AUCTION SERVICES AGREEMENT

THIS AGREEMENT is made the 21st day of February, 1997 (the "Effective Date") between INTERNET LIQUIDATORS INTERNATIONAL INC., a corporation having a principal place of business at 5915 Airport Rd, Suite 330, Mississauga, Ontario L4V 1T1 ("IL") and AMERICA ONLINE, INC., a corporation having a place of business at 22000 AOL Way, Dulles, Virginia ("AOL").

BACKGROUND:

1. IL has developed and owns all applicable rights in, certain electronic auction software, technology and services.

2. IL uses a portion of the IL Technology in an auction service provided at internetliquidators.com.

3. On the terms set out in this Agreement, IL wishes to allow AOL and certain related entities who provide interactive services to, and AOL has agreed to accept such rights to:

    (i)  use and commercially exploit the IL Auction Service; and

    (ii) if AOL elects use the Software and the IL Technology to operate an AOL Auction Service with an AOL end users' interface; and

4. In connection with the AOL Auction Service, AOL wishes to have IL provide certain related services and other deliverables.

NOW THEREFORE in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

                                  ARTICLE ONE
                                INTERPRETATION
                                --------------

1.1  Definitions.  In this Agreement, unless the context otherwise requires,
     ------------
each capitalized term shall have the meaning attributed thereto in Schedule "A".

1.2  Schedules.  The following are the schedules attached to and forming part of
     ----------
this Agreement:

     Schedule "A"  -    Definitions
     Schedule "B"  -    Revenue Sharing
     Schedule "C"  -    AOL Source Code Trust Agreement
     Schedule "D"  -    Recognized Browsers
     Schedule "E"  -    AOL Merchant Certification Program
     Schedule "F"  -    AOL/IL Auction Service Overview

1.3  Headings.  The headings in this Agreement are for convenience of reference
     ---------
only and shall not affect the construction or interpretation hereof.

1.4  Extended Meanings.  Words in the singular include the plural and vice-versa
     ------------------
and words in one gender include all genders.

1.5  Entire Agreement.  This Agreement, and any agreements and other documents
     -----------------
contemplated herein or to be delivered pursuant to it, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, oral or written, between the Parties. The execution of this Agreement has not been induced by, nor do either of the Parties rely upon or regard as material, any representations, warranties, conditions, other agreements or acknowledgements not expressly made in this Agreement or in the agreements and other documents to be delivered pursuant hereto.

1.6  Currency.  Unless otherwise indicated, all dollar amounts referred to in
     ---------
this Agreement are in U.S. funds.

1.7  Invalidity.  If any of the provisions contained in this Agreement is found
     -----------
by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

1.8  Governing Law.  This Agreement shall be governed by and construed in
     --------------
accordance with the laws of Ontario and the federal laws of Canada applicable therein (excluding any provisions that would result in the application of the law of another jurisdiction) and shall be treated, in all respects, as an Ontario contract. IL submits to the non-exclusive jurisdiction of the Courts of Virginia and the U.S. Federal Court and AOL submits to the non-exclusive jurisdiction of the Courts of Ontario. The Parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods.

1.9  Provision of Services.  For the purposes of this Agreement, references to
     ----------------------
the sale of products through the IL Auction Service or the AOL Auction Service shall be deemed to include the provision of services as well.


                                  ARTICLE TWO
                           USE OF IL AUCTION SERVICE
                           -------------------------

2.1  IL Auction Service.  IL grants to AOL and AOL Affiliates, a non-exclusive
     -------------------
right to direct AOL Users by way of an AOL Interactive Service or otherwise to the IL Auction Service to purchase goods and services.

2.2  AOL Exclusive Auctions.  AOL shall be allocated, on a non-consecutive and
     -----------------------
non-cumulative basis, at least sixty minutes per day on the IL Auction Service to sell products exclusively to AOL Users in the United States and Canada ("AOL Exclusive Auctions"). AOL will have the right to determine at what times such AOL Exclusive Auctions will occur, subject to IL's approval which shall not be unreasonably withheld. During the times that AOL is conducting the AOL Exclusive Auctions, IL will not conduct any other auctions through the IL Auction Service or any other means nor will it authorize or allow any third party to do so, other than the Local Auctions. The Parties agree to develop mutually acceptable disclaimers, warnings and intellectual property notices to be displayed with respect to the auction service being provided thereon.

2.3  Term of Exclusive Auction.
     ---------------------------

(a) The AOL Exclusive Auctions will continue for a period of one year from the Effective Date; provided, that AOL will have the option at any time to relinquish its rights to the AOL Exclusive Auctions. If AOL elects to relinquish it's rights in the first year it will receive the [Confidential Information filed separately with the SEC] during such period when it has relinquished its right in accordance with Schedule "B".

(b) For each year after the first year beginning on the Effective Date, AOL will have the option, to be exercised by notice in writing on or before the commencement of each year, of extending the AOL Exclusive Auctions for another year or receiving the [Confidential Information filed separately with the SEC].

(c) For the first 18 months from the Effective Date, IL will not grant any third party the right to operate an exclusive auction similar to the AOL Exclusive Auctions if the effect is that any AOL User is prevented from accessing and participating in all activity on the IL Auction Service at any time.

2.4  Promotion and Avails.
     ---------------------

(a)  Hyperlinks.  IL will prominently promote the AOL Interactive Services by
     -----------
     (i) placing on the first page of the IL Auction Service website a permanent (i.e., always on the screen) Above The Fold hyperlink to a World Wide Web site selected by AOL and (ii) placing on each page of the IL Auction Service website hyperlinks to a World Wide Web site selected by AOL. The hyperlinks in the preceding sentence shall be at least as prominent and favorably positioned as any other third party hyperlink on such page, but in no event shall such hyperlink be less than 5,000 square pixels. AOL will not select a hyperlink under this section which links to the World Wide Web site of an entity which IL determines, acting reasonably, is a direct and material competitor with the IL Auction Service in the on-line auction business.

(b)  Sales of Ad Avails.  AOL will be entitled to sell up to [Confidential
     -------------------
     Information filed separately with the SEC] of IL's banner advertisements on the first page of the IL Auction Service's website and any page of the IL Auction Service's website that is directly linked to the first page, provided that AOL sells at least half of this entitlement within the first year of this Agreement. All revenue, net of any commercially reasonable, third party commissions for fees, collected by AOL for sales of these banner advertisements shall be allocated [Confidential Information filed separately with the SEC] to IL and [Confidential Information filed separately with the SEC] to AOL.

(c)  Marketing and Advertising.  IL will purchase advertising from AOL in
     --------------------------
     accordance with the Subscription Agreement. IL agrees that any such advertising on AOL Interactive Services pursuant to this Section [Confidential Information filed separately with the SEC] All other advertising by IL on AOL Interactive Services may point to any entity, [Confidential Information filed separately with the SEC], except with the prior written consent of AOL.

2.5  [Confidential Information filed separately with the SEC]

2.6  General Revenue Splits For Auction Services.  All Gross Margin received in
     ---------------------------------------------
connection with the sale of products through the IL Auction Service and the AOL Auction Service will be allocated as set out in Schedule "B".

2.7  Right to Source Own Products.  AOL may source, fulfill and sell products on
     -----------------------------
the IL Auction Service for no more than 25 Auctions during the first three months of this Agreement and no more than 150 Auctions during the first six months of this Agreement.

2.8  Improvements to the IL Auction Services.   IL agrees immediately to use its
     -----------------------------------------
best efforts to improve its IL Auction Services as follows:

          a) create separate URL's for the IL Auction Services site for the U.S. and for Canada;

          b) modify the Software and the IL Technology to recognize the browsers listed in Schedule "D" (for the purpose of this covenant, "recognize" means that users of either browser shall have full access to the functionality of the IL Auction Services);

          c) ensure that IL shall support 40, 56 and 128 bit encryption technology;

          d) have the Yankee auction operational within 60 days of receiving the AOL approved specifications therefor as contemplated by the Subscription Agreement; and

          e) modify the Software and the IL Technology to initially handle 10,000 simultaneous users and thereafter within 90 days such number as AOL specifies in its quarterly "architecture and development plan" report.

2.9  User Interface Branding.   Using the IL Technology and in co-ordination
     ------------------------
with AOL, IL will create AOL branded user interfaces for the IL Auction Service for use on the AOL Interactive Services on which the IL brand is a sub-brand (the "AOL Sub-Branded Interfaces") and will integrate the IL Technology and the IL Auction Service into the AOL Interactive Services. The branding and look and feel of the AOL Sub-Branded Interfaces shall be determined by AOL in its sole discretion. AOL shall operate or otherwise test the AOL Sub-Branded Interfaces in accordance with the acceptance testing provisions set out in Sections 3.7 to 3.10.

2.10 Reports.   Once per month (or more frequently on reasonable request), IL
     --------
shall provide AOL with a monthly usage report that tracks all elements necessary to allocate revenues with respect to the IL Auction Service (including at a minimum sales, average order size, merchant name and address, geographic information, re: buyers, type of credit card, gross traffic) and how users of the IL Auction Service are navigating through the IL Auction Service.

2.11  Security.  At all times during the term of this Agreement, IL will provide
      ---------
a secure data line between AOL and IL offices acceptable to AOL acting reasonably for the transmission of credit card information at IL's expense.
IL's annual expense, other than one-time charges for such matters as installation, shall not exceed the sum of $15,500 CDN and $38,200 US. IL shall cooperate with AOL's Operation Security in the performance of an initial security review of the IL Auction Service and such periodic security reviews as AOL may reasonably require. At all times during the term of this Agreement, AOL will retain ownership of all AOL's system administration tools. Access to any of the Servers in the AOL Auction Service may be given and/or denied to ILI staff at AOL's sole discretion.

2.12  International Markets. [Confidential Information filed separately with the
      ---------------------
SEC], IL may give AOL notice that IL wishes to reserve such country for 3 months in order to permit IL to attempt to negotiate an exclusive license with a third party for such country to exploit the IL Technology. [Confidential Information filed separately with the SEC] IL shall have 3 months in which to negotiate a term sheet with a third party and an additional 2 months to conclude the exclusive transaction. [Confidential Information filed separately with the SEC].

2.13  Network Operations Center.  IL agrees to permit the AOL Network Operations
      --------------------------
Center to monitor the IL Auction Service and to designate a person for the Network Operations Center to contact in the event of a performance malfunction
of the IL Auction Service.   The AOL Network Operations Center will have full
system administrative access for emergency situations when the AOL Auction is relocated to AOL Data Centers pursuant to section 3.1.

2.14 Software Service Levels. IL agrees to provide AOL with the following Service Levels in response to software, access, and hardware problems as found and assessed by AOL in its sole discretion:

     Severity 1:   Function broken: bug fix or work around required within
                   twenty-four (24) hours of first report to IL.

     Severity 2:   Function impaired: bug fix or work around required within
                   three (3) calendar days of first report to IL.

     Severity 3:   Function change or improvement: bug fix or work around
                   required within one  (1) calendar week of first report to IL.

     Severity 4:   Non-functional change or improvement: fix or change required within one (1) calendar month of first report to IL.

2.15  Specification of Deliverables and Implementation.    IL and AOL agree that
      -------------------------------------------------
the architecture design for the Auction Service shall be consistent with Schedule "F" (as amended by mutual agreement from time to time). AOL shall provide IL with a written request specifying any Deliverables to be performed in connection with AOL's right to direct AOL Users by way of an AOL Interactive Service. IL, acting in good faith, shall consider and shall provide AOL with a reasonable business proposal with respect thereto. Once agreed upon, the Parties shall set out a detailed statement of work, specifications and an implementation schedule in an addendum hereto. The Parties will also agree on an implementation schedule for the Deliverables. IL will provide AOL with technical support and training in connection with AOL's use of the Software. IL shall also provide all Services necessary or desirable to permit AOL to support the Deliverables without recourse to IL.


                                 ARTICLE THREE
                      OPTION TO HOST AOL AUCTION SERVICE
                      ----------------------------------

3.1  AOL Auction Service.  IL acknowledges and agrees that AOL may provide 90
     --------------------
days notice that it wishes to establish, operate and maintain an auction service on one or more AOL servers referred to herein as the AOL auction Service. In such event, IL at its cost shall perform the modifications required to permit such a transfer. IL and AOL shall share moving and setup costs including hardware and offsite maintenance costs (other than modification costs) but IL's share shall not exceed $100,000 (US). Within these limits, IL agrees that it is responsible for taking the technical steps to permit such a transfer including providing all necessary assistance, training, technical support, Software and Documentation in connection with the AOL Auction Service and AOL's use of the IL Technology as may be reasonably required by AOL, using reasonably qualified software professionals, to achieve such objective. If AOL provides such notice, AOL shall have primary operations responsibility for AOL Auction Service with support from IL as provided for herein. IL shall grant AOL an non-exclusive, royalty free license to use the Software and Documentation in connection with the AOL Auction Service.

3.2  Specification of Deliverables.    IL and AOL agree that the architecture
     ------------------------------
design for the Auction Service shall be consistent with Schedule "F" (as amended by mutual agreement from time to time). AOL shall provide IL with a written request specifying the Deliverables to be performed in connection with the election in section 3.1 herein. IL, acting in good faith, shall consider and shall provide AOL with a reasonable business proposal with respect thereto.
Once agreed upon, the Parties shall set out a detailed statement of work, specifications and an implementation schedule in an addendum hereto.

3.3  Implementation.  The Parties will agree on an implementation schedule for
     ---------------
the Deliverables. IL will provide AOL with technical support and training in connection with AOL's use of the Software. IL shall also provide all Services necessary or desirable to permit AOL to support the Deliverables without recourse to IL.

3.4  Training.   For a period of 2 months, IL shall provide suitably qualified
     ---------
staff and appropriate documentation and manuals to train, and shall train, AOL's personnel in the proper use, operation and routine maintenance of the Software and the IL Technology (the "Training").

3.5  Documentation.    Without limiting the generality of Section 3.1, IL shall
     --------------
provide to AOL three (3) sets, or such other number as agreed in writing, of the Documentation in accordance with this Agreement. IL shall provide further Documentation, and revisions to current Documentation, as developed in respect of the Software from time to time for so long as AOL continues to receive Maintenance Services (as defined in Section 3.10) for such Software and covenants to AOL that for such period the Documentation furnished will be reasonably complete so as to allow AOL to provide for routine maintenance of the Software and for its operation and use as contemplated under this Agreement.
AOL may, at no additional cost, make such copies of the Documentation as it may reasonably require for the contemplated uses of the Deliverables hereunder.

3.6  Project Management.  The Parties each agree to designate an individual from
     ------- -----------
their respective companies with adequate authority and full technical competence to deal with matters relating to the implementation of the Deliverables (each, being a "Project Manager"). Specifically, these individuals will, on behalf of their respective Parties, in accordance with the spirit of this Agreement, use reasonable efforts to co-ordinate the delivery, installation, acceptance and maintenance and support of the Deliverables and for the provision of Services generally as contemplated herein. Upon such designations, each of AOL and IL shall concurrently provide the other with details with respect to its Project Manager, including name, address and telephone number, and each of AOL and IL may from time to time change its Project Manager with the consent of the other which will not be unreasonably withheld.

3.7  Support.  IL agrees to provide support in the form of bug fixes, assistance
     --------
to AOL in integrating the Software with AOL's Service. IL further agrees to provide such documentation of software, bug fixes, alterations, changes, and upgrades to the Software as may be required by AOL during the development and integration of the Software with AOL's Service.

3.8  Acceptance Testing.
     -------------------

(a) Within a reasonable time after the completion of the installation of Software and the provision of the basic training and related Documentation provided for in this Agreement in respect of such Software, for an appropriate test period, AOL in conjunction with IL, shall operate or otherwise test the Software in accordance with agreed upon operating practices (the "Acceptance Testing"). The Software will be deemed accepted when all Severity Level 1 and 2 bugs (as set out in Section 2.14) are fixed. AOL shall notify IL in writing of any instances in which the Software has not performed in accordance to AOL's requirements.

(b) If IL receives such written notification, then it shall take all such actions as are necessary to allow the Software to perform in accordance to AOL's Requirements within the time frames defined for each Severity Levels as set out in Section 2.14.

(c) Notwithstanding Sections 3.8(a) and (b) above, AOL acknowledges and agrees that there may be minor deficiencies defined as Severity Level 3 and 4 bugs that do not in the aggregate have a material impact upon performance of the Software and provided that on notification thereof, IL promptly rectifies deficiencies to the satisfaction of AOL, acting reasonably, the acceptance of the Software will not be delayed thereby.

3.9  Reports.   IL will provide AOL with a regular report on changes to the IL
     --------
Auction Service.

3.10 Maintenance and Support.
     ------------------------

(a) Except as otherwise provided herein, IL will be responsible for maintaining and updating the IL Technology used in the AOL Auction Service and will make available those Software maintenance and support services agreed upon by the Parties (the "Maintenance Services"), including meeting the Service Levels set out in Section 2.14. IL will provide AOL with no less than the most favorable support and maintenance terms (e.g., response times and training classes) provided by IL to any third party.

(b) At least once per calendar quarter IL shall have the appropriate technical support staff physically visit the AOL website to provide maintenance and support.

(c) If AOL requests the inclusion in the IL Technology, the IL Auction Service, or the AOL Auction Service of functionality which IL reasonably believes to be an AOL-specific requirement or one that is not required to keep pace with IL's competition, IL will assist AOL, on terms to be mutually agreed upon, in developing or obtaining such functionality in the IL Technology and AOL Sub-Branded Interfaces.

3.11  Future Provision of Additional or Amended Deliverables.     If AOL wishes
      -------------------------------------------------------
to have IL provide deliverables in addition to those contemplated by section 3.1 herein, whether to develop improvements for the Software or to develop similar software products, or otherwise, or to amend certain Services, AOL shall provide IL with a written request specifying the additional or amended Deliverables to be performed in connection therewith. IL, acting in good faith, shall consider and, if appropriate, shall provide AOL with a proposal with respect thereto. Once agreed upon, the Parties shall set out a detailed statement of work, specifications, the basis, if any, upon which AOL may terminate such specific additional or amended Deliverables prior to their completion, and an implementation schedule in an addendum hereto. Upon entering into such an addendum, such additional services or amended Deliverables, as applicable, shall form part of the Services.

3.12  Capability of IL Technology.
      ----------------------------

(a) IL will ensure that the AOL Auction Service and the AOL Sub-Branded Interfaces will have the right and capability to use all of the functionality that is used in connection with the IL Auction Service at the same time as such functionality is used on the IL Auction Service.

(b) Any updates and/or upgrades and corresponding instructional materials to the IL Technology and IL Auction Service will be provided by IL to AOL at the same time such updates and/or upgrades and corresponding instructional materials are provided for the IL Auction Service or to any third party.

(c) IL will continue to update and/or upgrade the IL Technology and IL Auction Service to ensure that it contains at least substantially the same functionality as its competitors.

(d) IL will ensure that at all times both the IL Auction Service and the AOL Auction Service are compatible with the browsers listed in Schedule "D" and the then most popular three Internet browsers and that within a reasonable period it shall modify the IL Technology, the Software and the AOL Sub-branded Interfaces to be compatible with all AOL end users' interfaces then in use by AOL customers with browsers defined in Schedule "D".

3.13 Reports.   Once per month (or more frequently on reasonable request), AOL
     --------
shall provide IL with a monthly usage report that tracks all elements necessary to allocate revenues with respect to the AOL Auction Service (including at a minimum sales, average order size, merchant name and address, geographic information, re: buyers, type of credit card, gross traffic) and how users of the AOL Auction Service are navigating through the AOL Auction Service.


                                 ARTICLE FOUR
                           FEES AND REVENUE SHARING
                           ------------------------

4.1  Fees and Revenue Sharing.  As consideration for all obligations, services
     -------------------------
and licenses provided for herein the Parties agree to share all Gross Margin received in connection with the sale of products through the IL Auction Service and the AOL Auction Service in accordance with Schedule "B".

4.2  Additional Services.  Upon the prior written consent of AOL, those
     --------------------
additional Services rendered by IL contemplated hereunder in section 3.10(c) and section 3.11 as being provided at an additional charge may be charged to AOL at current market rates then in effect plus reasonable out-of-pocket expenses approved in advance by AOL.

4.3  Taxes.  AOL shall pay to IL those taxes, duties, and other such assessments
     ------
or charges now in force or enacted in the future that are payable in respect of payments to be made hereunder and are required to be collected by IL under the relevant legislation. Similarly, IL shall pay to AOL those taxes, duties, and other such assessments or charges now in force or enacted in the future that are payable in respect of payments to be made hereunder and are required to be collected by AOL under the relevant legislation. This provision includes sales, use, goods and services, and excise taxes, but does not include taxes based on AOL's or IL's net income. For greater certainty, the parties hereto expressly acknowledge that any income taxes which are the debt of IL under any national or local law on any amounts to be paid to IL by AOL or under this Agreement shall be withheld by AOL to the extent required by law, and AOL shall provide proof to IL of its withholding and payment of any such taxes.

4.4  [Confidential Information filed separately with the SEC]

                                 ARTICLE FIVE
                  REPRESENTATIONS, WARRANTIES AND INDEMNITIES
                  -------------------------------------------

5.1  Warranty and Indemnity re:   Authority, Title and Proprietary Rights:
     ---------------------------------------------------------------------

(a) IL represents and warrants that they each have the right to grant the licenses hereby granted and that there are not, nor will there be any lien, encumbrance, security interest or other rights against the Software and Documentation which would prohibit such license, and that IL has the right to provide the IL Auction Service, and that title to media upon which the Software and the Documentation will be provided, will be provided free and clear of all encumbrances by IL to AOL or AOL Affiliates.

(b) IL agrees to indemnify AOL or AOL Affiliates and hold each harmless from all losses, claims, damages or liabilities, including court costs and attorney's fees, in connection with or arising out of any claim asserted against AOL or AOL Affiliates based upon a contention that the IL Auction Service or any of the Deliverables, or any portion thereof, in the form accepted by AOL or AOL Affiliates and used within the scope of this Agreement infringes the Intellectual Property Rights of any third party provided that:

     (i) AOL or AOL Affiliates promptly notifies IL in writing of the claim and of all material developments in connection with such claim and provides all assistance otherwise reasonably requested by IL;

     (ii) IL has the right to control, at its own cost, the defense and all related settlement negotiations (AOL has the right to participate at its own expense); and

     (iii) AOL or AOL Affiliates does not pay or settle any such claim without the express written consent of IL.

     In addition, if the IL Auction Service, any of the Deliverables, or any portion thereof is held to constitute an infringement of another Person's rights, and use thereof is enjoined, IL shall, at its election and expense, either:

     (A)  procure the right to use the infringing element thereof;

     (B) procure the right to an element which performs the same function without any material loss of performance or functionality; or

     (C) replace or modify the element thereof so that the infringing portion is no longer infringing and still performs the same function without any material loss of functionality.

     and shall make every reasonable effort to correct the situation with minimal effect upon the operations of AOL or AOL Affiliates.

5.2  Disabling Device.  IL warrants that any Software provided hereunder shall
     -----------------
not contain any clock, timer, counter, or other limiting or disabling code, design or routine that would cause the Software to be made inoperable or otherwise rendered incapable of performing in accordance with AOL's Requirements or otherwise limit or restrict AOL's or AOL Affiliate's ability to use same or after the lapse or occurrence of any triggering prompt and to the best of IL's knowledge, information and belief does not contain any virus.

5.3  Media.  IL represents and warrants that the media on which any Software is
     ------
provided shall be compatible with the computer system on which it is to be installed and that the media, as supplied by IL, shall be free from defects and computer viruses.

5.4  Representations and Warranties re:  Services.  IL agrees that all services
     ---------------------------------------------
to be provided by it hereunder shall be provided in a timely fashion and in a workmanlike manner by personnel appropriately trained in the performance of such services in accordance with all applicable governmental regulations governing such services. If IL does not meet the response time requirements for a severity (1) or severity (2) event as outlined in section 2.14 herein and such failure is not due to an event beyond the reasonable control of IL, AOL shall have the right to insist that its own engineers and designers assist IL's personnel at IL's premises and rectify the problem and IL shall cooperate fully in this process.

5.5  Compliance with Applicable Laws.  IL shall comply with all laws applicable
     --------------------------------
to the provision of the IL Auction Service or any part thereof. Evidence of compliance with such laws shall be furnished by IL to AOL's Project Manager at such times as AOL's Project Manager may reasonably request. Without limiting the generality of the foregoing, IL warrants and represents to AOL that the operation of the IL Auction Service shall comply with all consumer protection legislation and all other laws or regulations respecting the sale of goods to consumers in all jurisdictions in which goods are sold through the IL Auction Service. AOL shall comply with all laws applicable to the provision of the AOL Auction Service or any part thereof. Evidence of compliance with such laws shall be furnished by AOL to IL's Project Manager at such times as IL's

Project Manager may reasonably request. Without limiting the generality of the foregoing, AOL warrants and represents to IL that the operation of the AOL Auction Service shall comply with all consumer protection legislation and all other laws or regulations respecting the sale of goods to consumers in all jurisdictions in which goods are sold through the AOL Auction Service.

5.6  Manufacturer's Warranty.  Each of AOL and IL agree to be responsible for
     ------------------------
the goods it sources for sale through either the IL Auction Service or the AOL Auction Service, including ensuring that such goods shall be sold with no less than the manufacturer's or distributor's warranty except for goods for which warranties are not generally available. The Party that sources goods for sale on either the IL Auction Service or the AOL Auction Service agrees to indemnify, defend and hold harmless the other Party for any liabilities arising from the sale of such goods.

5.7  Provision of Source Code Materials.  At the written request of AOL, IL
     -----------------------------------
agrees to enter into a trust agreement with AOL and Data Securities International, Inc. or other mutually agreed third party for the use of the Source Code Materials. Such materials are to be released to AOL on the following conditions:

     (a)      bankruptcy or insolvency of IL;

     (b)      discontinuation by IL of the auction services business; or

     (c)      failure of IL to fulfill its maintenance and support obligations.

IL represents and warrants to AOL that the Source Code Materials furnished pursuant to such an agreement will be reasonably complete so as to allow AOL using a competent computer programmer possessing ordinary skills and experience, to further develop, maintain and operate the Software in the manner contemplated hereunder without further recourse to IL. At AOL's request, IL agrees to enter into, and fulfill its obligations under, the source code trust agreement attached as Schedule "C".

5.8  Confidentiality.  Each Party covenants to the other Party that it shall
     ----------------
keep confidential the Confidential Information of the other Party to which such Party obtains access to as a consequence of entering into this Agreement and that it will take all reasonable precautions to protect such Confidential Information from any use, disclosure or copying except as expressly authorized by this Agreement. Each Party shall implement such procedures as the other Party may reasonably require from time to time to improve the security of the Confidential Information in its possession. This Section shall survive the termination of the Agreement. For greater certainty, IL acknowledges and agrees that all information respecting AOL Users is the Confidential Information of AOL including e-mail addresses and personal information obtained pursuant to this Agreement. IL shall not use such information for any purpose not specifically contemplated herein or of for marketing purposes without the prior written consent of AOL. IL shall not provide such information to third parties for any reason whatsoever without the prior written consent of AOL.

5.9  Acknowledgement of Title.
     -------------------------

(a) AOL acknowledges that the Software constitutes commercially valuable trade secrets and proprietary data of IL and that no term of this Agreement shall be construed to convey title in the Software to AOL. Notwithstanding the foregoing, all intellectual property rights in the

     AOL Sub-Branded Interfaces shall vest in AOL and the Parties shall execute such documentation as may be reasonably required to confirm the foregoing.

(b) AOL shall ensure that to the extent that AOL Affiliates utilize the license in Article Three they do so pursuant to this Agreement. Subject to the terms of this Agreement, AOL shall indemnify, defend and hold harmless IL for any breach of this Agreement by AOL or AOL Affiliates which are authorized by this Agreement to have access to the IL Technology. Subject to the terms of this Agreement, IL shall indemnify, defend and hold harmless AOL or AOL Affiliates which are authorized by this Agreement to have access to the IL Technology for any breach of this Agreement by IL.

(c) AOL shall take all reasonable precautions to prevent third parties from using the IL Technology in its possession in any way that would constitute a breach of this Agreement including, without limitation, such precautions as it would otherwise take to protect its own proprietary technology.

5.10  AOL Merchant Certification Program.  IL shall meet all standards required
      ----------------------------------
under the AOL Merchant Certification Program as set out in Schedule "E".

5.11 Limitation on Warranties.  Except for those warranties otherwise provided
     -------------------------
herein, neither Party makes any warranties or representations, and there are no conditions, express or implied, in fact or in law, including without limitation, the implied warranties or conditions of merchantable quality and fitness for a particular purpose and those arising by statute or otherwise in law or from a course of dealing or usage of trade.


                                  ARTICLE SIX
                            DEFAULT AND TERMINATION
                            -----------------------

6.1  Term.
     -----

(a) The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue, subject to early termination in accordance with the terms hereof, for a period of three (3) years (the "Initial Term"). Thereafter, and subject to Section 6.1(b), the Agreement shall be automatically extended for each of three (3) additional one (1) year terms (each, being a "Subsequent Term") unless sixty (60) days' notice in writing is given by AOL prior to the end of any of the Initial Term or the first two (2) Subsequent Terms, as applicable, stating AOL's intention to terminate the Agreement at the end of such term.

(b) The extension of the Term of the Agreement into any of the three Subsequent Terms shall be subject to the Parties, using appropriate diligence and acting in good faith, during the sixty days prior to the end of the Initial Term and each Subsequent Term, renegotiating the allocation of revenues described in Schedule "B" and advertising pursuant to Section 2.4(c) and agreeing on reasonable gross profit allocations and license fees, if any, for the upcoming Subsequent Term. If the Parties cannot reach such an agreement, the Parties will submit the determination of such allocation and fees to binding arbitration by a single arbitrator in New York in accordance with AAA Rules, unless AOL elects to terminate. Pending resolution of arbitration and subject to the payment or repayment of any amount based upon the arbitrator's order, as applicable, AOL shall continue to pay the amounts paid during the just completed term.

6.2  Termination for Cause.  Subject to the time frames set out below, this
     ----------------------
Agreement may be terminated immediately by either Party on written notice upon the occurrence of an event of default by the other Party. Each of the following constitutes an event of default for the purposes of this Agreement:

     (i) if a Party commits any material fraudulent act in the performance of any of its obligations hereunder or any material misrepresentation hereunder; or

     (ii) if either Party fails to perform any material obligation set forth in this Agreement (other than a failure to pay which is considered separately in (iv)) and such default in the case of a default which is remediable continues for a period of thirty (30) days after written notice of such failure has been given by the non-defaulting Party;

     (iii) if there is repeated and ongoing failure by a Party to comply with or perform any of the material terms, conditions, agreements and obligations imposed on it by this Agreement;

     (iv) if a Party should fail to pay a material amount to the other when payable hereunder (other than an amount which such Party, in good faith, disputes is owing) and such breach is not cured within sixty
           (60) days after written notice stating that such amount is due and owing and that non-payment shall result in termination; or

     (v) if a Party declares bankruptcy, becomes insolvent or ceases the operation of its business without a successor.

6.3  Survival.  Upon termination of this Agreement, for a period of 12 months
     ---------
after the date this Agreement is terminated, all operative terms of this Agreement will remain in full force and effect and AOL will be entitled to use the AOL Sub-Branded Interfaces in the same manner it was entitled to use them as of the date of termination and AOL and IL will continue to allocate revenue as set forth above. After the 12-month period, AOL will not have any right to use the AOL Sub-Branded Interfaces and IL will cooperate with AOL to assist AOL in transitioning to a new technology. Except as otherwise provided herein, the terms of Articles 5 and 6 shall survive any termination or expiry of this Agreement and shall continue in force thereafter for the period contemplated by the Agreement as shall any other provision of this Agreement which, by the nature of the rights or obligations set out therein, might reasonably be expected to be intended to so survive.

                                 ARTICLE SEVEN
                                    GENERAL
                                   --------

7.1  Notice.   Any notice or other communication (in this Section a "Notice")
     -------
required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

(a) delivered in person during normal business hours on a Business Day and left with a receptionist or other responsible employee of the relevant party at the applicable address set forth below;

(b)  sent by prepaid first class mail; or

(c) sent by any electronic means of sending messages, including facsimile transmission, which produces a paper record (an "Electronic Transmission"), charges prepaid and confirmed by prepaid first class mail;

in the case of a Notice to AOL addressed to it at:

          America Online, Inc.
          22000 AOL Way
          Dulles, Virginia 20166
          Attention: Fred Singer, Vice-President
          Fax No.: (703) 265-2409

with a copy to:

          America Online, Inc.
          22000 AOL Way
          Dulles, Virginia 20166
          Attention: General Counsel
          Fax No.: (703) 265-2208

and in the case of a Notice to Corporation addressed to it at:

          Internet Liquidators International Inc.
          5915 Airport Rd.,
          Suite 330
          Mississauga, Ontario
          L4V 1T1
          Attention: Paul Godin
          Fax No.: (905) 672-5705

with a copy to:

          Gowling, Strathy & Henderson
          Barristers & Solicitors
          Commerce Court West
          Suite 4900
          Toronto, Ontario
          M5L 1J3
          Attention:  David Pamenter
          Fax No.: (416) 862-7661

Any Notice given or made in accordance with this Section 7.1 shall be deemed to have been given or made and to have been received:

(a)  on the day it was delivered, if delivered as aforesaid;

(b) on the fifth Business Day (excluding each day during which there exists any general interruption of postal services due to strike, lockout or other cause) after it was mailed, if mailed as aforesaid; and

(c) on the day of sending if sent by Electronic Transmission during normal business hours of the addressee on a Business Day and, if not, then on the first Business Day after the sending thereof.

Any Party may from time to time change its address for notice by giving Notice to other Party in accordance with the provisions of this Section 7.1.

7.2  Assignment.    The rights and obligations of IL under this Agreement shall
     -----------
not be assigned, in whole or in part, by IL without the prior consent in writing of AOL and any purported assignment made without that consent is void and of no effect. No assignment of this Agreement shall relieve IL from any obligation under this Agreement or impose any liability upon AOL , unless otherwise agreed to in writing by AOL. AOL may assign its rights and obligations under this Agreement to any AOL Affiliate or to a party purchasing the part of its business by which the applicable Deliverables are primarily used, without IL's prior written consent.

7.3  Binding on Successors.  This Agreement shall inure to the benefit of and be
     ----------------------
binding upon the Parties and their respective successors and permitted assigns.

7.4  Further Assurances.   Each Party agrees that upon the written request of
     -------------------
the other Party, it will do all such acts and execute all such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power to cause the doing or execution of, as any other Party hereto may from time to time reasonably request be done and/or executed as may be necessary or desirable to give effect to this Agreement.

7.5  Independent Contractors.  It is understood and agreed that in giving effect
     ------------------------
to this Agreement, no Party shall be or be deemed a partner, agent or employee of another Party for any purpose and that their relationship to each other shall be that of independent contractors. Nothing in this Agreement shall constitute a partnership or a joint venture between the Parties. No Party shall have the right to enter into contracts or pledge the credit of or incur expenses of liabilities on behalf of the other Party.

7.6  Waiver.   A waiver by any Party hereto of any of its rights hereunder or of
     -------
the performance by another Party of any of its obligations hereunder shall be without prejudice to all of the other rights hereunder of the Party so waiving and shall not constitute a waiver of any such other rights or, in any other instance, of the rights so waived, or a waiver of the performance by the other Party of any of its other obligations hereunder or of the performance, in any other instance, of the obligations so waived. No waiver by any Party of any of its obligations hereunder shall be effective or binding upon such Party unless the same shall be expressed in writing.

IN WITNESS WHEREOF this Agreement is executed by the Parties as of the date first written above.


                            INTERNET LIQUIDATORS
                            INTERNATIONAL INC.


                            By:   _c/s
                                   Name:
                                   Title:


                            By:   _c/s
                                   Name:
                                   Title:


                            AMERICA ONLINE, INC.


                            By:   _c/s
                                   Name:
                                   Title:

                                 SCHEDULE "A"

                                  DEFINITIONS

In this Agreement, unless the context otherwise requires, the following expressions have the meanings indicated below:

"10% Share" means the payment to AOL by IL of 10% of the Gross Margin from the products sold through the IL Auction Service which IL sources and fulfills to a Person that is not an AOL User as described in Schedule "B";

"Above the Fold" means the portion of any AOL Sub-Branded Interface or a World Wide Web page, as applicable, that is designed to be visible by users upon first entering such AOL Sub-Branded Interface or World Wide Web page without requiring a user with standard configurations (currently a 640 pixel by 480 pixel display) to scroll lower through such AOL Sub-Branded Interface or World Wide Web page;

"Agreement" means this Auction Services Agreement and all schedules annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof or thereof; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular article or section; except where the context specifically requires, "Article" or "Section" means and refers to the specified article or section of this Agreement;

"AOL Affiliate" means any corporation, limited liability company, joint venture, partnership or other entity (collectively an "Entity") with a principal place of business in the United States or Canada, of which AOL owns or has the contractual right to acquire, whether directly or indirectly through one or more Entities, 19.9% or more of the outstanding securities entitled to vote for the election of directors (or in the case of a partnership or joint venture, 19.9% or more of the equity interest entitled to vote for the election of the equivalent governing body no matter how such equity interest is evidenced) of such Entity;

"AOL Auction Service" means AOL's online interactive auction service to be established and operated hereunder using the IL Technology (as updated, improved, enhanced or otherwise modified, and as it evolves during the term of this Agreement) accessible via America Online Service or the Internet;

"America Online Service" means the primary America Online brand computer online, interactive, information, communication and transaction service offered by AOL, as that service evolves during the term of this Agreement;

"AOL Interactive Services" means AOL's and any AOL Affiliates' content and services accessed through a network such as the Internet or a proprietary network, including, without limitation, the America Online Service, the AOL Canada Service, and the Digital City Service.

"AOL Exclusive Auctions" has the meaning attributed thereto in Section 2.2;

"AOL Sub-Branded Interface" has the meaning attributed thereto in Section 2.9;

"AOL User" means an end-user who pays or is obligated to pay to AOL for access to the America Online Service;

"Auction" means the sale of the entire supply of single type of product on the IL Auction Service or the AOL Auction Service provided that the sale period for such product is not to extend beyond thirty (30) days;

"Business Day" means any day from Monday to Friday inclusive, except statutory or civic holidays observed in Toronto, Ontario or Virginia;

"Confidential Information" means any information relating to or disclosed in the course of discussing, negotiating, executing or implementing this Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing party, including, but not limited to, the material terms of this Agreement, information about AOL Users, technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product, service, and business plans, projections, marketing data and all other information that gives such party a competitive advantage but shall not include any information which:

     (i)   is or becomes publicly available through no fault of the other Party;

     (ii) is already in the rightful possession of the other Party prior to its receipt from the other Party;

     (iii) is independently developed by the other Party;

     (iv) is rightfully obtained by the other Party from a third party not subject to an obligation of confidentiality;

     (v) is disclosed with the written consent of the Party whose information it is; or

     (vi)  is disclosed pursuant to court order or other legal compulsion;

"Deliverable" means the whole of the activities, services, materials, equipment, software, matters and things required to be done, delivered or performed by IL herein, including any hardware, the software, documentation and services and including all other rights and things, tangible or intangible, including intellectual property rights to be provided hereunder by IL to AOL or AOL Affiliates;

"Documentation" means user manuals for the Software which describe the design, performance and functional specifications of the Software, and which facilitate the use, operation and maintenance of the Software;

"Effective Date" has the meaning attributed thereto on the face page of this Agreement;

"Gross Margin" means the aggregate amount of revenue (including without limitation shipping and handling) received by a Party in connection with the purchase by end users of products offered through the IL Auction Service, less cost of goods sold, credit card transaction fees, all sales and use taxes, duties, the cost of shipping, credits for returned goods or services, reasonable deductions for bad debt and commercially reasonable fees owed by IL to a Internet service provider as a result of a purchase by a non AOL user;

"IL Auction Service" means IL's online interactive auction service (as may be updated, improved, enhanced or otherwise modified, and as it evolves during the term of this Agreement) accessible via the Internet or other publicly accessible network which is carried on at internetliquidators.com and based on, among other things, IL's proprietary database engine and the database repository;

"IL Technology" means the technology and know-how used by IL or its subsidiaries to operate on-line auction services generally (and including all Intellectual Property Rights therein), whether patented or registered, and whether domestic or foreign including patent applications and copyrighted software and including that technology and know-how used in respect of the operation of the IL Auction Service and, if established as contemplated herein, the AOL Auction Service;

"internetliquidators.com" means any site or area accessible through the use of standard protocols associated with the worldwide network of computers commonly referred to as the Internet (or any successor thereto) or any site or area within another publicly accessible network containing IL's branded version of the IL Auction Service, specifically excluding any third party web site which points or links, through a co-branded interface or otherwise, to IL's website;

"Intellectual Property Rights" includes: (A) any and all proprietary rights provided under (i) patent law, (ii) copyright law, (iii) trademark law, (iv) design patent or industrial design law, (v) semi-conductor chip or mask work law, or (vi) any other statutory provision or common law principle applicable to this Agreement or the Software which may provide a right in either (a) ideas, formulae, algorithms, concepts, inventions or know-how generally, including trade secret law, or (b) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; and (B) any and all applications, registrations, licenses, sub-licenses, franchises, agreements or any other evidence of a right in any of the foregoing;

"Local Auction" means an online auction accessed through Torstar, Digital City, Inc. or other entity, to sell products or services to consumers, provided however that (i) the auction is aimed primarily at consumers inside the local market and (ii) the auction is promoted exclusively in such local market (for the purposes of this definition local market when used in reference to Torstar means Ontario and when used in reference to a Digital City Affiliate means the geographic area allocated to such Digital City Affiliate);

"Maintenance Services" has the meaning given it in Section 3.10;

"Parties" means IL and AOL collectively and "Party" means either of them;

"Person" includes an individual, company, corporation, partnership, government or government agency, authority or entity howsoever designated or constituted;

"Services" means those services to be provided by IL to AOL or to the AOL Affiliates hereunder;

"Software" means all the computer software necessary or desirable to operate the AOL Auction Service, which software is being provided to AOL by IL hereunder to meet AOL's Requirements, including any modifications or improvements to the Software (whether developed by IL, AOL or otherwise); and

"Source Code Materials" means:

(a) a complete copy of the source code version of all software required to allow AOL to independently operate and maintain and support an auction service in accordance with AOL's Requirements including the Software, appropriately labeled to denote the version or release thereof, and the currency date thereof, in each of:

     (i) machine-readable form on machine-readable storage medium suitable for long term storage and compatible with the Software as then being used by AOL and which, when compiled, will produce the object code version of the Software; and

     (ii) human-readable form with annotations in the English language on bond paper suitable for long term archival storage; and

(b) a complete copy, in English, printed on bond paper, suitable for long term archival storage, and appropriately labeled to describe the contents thereof, of all applicable documentation and other explanatory materials including programmer's notes, technical or otherwise, for the Software as may be required by AOL, using a competent computer programmer possessing ordinary skills and experience, to further develop, maintain and operate such software without further recourse to IL including, but not necessarily limited to, general flow-charts, input and output layouts, field descriptions, volumes and sort sequence, data dictionary, file layouts, processing requirements and calculation formula and the details of all algorithms;

"Torstar" means the Toronto Star Newspapers Limited.

                                 SCHEDULE "B"

                                REVENUE SHARING

1. During the term of this Agreement, Gross Margins from the operation of the IL Auction Service or AOL Auction Service shall be divided among AOL and IL as follows:


                                                                         AOL          IL
  Revenue Description                                                     %           %
  -------------------                                                    ---          --

1.  IL sources and fulfills product purchased on IL Auction
    Service by a non AOL User

    (i) if AOL retains its rights to AOL Exclusive Auctions
        or                                                             [XXX]         [XXX]

    (ii) if AOL has elected to relinquish its rights to AOL
    Exclusive Auctions in exchange for its [Confidential
    Information filed separately with the SEC] in accordance with      [XXX]         [XXX]
    section 2.3



  2.  IL sources and fulfills product purchased on IL Auction          [XXX]         [XXX]
      Service or AOL Auction Service by an AOL User

  3.  AOL sources and fulfills product purchased on IL Auction         [XXX]         [XXX]
      Service by non AOL User

  4.  AOL sources product purchased on IL Auction Service or AOL       [XXX]         [XXX]
      Auction Service by an AOL User - IL fulfills

  5.  AOL sources and fulfills product purchased on IL Auction         [XXX]         [XXX
      Service or AOL Auction Service by an AOL User (IL handles
      credit card transactions)


  Note: [XXX] denotes Confidential Information filed separately with the SEC

  With respect to the last category, IL is additionally entitled for processing and handling to the lesser of:

     a) [Confidential Information filed separately with the SEC] of the price at which a good or service is sold; and

     b) [Confidential Information filed separately with the SEC] per product.

                                 SCHEDULE "C"

                        AOL SOURCE CODE TRUST AGREEMENT

                       MASTER PREFERRED ESCROW AGREEMENT

                           Master Number __________

     This Agreement is effective February 12, 1997 among Data Securities International, Inc.("DSI"), Internet Liquidators International Inc. ("Depositor"), and any additional party signing the Acceptance Form attached to this Agreement ("Preferred Beneficiary") who collectively may be referred to in this Agreement as "the parties."

     A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement in the form attached to such Preferred Beneficiary's Acceptance Form regarding certain proprietary technology of Depositor (referred to in this Agreement as "the license agreement").

     B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

     C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

     D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

                             ARTICLE 1 - DEPOSITS

     1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, including the signing of the Acceptance Form, Depositor shall deliver to DSI the proprietary information and other materials identified on an Exhibit
A. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

     1.2 Identification of Tangible Media. Prior to the delivery of the deposit materials to DS1, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

     1.3 Deposit Inspection. When DSI receives the deposit materials and the Exhibit B, DSI will give a receipt for the deposit materials to the Depositor in the form provided by the

Depositor and conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

     1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and deliver a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

     1.5  Depositor's Representations.  Depositor represents as follows:

          (a) Depositor lawfully possesses a of the deposit materials deposited with DSI;
          (b) With respect to all of the deposit materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

          (c) The deposit materials are not subject to any lien or other encumbrance other than encumbrances arising in the ordinary cause of Depositor's business;

          (d) The deposit materials consist of the proprietary information and other materials identified in Exhibit A; and

          (e) The deposit materials are readable and useable in their current form or, if the deposit materials are encrypted, the decryption tools and decryption keys have also been deposited.

     1.6 Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

     1.7 Removal of Deposit Materials. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement

                ARTICLE 2 - CONF1DENTIALITY AND RECORD KEEPING

     2.1 Confidentiality. DSI shall maintain the deposit materials in a secure, environmentally safe, locked facility in the greater Toronto area which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order, provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See
Section 7.5 below for notices of requested orders.)

     2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

     2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


                      ARTICLE 3 - GRANT OF RIGHTS TO DSI

     3.1  Title to Physical Copies of Deposited Materials.

          (a) Depositor transfers to DSI in trust all legal title in and to the physical copies of the deposit materials provided to DSI from time to time in accordance with the terms of this Agreement It is acknowledged by the parties hereto that such transfer by Depositor to DSI under this Section is not intended to, nor does it, transfer any intellectual property or other intangible rights in the deposit materials. DSI agrees to hold the deposit materials in trust for Depositor and Preferred Beneficiary as provided in this Agreement.

          (b) The expression "in trust" is intended to refer strictly to the issue of ownership of the deposit materials and not to the level of care which must be taken by DSI in performing its duties under this Agreement. The duties of DSI are strictly contractual in nature and are as set out in this Agreement. It is not intended that DSI is to have the fiduciary duty of a trustee.

     3.2 Right to Make Copies. DSI shall have the right to make copies of the deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the deposit materials onto any copies made by DS1 * With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but. not limited to the hardware and/or software needed.

     3.3 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer deposit materials to Preferred Beneficiary upon any release of the deposit materials for use by Preferred Beneficiary in accordance with
Section 4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the deposit materials.


                        ARTICLE 4 - RELEASE OF DEPOSIT

     4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the following:

          (a) voluntary bankruptcy of Depositor;

          (b) involuntary bankruptcy provided that the Depositor is not in good faith diligently taking steps to contest or set aside such process;

          (c) if Depositor becomes insolvent and ceases to continue to carry on its business;

          (d) if Depositor ceases the operation of its business and the business is not continued by a successor acceptable to the Preferred Beneficiary, acting reasonably; and

          (e) any additional release conditions identified on the attached Acceptance Form.

     4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DS1 written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall deliver a copy of the notice to Depositor.

     4.3 Contrary Instructions. From the date DSI delivers the notice requesting release of the deposit materials, if the Release Condition is one defined in 4. 1 (b), 4.1 (d) or 4. 1 (e) Depositor shall have ten business days to deliver to DSI Contrary Instructions. If the Release Condition is one defined in 4. 1 (a) or (c), DSI shall release the deposit materials pursuant to Section
4.4 within 48 hours of giving notice to the Depositor under Section 4.2. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall deliver a copy to Preferred Beneficiary. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section of this Agreement (Section 7.3). Subject to Section 5.2, DSI will continue to store the deposit materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary, (b) resolution pursuant to the Dispute Resolution provisions, or (c) order of a court.

     4.4 Release of Deposit. If DSI does not receive Contrary instructions from the Depositor, DSI is authorized to release the deposit materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit materials, to release a copy of the deposit materials to the Preferred Beneficiary who gave notice under Section 4.2. However, DSI or DSI's authorized representative is entitled to receive any fees due DSI or DSI's authorized representative before making the release. This Agreement will terminate with respect to the Preferred Beneficiary giving notice under Section 4.2 upon the release of the deposit materials held by DSL

     4.5 Right to Use Following Release. Unless otherwise provided in the license agreement, upon release of the deposit materials in accordance with this
Article 4, Preferred Beneficiary shall have the right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the license agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.


                       ARTICLE 5 - TERM AND TERMINATION

     5.1 Term of Agreement. The initial term of this Agreement is for a period of one Year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the Acceptance Form has been signed at a date later than this Agreement, the initial term of the Acceptance Form will be for one year with subsequent terms to be adjusted to match the anniversary date of this Agreement. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

     5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI or DSI's authorized representative, DSI shall provide written notice of delinquency to the parties to this Agreement affected by such delinquency. Any such party shall have the right to make the payment to DSI or DSI's authorized representative to cure the default. If the past due payment is not received in full by DSI or DSI's authorized representative within one month of the date of such notice, then at anytime thereafter DSI shall have the right to terminate this Agreement to the extent it relates to the delinquent party by sending written notice of termination to such affected parties. J)SI shall have no obligation to take any action under this Agreement so long as any payment due to DSI or DSI's authorized representative remains unpaid.

     5.3 Disposition of Deposit Materials. Upon Termination. Upon termination of this Agreement by joint instruction of Depositor and each Preferred Beneficiary, DSI shall return the deposit materials to the Depositor. Upon termination for nonpayment, DSI shall return the deposit materials to the Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

     5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

          (a) Depositor's Representations (Section 1.5);

          (b) The obligations of confidentiality with respect to the deposit materials;

          (c) The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the deposit materials has occurred prior to termination;

          (d) The obligation to pay DSI or DSI's authorized representative any fees and expenses due;

          (e)  The provisions of Article 7; and

          (f) Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

     5.5 Alternative to DSI. If this Agreement terminates, Depositor and Preferred Beneficiary agree, at Preferred Beneficiary's request, to appoint a new agent by mutual agreement. if Depositor and Preferred Beneficiary cannot agree, Preferred Beneficiary shall appoint a trust company or other company specializing in the escrow business as the agent provided that such company has appropriate storage facilities located in or around Toronto and agrees to store the deposited materials there in accordance with the terms of this Agreement. The new agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named hereunder, without any further assurance, conveyance, act or deed.


                            ARTICLE 6 - DSI'S FEES

     6.1 Fee Schedule. DSI or DSI's authorized representative is entitled to be paid its standard fees and expenses applicable to the services provided. DS1 or DSI's authorized representative shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees., For any service not listed on DSI's standard fee schedule, DSI or DSI's authorized representative will provide a quote prior to rendering the service.

     6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI or DSI's authorized representative are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

                      ARTICLE 7 - LIABILITY AND DISPUTES

     7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI, subject to Section 2.1.

     7.2 Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

     7.3 Dispute Resolution. Any dispute, difference or question arising among any of the -parties concerning the construction, meaning, effect or implementation of this Agreement or any part hereof will be settled by a single arbitrator mutually agreed upon by the parties, or failing agreement, an arbitrator appointed pursuant to the Arbitration Act (Ontario) or similar legislation. The decision of such arbitrator appointed pursuant to this Agreement or such Act will be final and binding on the parties and no appeal will lie therefrom.

     7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the Province of Ontario except any laws which would refer any matter to the laws of another jurisdiction. All parties irrevocably attorn to the exclusive jurisdiction of the Courts of Ontario in respect of the subject matter hereof.

     7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

          (a) Give DSI at least two business days' prior notice of the hearing;

          (b) Include in any such order that, as a precondition to DSI's obligation, DSI or DSI's authorized representative be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

          (c) Ensure that DSI not be required to deliver the original (as opposed to a copy) of the deposit materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.


                        ARTICLE 8 - GENERAL PROVISIONS

     8.1 Entire Agreement. This Agreement, which includes the Acceptance Form and the Exhibits described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and the Acceptance Form need only be signed by the parties identified therein.

     8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C and Acceptance Form. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

     8.3 Severability. In the event any provision of this Agreement is found to be invalid. voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

     8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

Data Securities International, Inc.   Internet Liquidators International Inc.

By:____________________               By:____________________

Name:__________________               Name:__________________

Title:_________________               Title:_________________

Date:__________________               Date:__________________

                                ACCEPTANCE FORM

                           Account Number __________

America Online, Inc., hereby (i) acknowledges that it is a Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective February 12, 1997 with Data Securities International, Inc. as the escrow agent and Internet Liquidators International, Inc. as the Depositor, (ii) agrees to be bound by all provisions of such Agreement, and (iii) agrees that in addition to the Release Conditions set forth in section 4.1 of this Agreement, a further Release Condition shall exist if the Depositor is in material default of its obligations to operate or maintain its E-Commerce Services as contained in the license agreement attached hereto as Schedule "A" and such default is not cured as provided therein.

By:________________________

Name:______________________

Title:_____________________

Date:______________________

Notices and communications

should be addressed to:             Invoices should be addressed to:

Company Name:_________________      ____________________________________

Address:     _________________      ____________________________________

             _________________      ____________________________________


Designated

Contact:    __________________    Contact:______________________________

Telephone   __________________    _____________________________________:

Facsimile:  __________________    ______________________________________

Depositor hereby enrolls Preferred Beneficiary to the following account(s):

Account Name                        Account Number
------------                        --------------


_________________________           _________________________

_________________________           _________________________

_________________________           _________________________

Depositor
_________________________           Data Securities International, Inc.

                                  SCHEDULE"A"

                               LICENSE AGREEMENT

                                   EXHIBIT A

                           MATERIALS TO BE DEPOSITED

                                Account Number

Depositor represents to Preferred Beneficiary that deposit materials delivered to DSI shall consist of the following:

[Confidential Information filed separately with the SEC]




________________________            _________________________
Depositor                           Preferred Beneficiary

By:_____________________            By:______________________

Name:___________________            Name:____________________

Title:__________________            Title:___________________

Date:___________________            Date:____________________

                                   EXHIBIT B

                            DESCRIPTION OF DEPOSIT MATERL4LS

Depositor Company Name_________________________________________________________

Account Number_________________________________________________________________

PRODUCT DESCRIPTION:

Product Name [Confidential Information filed separately with the SEC]_Version [Confidential Information filed separately with the SEC]

Operating System: [Confidential Information filed separately with the SEC]

________________________________________________________________________________

Hardware Platform:[Confidential Information filed separately with the SEC]______

DEPOSIT COPYING INFORMATION:

Hardware required: [Confidential Information filed separately with the SEC]_____
                 --

software required:[Confidential Information filed separately with the SEC]______
                 --

________________________________________________________________________________

DEPOSIT MATERIAL DESCRIPTION:

Qty       Media Type & Size         Label Description of Each Separate Item

                                    (Excluding documentation)
          Disk 3.5" or __________
I X       DAT tape 4 mm             No Documentation
          CD-ROM
          Data Cartridge Tape _____
          TK 70 or __________ tape
          Magnetic tape __________
          Documentation             No Documentation
          Other:_______________



I certify for Depositor that the above described                DSI has inspected and accepted the above materials (any
 deposit materials have been transmitted to DSL                 exceptions are noted above):

                                                                Signature:  ___________________________________________


                                           Print Name: _______________________



Date:_______________________               Date Accepted:_____________________



                                           Exhibit B#



   Send materials to:  DSI, 9555 Chesapeake Drive, #200, San Diego, CA 92123

                                   EXHIBIT C

                              DESIGNATED CONTACT

                            Master Number____________________

Notices of communications should be      Invoices should be addressed to:
addressed to:

Company Name:
             _______________________     _________________________
Address:
             _______________________     _________________________

             _______________________     _________________________

             _______________________     _________________________

Designated   _______________________


Contact::    _______________________     Contact:_________________


Telephone:   _______________________     _________________________


Facsimile    _______________________     _________________________


Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.


                                                          Invoice inquiries and fee remittances to DSI
Contracts, deposit materials and notices to DSI           or DSI's authorized representatives should
should be addressed to:                                   be addressed to:


DSI                                                       Technology Asset Management Inc.
Contract Administration                                   Accounts Receivable
Suite 2000                                                Building 8, Suite 300
9555 Chesapeake Drive                                     5045 Orbitor Drive
San Diego, CA 92123                                       Mississauga, Ontario L4W 4Y4

Telephone:  (619) 694-1900                                Telephone:  (905) 602-9292
Facsimile  (619) 694-1919                                 Facsimile:  (905) 602-6631

                      ADDITIONAL ESCROW ACCOUNT AMENDMENT

                     TO MASTER PREFERRED ESCROW AGREEMENT

                      Master Number ____________________

                    New Account Number ____________________

          ____________________ ("Depositor") has entered into a Master Preferred Escrow Agreement with Data Securities International, Inc. ("DSI"). Pursuant to that Agreement, Depositor may deposit certain deposit materials with DSI.

          Depositor desires that new deposit materials be held in a separate account and be maintained separately from the existing account. By execution of this Amendment, DSI will establish a separate account for the new deposit materials. The new account will be referenced by the following name:
____________________.

          Depositor hereby agrees that all terms and conditions of the existing Master Preferred Escrow Agreement previously entered into by Depositor and DSI will govern this account. The termination or expiration of any other account of Depositor will not affect this account.

___________________________                Data Securities International, Inc.
Depositor

By:___________________________             By:___________________________

Name:_________________________             Name:___________________________

Title:___________________________          Title:___________________________

Date: ___________________________          Date:___________________________

                                ACCEPTANCE FORM

                                Account Number

America Online, Inc. hereby (i) acknowledges that it is a Preferred Beneficiary referred to in the Master Preferred Escrow Agreement effective February 12, 1997 with Data Securities International, Inc. as the escrow agent and Internet Liquidators International Inc. as the Depositor, (ii) agrees to be bound by all of the provisions of such Agreement and (iii) agrees that in addition to the Release Conditions set forth --in Section 4.1 of this Agreement, a further Release Condition shall exist if the Depositor is in material default of its obligations to operate or maintain its IL Auction Service or to maintain the AOL Auction Service as set out in the Auction Services Agreement attached hereto as Schedule "A" and such default is not cured as provided therein. Notwithstanding
Section 2.1, the deposit materials for AOL shall be maintained in a DSI vault in the USA



By:________________________

Name:   WENDY L. BROWN
     _______________________

Title:  VICE PRESIDENT, ELECTRONIC COMMERCE
       _____________________________________

Date:_______________________________________

Notices, communications and invoices should be addressed to:

Company Name:                       America Online, Inc.
Address:                            22000 AOL Way
                                    Dulles, Virginia 20166

Designated Contact:                 Legal Department (re: Internet Liquidators)
Telephone:                          (703)265
Facsimile:                          (703) 265-2208

Depositor hereby enrolls Preferred Beneficiary to the following account:

Account Name                        Account Number
------------                        --------------

______________________              ___________________________

Internet Liquidators International Inc. (Depositor)

____________________________________
Data Securities International, Inc.

                                 SCHEDULE "D"

                              RECOGNIZED BROWSERS



Windows:

 [Confidential Information filed separately with the SEC]

Mac:
  [Confidential Information filed separately with the SEC]

                                 SCHEDULE "E"

                      AOL MERCHANT CERTIFICATION PROGRAM


                  The 10 Criteria for Merchant Certification

The following 10 criteria are the current standards to receive the America Online Seal of Approval. We will continue to monitor and review these criteria to make sure they meet reasonable customer's expectations for ordering online.

1. Receive orders electronically to process orders within 1 business day of receipt.
2. Deliver all merchandise in professional packaging. All packages should arrive undamaged ,well packed and neat (barring any shipping disasters).

3. Dedicated Customer Service personnel to be responsible for on-line medium. In other words, there should be people whose primary concern is the on-line customer's orders. Quite often the on-line customer is given a lower priority in the fulfillment area, they need to be given as much priority as the rest of your business.

4. Receive and respond to e-mails within 1 business day of receipt via a computer available to the customer service staff.

5. Provide the customer with an order confirmation within 1 business day of receipt. Order confirmation should include any information such as order status (temporary back order or out of stock situations), and expected delivery times.

6. Ability to handle volumes in excess of 25% to 50% of your average daily order volumes.
7. Monitor on-line store to minimize/eliminate out of stock merchandise available.
8.   Ship the displayed product at the price displayed without substituting.
9. Stellar Customer service policies- "The Customer is always Right, even when he/she is not". The commitment to provide each customer with a win/win experience.
10. Complete details on your customer service policies posted in your on-line customer service area including: Shipping Information, Return Policies, Warranty Information, and Contact Information.

                                  SCHEDULE "F"

                        AOL/IL AUCTION SERVICE OVERVIEW

               AQL/Internet Liquidators Auction System Overview
               ------------------------------------------------

The architectural platform for the Top Bid and Dutch Auction system will be as follows:


Hardware:
--------

[Confidential Information filed separately with the SEC]

Web Server/s (scalable items)

[Confidential Information filed separately with the SEC]

Software:
--------

All operating systems (Excluding transaction system)
[Confidential Information filed separately with the SEC]

Transaction operating system
[Confidential Information filed separately with the SEC]

Database
[Confidential Information filed separately with the SEC]

Application Development languages (As required per application)
[Confidential Information filed separately with the SEC]

Performance

[Confidential Information filed separately with the SEC]

                                 SCHEDULE "J"


February 14, 1997

Ms. Ellen Kirsh
VP Corporate Development, General Counsel & Secretary
Digital City Inc.
1595 Spring Hill Road
5th floor, Vienna, Virginia 22182

Fax:  703-918-1198

Dear Ellen,

As you know, Internet Liquidators Inc. ("ILII") remains very interested in pursuing licensing agreements with Digital City Inc. ("DCI), an affiliate of America Online, Inc. ("AOL"). In order to proceed towards this end, we have set forth immediately below the general terms upon which ILII is willing to continue to pursue negotiations and close an arrangement with DCL

1. ILII licenses its Local Auction technology to DCI on an exclusive city-by-city basis throughout the world, except in the Province of Ontario, Canada. The technology configuration will be agreed upon by the parties as soon as possible. DCI shall provide ILII with its technical specifications on or before February 25, 1997 and ILTI shall provide DCI with its cost information on or before March 5, 1997.

2. Licenses will have a term of two years with annual renewals. A mechanism will be designed to require either party to provide the other with appropriate advance notice of a planned termination of the relationship, and to permit DCI to transition to an alternative technology.

3. DCI will pay ILII an annual license and annual maintenance fee on a per city basis as mutually agreed upon. A formula to compute these fees will be designed to enable ILII to recover its incremental costs (over the costs incurred in connection with the AOL-ILII transaction ) over a reasonable time period giving effect to the number of cities planned to be launched by DCI. For example, the license and maintenance fees specified in the draft letter dated February 7, 1997 addressed to Jeff Lymburner arc based upon a rollout of 80 cities by DCI over approximately an 18 month period. Additionally, the parties will in good faith consider the revenue potential from the sale of advertising by ILII and the sale of goods sourced by ILII when agreeing on license and maintenance pricing.

4. ILII will host the Local Auction Service for DCI, and will develop a DCI-branded user interface which is customized by each local Digital City.

5.   ILII will grant DCI most favored customer status.

6. Closing date for the proposed transaction shall be no later than April 12, 1997.

7. Transaction shall be subject to completion of due diligence by ILII, which has been substantially completed. ILII has not at this time discovered any information which would cause it not to proceed with the transaction as outlined in this letter.

This letter is not intended to create a binding or enforceable agreement, but the parties are bound to proceed on the terms outlined above in the event they otherwise elect to proceed with this transaction. This letter is subject to the terms of the Nondisclosure Agreement between AOL and ILII dated August 8, 1996, which is intended to apply to DCI, and may not be distributed without the consent of the non -distributing party.

We look forward to a mutually beneficial business relationship.

Very truly yours


Paul Godin
President & CEO

                                 SCHEDULE "K"

                            Shareholders Agreement

Agreement has been terminated.

                                 Schedule "L"

                     Form of Registration Rights Agreement

                         REGISTRATION RIGHTS AGREEMENT


THIS AGREEMENT is made the ____ day of February, 1997 (the "Effective Date") by and between INTERNET LIQUIDATORS INTERNATIONAL INC., a corporation having a principal place of business at 5915 Airport Rd, Suite 330, Mississauga, Ontario L4V 1T1 ("Issuer") and AMERICA ONLINE, INC., a corporation having a principal place of business at 22000 AOL Way, Dulles, Virginia ("Subscriber").

BACKGROUND:

1.   Issuer is a reporting issuer under the Securities Act (Ontario).

2. Pursuant to a subscription agreement between Subscriber and the Issuer dated the date hereof (the "Subscription Agreement"), Subscriber is acquiring an interest in Issuer by subscribing for previously unissued common shares in the capital of Issuer and by obtaining a warrant to acquire additional common shares in the capital of Issuer.

3. It is a condition of closing the subscription that the Subscriber and Issuer enter into this registration rights agreement.

NOW THEREFORE in consideration of the premises, the mutual covenants contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                                  ARTICLE ONE
                                INTERPRETATION
                                --------------


1.1       Definitions.  In this Agreement, unless otherwise defined herein, each
          -----------
capitalized term shall have the meaning attributed thereto in the Subscription Agreement.

"Canadian Securities Acts" means the Securities Act (Ontario) and the applicable securities legislation in all other Canadian provinces, as amended, and the rules, policies, rulings, orders and regulations of all Canadian Commissions promulgated thereunder, all as the same shall be in effect from time to time.

"Canadian Commissions" means the securities regulatory authorities in each of the provinces of Canada.

"Commission" means the applicable Canadian Commission or the SEC with whom the Issuer shall use its best efforts to effect the Registration of any Registrable Shares pursuant to Section 2.4.1 of this Agreement.

"Demand Registrations" shall have the meaning set out in Section 2.1.2 of this Agreement.

"Long-Form Registration" means with respect to a Registration effected in Canada, a Registration effected by way of a long-form prospectus prepared pursuant to the applicable form prescribed under applicable securities regulations and, with respect to a Registration effected in the United States, a Registration effected by way of a registration document on Form F-1 or any similar long-form registration.

"Other Shares" means at any time those common shares of the Issuer that do not constitute Primary Shares or Registrable Shares.

"Person" means an individual, partnership, unincorporated association, unincorporated syndicate, or a corporation.

"Primary Shares" means at any time the authorized but unissued common shares of the Issuer.

"Registration" means the qualification and registration of Registrable Shares under the Securities Act (or any of them) by way of Long-Form Registration or, if available, Short Form Registration.

["Registrable Shares" means at any time, the common shares of the Issuer held (or to be held upon conversion of any Restricted Shares) by Subscriber that constitute Restricted Shares.]

"Registration Document" means a prospectus, registration document or other document pursuant to which Registration may be effected.

"Registration Expenses" shall have the meaning set out in Section 2.4.2 of this Agreement.

"Registration Period" means each year commencing on the date hereof or the anniversary of the date hereof and ending one year later;

["Restricted Shares" means at any time, with respect to Subscriber, the common shares of the Issuer held by it on the date hereof or issuable upon exercise, exchange or conversion of the Warrant, and any shares or other securities received in respect thereof, which are held by Subscriber and which have not previously been sold to the public pursuant to a Long-Form Registration or a Short-Form Registration.]

"Rule 144" means Rule 144 promulgated under the U.S. Securities Act or any successor rule thereto or any complementary rule thereto.

"SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the U.S. Securities Act.

"Securities Act" means the applicable Canadian Securities Act or the U.S. Securities Act.

"Short-Form Registration" means, with respect to a Registration effected in Canada, a Registration effected by way of a short form prospectus prepared pursuant to the POP system under National Policy No. 47 or equivalent system established from time to time by the Canadian Commissions and, with respect to a Registration effected in the United States, a Registration effected by way of a registration document on Form F-2 or F-3 or any similar Short-Form registration.

"U.S Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

1.2       Headings.  The headings in this Agreement are for convenience of
          --------
reference only and shall not affect the construction or interpretation hereof.

1.3       Extended Meanings.  Words in the singular include the plural and vice-
          -----------------
versa and words in one gender include all genders.

1.4       Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, oral or written, between such parties.

1.5       Invalidity.  If any of the provisions contained in this Agreement is
          ----------
found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

1.6       Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of Ontario and the federal laws of Canada applicable therein (excluding any provision that would result in the application of the law of another jurisdiction) and shall be treated, in all respects, as an Ontario contract. Issuer submits to the non-exclusive jurisdiction of the Courts of Virginia and the U.S. Federal Court and Subscriber submits to the non-exclusive jurisdiction of the Courts of Ontario.


                                  ARTICLE TWO
                              REGISTRATION RIGHTS
                              -------------------

2.1.1     Registration Rights.  If the Issuer makes a public offering of its
          -------------------
securities in the Unites States, it shall register the common shares held by Subscriber under the U.S. Securities Act. In addition, Subscriber shall have two demand registration rights after a U.S. public offering. Subscriber shall receive two similar demand registration rights with respect to a Registration in Canada, which may be exercised at any time after - months after the purchase of the common shares. Additionally, Subscriber shall have the piggyback registration rights set out herein.

2.1.2     Demand Registration Rights:  Subscriber may request the Issuer to
          --------------------------
effect a Registration of their common shares. Subscriber when requesting such a Registration shall be entitled to choose the jurisdictions where such Registration shall be effected, [provided that the Issuer shall not be required to effect any Registration in any jurisdiction where it has not completed a public offering.] Each request for a Registration shall be in writing and shall specify the approximate number of Registrable Shares requested to be qualified, the anticipated per share price range for such offering, the intended method of disposition of such Registrable Shares and the jurisdictions where Registration is to be effected. All Registrations requested pursuant to this Section 2.1.2 are referred to herein as "Demand Registrations". Notwithstanding anything contained herein to the contrary, and regardless of the number of Registrable Shares held by Subscriber, so long as Subscriber holds Registrable Shares it shall be entitled to request two Demand Registrations (regardless of the number of Registrable Shares held by Subscriber) under the applicable Canadian Securities Act, and two Demand Registrations under the U.S. Securities Act, of the Registrable Shares which the Issuer has been so requested to register, provided that to the extent that Registration Shares are included in a Registration, the number of Demand Registrations it shall be entitled to request shall be reduced by one. The Issuer shall be obligated to effect only two Demand Registrations hereunder in each of Canada and the United States in each Registration Period. A Registration will not count as one of the permitted Demand Registrations for Subscriber until it has become effective or until a receipt has been issued for the final prospectus or registration document, as the case may be (unless such Registration has not become effective or a receipt has not been issued due solely to the fault of Subscriber). The Issuer shall pay the Registration Expenses in connection with each Demand Registration to the extent permitted by applicable law, [except that Subscriber shall pay all fees and expenses of Subscriber's counsel and the underwriting discounts, commissions and similar fees, and transfer taxes applicable to the shares of Subscriber included in such Registration.]


2.1.3     Short-Form Registrations.  [unlimited number but no more than once
          ------------------------
every six months] Demand Registrations will be Short-Form Registrations whenever the Issuer is permitted to use any such applicable Registrations. The Issuer undertakes to use its best efforts to the extent practicable to make the necessary regulatory filings to maintain its eligibility to use a Short-Form Registration from the time it initially becomes eligible to use such Registrations.

2.1.4     Priority on Demand Registrations.  The Issuer will not include in any
          --------------------------------
Registration pursuant to a Demand Registration any securities which are not Registrable Shares without the prior written consent of Subscriber. If a Registration pursuant to a Demand Registration is an underwritten offering and the managing underwriters advise the Issuer in writing that in their opinion the number of Registrable Shares and, if permitted hereunder in accordance with the preceding sentence, the Primary Shares and the Other Shares requested to be included in such offering exceeds the number of shares of the Issuer which can be sold in an orderly manner in such offering within a price range acceptable to the Subscriber, the Issuer will include the number of Registrable Shares,- Primary Shares and Other Shares in such Registration in the following order:

a) first, the Registrable Shares owned by the Subscriber at the time of such Registration;

b)        second, the Primary Shares; and

c)        third, the Other Shares.

2.1.5     Restrictions on Registrations.  The Issuer shall not be obligated to
          -----------------------------
effect any registration under a Securities Act except in accordance with the following provisions:

1. the Issuer shall not be obligated to effect any Demand Registration until the later of six months after: (i) the date on which Registrable Shares are sold by Subscriber pursuant to a previous Demand Registration; and (ii) the date on which Registrable Shares are sold by Subscriber pursuant to Section 2.2.1.

2. the Issuer may postpone, for up to 180 days, the filing or effectiveness of, or issuance of a receipt for, a Registration for a Demand Registration made by Subscriber pursuant to Sections 2.1.1 or 2.1.2 if the Issuer in the good faith judgement of its Board of Directors with advice from counsel reasonably believes that such Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Issuer to engage in any acquisition of assets or any merger, consolidation, takeover bid or similar transaction and subject to applicable Securities Act. In the event the Issuer postpones the filing of such registration statement or prospectus, the Issuer shall pay all Registration Expenses in connection with such Registration up to the date of postponement and such Registration shall not ______ it as a Demand Registration for purposes of Section 2.1.1. above.

3. If the filing of a Registration Document would require the disclosure of material information which the Issuer has a bona fide business purpose for preserving as confidential and for which the Issuer has filed a material change report or other like document with any of the Commissions on a confidential basis and which has not been publicly disclosed, the Issuer shall not be required to effect a Registration pursuant to a Demand Registration until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material; and (ii) 90 days after the Issuer makes such good faith determination. In the event the Issuer postpones the filing of such registration statement or prospectus, the Issuer shall pay all Registration Expenses in connection with such Registration up to the date of postponement and such Registration shall not count as a Demand Registration for purposes of Section 2.1.1. above.

4. If the Issuer has been advised in writing (with a copy to Subscriber) by an independent investment dealer selected by the Issuer that, in such dealer's opinion, the Registration at that time and on the terms requested would adversely affect any proposed financing by the Issuer, the Issuer shall not be required to effect a Registration pursuant to a Demand Registration until the later of: (i) 90 days after completion or abandonment of such financing; and (ii) termination of any "blackout" period required by the underwriters in connection with such financing; provided such blackout period shall not be longer than 180 days. In the event the Issuer postpones the filing of such registration statement or prospectus, the Issuer shall pay all Registration Expenses in connection with such Registration up to the date of postponement and such Registration shall not count as a Demand Registration for purposes of Section 2.1.1. above.

     Notwithstanding anything contained herein to the contrary, in no event shall the periods during which the Issuer is not required to effect a Registration pursuant to a Demand

Registration as described above extend for more than 180 days. [The Subscriber shall be bound by the restrictions of this Section only if, and to the extent that, the executive officers of the Issuer owning Common Stock shall be bound by such provisions.]

2.1.6     Selection of Underwriters.  The Subscriber shall have the right to
          -------------------------
select the investment banker(s) and manager(s) to administer the Registration, subject to the Issuer's consent, which shall not be unreasonably withheld or unduly delayed.

2.1.7     Other Registration Rights.  Except as provided in this Agreement, the
          -------------------------
Issuer shall not grant to any Person the right to request the Issuer to qualify or register any equity shares of the Issuer or any shares convertible or exchangeable into or exercisable for such shares without the prior written consent of Subscriber.

2.2.1     Piggyback Registrations Rights.  Whenever the Issuer proposes to
          ------------------------------
qualify or register any of its securities under any of the Securities Acts (other than pursuant to a Demand Registration) in a form and manner which would permit qualification and registration of one or more Registrable Shares (a "Piggyback Registration"), the Issuer will give prompt written notice to Subscriber of its intention to do so and will include in such qualification and registration all Registrable Shares with respect to which the Issuer has received written request for inclusion therein within 15 days after the receipt by Subscriber of the Issuer's notice.

2.2.2     Piggyback Expenses.  The Registration Expenses of the Piggyback
          ------------------
Registration will be paid by the Issuer to the extent permitted by applicable law, except that Subscriber shall pay all fees and expenses of its counsel and the underwriting discounts, commissions and similar fees, and transfer taxes applicable to the Registrable Shares included in such Registration.

2.3.1     Priority on Piggyback Registrations.  If a Piggyback Registration is
          -----------------------------------
an underwritten distribution or registration on behalf of the Issuer, and the managing underwriters advise the Issuer in writing that in their opinion the number of shares requested to be included in such Registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Issuer, the Issuer shall include in such Registration:
(i) first, the Primary Shares the Issuer proposes to sell, (ii) second, the Registrable Shares requested to be included in such distribution or registration, pro rata based upon the number of Restricted Shares owned by Subscriber at the time of such Registration, and (iii) third, Other Shares requested to be included in such Registration.

2.3.2     Priority on Secondary Registration.  If a Piggyback Registration is an
          ----------------------------------
underwritten secondary distribution or registration on behalf of the holders of the Issuer's shares, other than the Subscriber, and the managing underwriters advise the Issuer in writing that in their opinion the number of shares requested to be included in such Registration pursuant to Paragraph 2.2.1. exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such distribution or registration, then the Issuer's shares will be included in such registration as follows (i) first, the shares of the holders initially requesting such distribution or registration, (ii) second, the Registrable Shares requested to be included in such distribution or registration, pro rata based upon the number of Restricted Shares owned by the Subscriber at the time of such registration, and (iii) third, Other Shares requested to be included in such distribution or registration.

2.3.3     Selection of Underwriters.  [If any Piggyback Registration is an
          -------------------------
underwritten offering the Subscriber if included in such Piggyback Registration must be consulted concerning the selection of investment banker(s) and manager(s) for the offering.]

2.3.4     Other Registrations.  If the Issuer has previously filed a
          -------------------
Registration Document with respect to Registrable Shares pursuant hereto, and if such previous Registration Document has not been withdrawn or abandoned, subject to the applicable Securities Act, the Issuer shall not file or cause to be effected any other qualification or registration of any of its equity shares or shares convertible or exchangeable into or exercisable for equity shares under any of the Securities Acts (except on Forms S-4, F-4, F-8, F-80 or S-8 or any successor forms for purposes of registration in the United States), on its own behalf, until a period of at least ninety days has elapsed from the date of closing of the sale of the Registrable Shares.

2.3.5     Holdback Agreements By Holders of Registrable Shares.  Subscriber
          ----------------------------------------------------
agrees not to effect any public sale or distribution (including sales pursuant to any prospectus exemption under any of the Securities Acts or Rule 144 under the U.S. Act) of equity shares of the Issuer, or any shares convertible into or exchangeable or exercisable for such shares, during the seven days prior to and the 90-day period beginning on the effective date of the Registration Document, provided that Subscriber has received prior notice of such dates, in respect of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten Registration), unless the underwriters managing the underwritten Demand Registration or Piggyback Registration, as the case may be, otherwise agree.

2.3.6     Holdback Agreements By Issuer.  The Issuer agrees not to effect any
          -----------------------------
public sale or distribution of its equity shares, or any shares convertible into or exchangeable or exercisable for such shares, during the seven days prior to and during the 90-day period beginning on the effective date of the Registration Document in respect of any [underwritten] Demand Registration or any
                           --------------
[underwritten] Piggyback Registration (except as part of such underwritten
-------------
Registration pursuant to registrations on Forms S-4, F-4, F-8, F-80 or S-8 or any successor forms or as required under employee stock incentive plans), [unless the underwriters managing the registered public offering otherwise agree]. In addition, the Issuer will use its best efforts to obtain lock-up agreements for a period of 90 days following the date of the receipt for the final prospectus or the effective date of the Registration Document, as applicable, from holders of five percent or more of the Issuer's equity shares.

2.4.1     Preparation and Filing.  If and whenever the Issuer is obligated
          ----------------------
pursuant to the provisions of this Agreement to use its best efforts to effect the Registration of any Registrable Shares, the Issuer shall, as expeditiously as practicable:

1. use its best efforts to cause a Registration Document to become and remain effective for the lesser of (i) a period of 180 days; (ii) until all of such Registrable Shares have been disposed of or; (iii) the maximum period permitted under the Securities Act;

2. furnish, at least five business days before filing a Registration Document that registers such Registrable Shares, or any amendments or supplements relating thereto, to counsel selected by Subscriber (the "Subscriber's Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

3. prepare and file with the Commission such amendments and supplements to such Registration Document used in connection therewith as may be necessary to keep such Registration Document effective for the period contemplated in paragraph 2.4.1(1) above and to comply with the provisions of the Securities Acts with respect to the sale or other disposition of such Registrable Shares;

4. notify in writing the Subscribers' Counsel promptly (i) of the receipt by the Issuer of any notification with respect to any comments by the Commission with respect to such Registration Document or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto,
     (ii) of the receipt by the Issuer of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Document or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

5. use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as Subscriber reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Subscriber to consummate the disposition in such jurisdictions of the Registrable Shares; provided, however, that the Issuer will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this paragraph 2.4.1(5);

6. furnish to Subscriber such number of copies of the Registration Document including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Subscriber may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

7. use its best efforts to cause such Registrable Shares to be registered or qualified with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer to enable Subscriber to consummate the disposition of such Registrable Shares;

8. notify on a timely basis Subscriber at any time when a Registration Document relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph 2.4.1(1) of this Section, of the happening of any event as a result of which the Registration Document or the prospectus included in such Registration Document, as then in effect, does not constitute full, true or plain disclosure of all material facts of the Issuer and the shares being qualified thereunder or includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of Subscriber, prepare and furnish to Subscriber a reasonable number of copies of a supplement to or an amendment of such Registration Document as may be necessary so that, as thereafter delivered to the offerees of such shares, such Registration Document constitutes full, true and plain disclosure of all material facts of the Issuer and the securities being qualified thereunder and shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

9. make available for inspection by Subscriber or any underwriter participating in any disposition pursuant to such Registration Document and any attorney, accountant or other agent retained by any such seller or such underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Issuer's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such Registration Document. Any of the Information which the Issuer determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Document,
     (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. Subscriber agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer, at the Issuer's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

10. use its best efforts to obtain from its independent certified public accountants "comfort" letters in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

11. use its best efforts to obtain from its counsel an opinion or opinions in customary form addressed and delivered to Subscriber;

12. provide a transfer agent and registrar (which may be the same entity and which may be the Issuer) for such Registrable Shares;

13. issue to any underwriter to which Subscriber may sell shares in such offering certificates evidencing such Registrable Shares;

14. list Registrable Shares on any Canadian or U.S. national securities exchange on which any common shares of Issuer are listed or, if the common shares are not listed on such a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD") or such Canadian or U.S. national securities exchange as Subscriber shall request;

15. otherwise use its best efforts to comply with all applicable rules and regulations of the Securities Act and the Commission and make available to Subscriber, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Document, which earnings statements shall satisfy the provisions of the Securities Act; and

16. use its best efforts to take all other steps necessary to effect the Registration of such Registrable Shares contemplated hereby.

2.4.2     Registration Expenses.  Subject to applicable laws, all expenses
          ---------------------
     incurred by the Issuer in complying with Article Two, including, without limitation, all Registration and filing fees (including all expenses incident to filing with the NASD or a national securities exchange), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Issuer's counsel and accountants, and the fees and expenses of Subscriber's Counsel shall be paid by the Issuer; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares, and all fees and expenses of any special or interim audit for any Registration initiated by Subscriber pursuant hereto that is not otherwise required under the Securities Act in connection with such Registration, shall be borne by Subscriber, in proportion to the number of Registrable Shares.


                                   ARTICLE 3
                      REPRESENTATION AND INDEMNIFICATION

3.1       No Conflict of Rights.  The Issuer represents and warrants to
          ---------------------
Subscriber that the registration rights granted to Subscriber hereby do not conflict with any other registration rights granted by the Issuer. The Issuer shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted hereby.

3.2       Indemnification.  In connection with any registration of any
          ---------------
Registrable Shares under the Securities Act pursuant to this Agreement, the Issuer shall indemnify and hold harmless Subscriber, its officers and directors, each underwriter, broker or any other person acting on behalf of Subscriber and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Document, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Issuer of the Securities Act or state securities or blue sky laws applicable to the Issuer and relating to action or inaction required of the Issuer in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse Subscriber, such officer or director, such underwriter, such broker or such other person acting on behalf of Subscriber and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Document, amendment, supplement or document incident to registration or qualification of any Registrable Shares (as the case may be) in reliance upon and in conformity with written information furnished to the Issuer through an instrument duly executed by Subscriber or an underwriter selected by Subscriber that states that it is specifically for use in the preparation thereof.

3.3 In connection with any Registration of Registrable Shares under the Securities Act pursuant to this Agreement, Subscriber shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) the Issuer, each director of the Issuer, each officer of the Issuer-who shall sign such Registration Document, each underwriter, broker or other person acting on behalf of Subscriber, and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such Registration Document, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Issuer or such underwriter through an instrument duly executed by Subscriber or an underwriter selected by Subscriber that states that it is specifically for use in connection with the preparation of such Registration Document or any amendment, supplement or other document relating thereto.

3.4 The indemnification required by this Article will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

3.5 Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such k indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Article, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement pursuant hereto.

3.6 The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

3.7 If the indemnification provided for in this Article is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Subscriber agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take into account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include, subject to the limitation set forth in Section 3.2, any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a Subscriber exceed the aggregate net offering proceeds received by Subscriber from the sale of Subscriber's Registrable Shares.

                                   ARTICLE 4
                                  TERMINATION

4.1       Termination.  This Agreement shall terminate and be of no further
          -----------
force or effect when there shall not be any Restricted Shares held by Subscriber.


                                   ARTICLE 5
                                    GENERAL

5.1       Time. Time is of the essence of this Agreement and each of its
          ----
provisions.

5.2       Notice. Any notice or other communication (in this Section a "Notice")
          ------
required or permitted to be given or made hereunder shall be in writing and shall be well and sufficiently given or made if:

(a) delivered in person during normal business hours on a Business Day and left with a receptionist or other responsible employee of the relevant party at the applicable address set forth below:

(b)  sent by prepaid first class mail; or

(c) sent by any electronic means of sending messages, including facsimile transmission, which produces a paper record (an "Electronic Transmission"), charges prepaid and confirmed by prepaid first class mail;

in the case of a Notice to AOL addressed to it at:

     America Online, Inc.
     72000 AOL Way
     Dulles, Virginia 20166
     Attention: Fred Singer, Vice-President
     Fax No.: (703) 265-2409

with a copy to:

     America Online, Inc.
     22000 AOL Way
     Dulles, Virginia 20166
     Attention: General Counsel
     Fax No.: (703) 265-2208

and in the case of a Notice to Issuer, addressed to it at:

     5915 Airport Road, Suite 330
     Mississauga, ON

     L4V 1T1
     Attention: Paul Godin, President and Chief Executive Officer
     Fax No.: (905) 672-5705

and cc:

     David Pamenter
     Gowling, Strathy & Henderson
     Barristers and Solicitors
     Commerce Court West
     Suite 4900
     Toronto, Ontario


Any Notice given or made in accordance with this Section 5.3 shall be deemed to have been given or made and to have been received:

(a)  on the day it was delivered, if delivered as aforesaid;

(b) on the fifth Business Day (excluding each day during which there exists any general interruption of postal services due to strike, lockout or other cause) after it was mailed, if mailed as aforesaid; and

(c) on the day of sending if sent by Electronic Transmission during normal business hours of the addressee on a Business Day and, if not, then on the first Business Day after the sending thereof.

Any Party may from time to time change its address for notice by giving Notice to the other Party in accordance with the provisions of this Section 5.3.

5.3       Public Announcements.  Neither of the parties hereto shall make any
          --------------------
public statement or issue any press release concerning the transactions contemplated by this Agreement except as may be necessary, in the opinion of counsel to the party making such disclosure, to comply with the requirements of all Applicable Law. If any such public statement or release is so required, the party making such disclosure shall consult with the other party prior to making such statement or release, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to both parties.

5.4       Assignment.  None of this Agreement nor any right or obligation
          ----------
hereunder is assignable in whole or in part by either party without the prior written consent of the other party. [Notwithstanding the foregoing, Subscriber may, without the consent of Issuer, assign this Agreement and its rights hereunder to any whollyowned subsidiary on condition that Subscriber remains liable to observe and perform all of its covenants and obligations hereunder-] Subject thereto, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation or statutory arrangement of either party) and permitted assigns.

5.5       Further Assurances.  Each party shall do such acts and shall execute
          ------------------
and deliver such further agreements, documents, conveyances, deeds, assignments, transfers and the like, and shall cause the doing of such acts and the execution and delivery of such further items as are within its power and as the other party may in writing at any time and from time to time reasonably request, in order to give full effect to the provisions of this Agreement.

          IN WITNESS WHEREOF the parties have duly executed this Agreement.

                              INTERNET LIQUIDATORS
                              INTERNATIONAL INC.


                              By:___________________________________ c/s
                                 Name:
                                 Title:


                              By:___________________________________ c/s
                                 Name:
                                 Title:


                              AMERICA ONLINE, INC.


                              By:___________________________________ c/s
                                 Name:
                                 Title:

                                 SCHEDULE "M"

                              MATERIAL CONTRACTS

Product Suppliers:

List of Suppliers (as of January 30, 1997)

Draft Supplier Agreements (Four Versions)

Draft Marked-up Version of Agreement with W3 Edge Inc.


Service Supplier Agreements (as of January 30, 1997):


Agreement between RV Storage & Assembly Co. Ltd. and Internet Liquidators Inc. dated February 2, 1996.

Automated Shipping System Letter of Agreement between United Parcel Service and Internet Liquidators Inc. dated April 2, 1996.

Courier Service Agreement between Purolator Courier Ltd. and Internet Liquidators Inc. dated February 21, 1996.

Premium Finance Agreement between AIG Credit Corp. of Canada and Internet Liquidators International Inc. dated October 8, 1996.

Visa Agreement between the Bank of Nova Scotia and Internet Liquidators Inc. dated February 21,1996.

Mastercard Agreement between the Bank of Montreal and Internet Liquidators Inc. dated March 13 1996.

Credit Card Processing Agreement between First USA Merchant Services, Inc. and Internet Liquidators USA, Inc. dated July 17, 1996.

American Express Agreement between Amex Bank of Canada and Internet Liquidators Inc. dated July 20, 1996.

Employment Contractor Agreements:

Employment Agreement between Paul Godin and Internet Liquidators Inc. dated January 1, 1996

Employment Agreement between Jeffrey Lymburner and Internet Liquidators Inc. dated January 1, 1996.

Designated Insured Persons and Company Reimbursement Policy between Aetna and Internet Liquidators International, Inc. dated October 10, 1996.

Indemnity Agreement between Frank Clegg and Internet Liquidators International Inc. dated September 16, 1996.

Engagement Letter between HDL Capital Corporation Agreement and Internet Liquidators International Inc. dated August 22, 1996.

Toronto Star Newspapers Limited Agreements

Subscription Agreement dated February 12, 1997 between Toronto Star Newspapers Limited ("Torstar") and Internet Liquidators International Inc. ("IL").

Warrant certificate dated February 12, 1997 executed by IL evidencing the Warrant.

Shareholders' Agreement dated February 12, 1997 between Torstar, IL, 1184041 Ontario Inc. ("184041 ") and the Smythe Group Company ("Smythe").

E-Commerce Services Agreement dated February 12, 1997 between Torstar and IL.

Master Preferred Escrow Agreement dated February 12, 1997 between Torstar, IL and Data Securities International, Inc.

IP Rights and Non-Competition Agreement dated February 12, 1997 between Torstar, IL, 118404 1, Smythe, Paul Godin and Jeff Lymburner.

CP-29729-1
February 17 1997

                                  SCHEDULE "N"

                                FORM OF WARRANT



 THIS WARRANT WILL BE VOID AND OF NO VALUE OR EFFECT UNLESS EXERCISED PRIOR TO THE EXPIRY TIME.

                         COMMON SHARE PURCHASE WARRANT

                    INTERNET LIQUIDATORS INTERNATIONAL INC.

                                (the "Company")

                   (Incorporated under the laws of ONTARIO)

                                           No. W-1

                                           Right to Purchase Common Shares

THIS IS TO CERTIFY that for value received, AMERICA ONLINE, INC. ("AOL"), the registered holder hereof, is entitled to exercise its rights under this Warrant, in whole or in part, at any time, and from time to time, from 9:00 a.m. (Toronto time) February 18, 1997 (the "Effective Date") to 4:00 p.m. (Toronto time) September 1, 1999 (the "Expiry Time"), to purchase up to the number of fully paid and non-assessable common shares without par value in the capital of the Company as provided below (the "Common Shares"), as such Common Shares are presently constituted, upon and subject to the terms and conditions hereinafter referred to and at a subscription price as provided below (the "Exercise Price"):

1. Pursuant to this Warrant, AOL may purchase such number of Common Shares as will result at the time of exercise in AOL owning, on a fully diluted basis, 51% of the Common Shares. For the purposes hereof, "fully diluted basis" shall be calculated at the time of the applicable exercise of the Warrant, and refers to the percentage interest that AOL would have in the capital of the Company if all options, rights, warrants or subscription privileges issued or granted by the Company (whether or not currently exercisable or exercisable on conditions) to purchase Common Shares had been exercised and all securities of the Company convertible into, or exchangeable for, Common Shares had been converted or exchanged.

2.  The Exercise Price and the exercise period for each Common Share shall be:

    (a) until October 15. 1997, US$1.50 per Common Share for the number of Common Shares necessary to bring AOL's ownership interest at the time of exercise, on a fully diluted basis, to 13%;

   (b) from October 16. 1997 up to and including February 15. 1998, LTS$2.00 per Common Share for the number of Common Shares necessary to bring AOL's ownership interest at the time of exercise, on a fully diluted basis, to 13%;

(c) provided that either option (i) or (ii) above has been fully exercised, until July 1, 1998, US$3.00 per Common Share for the number of Common Shares necessary to bring AOL's ownership interest at the time of exercise, on a fully diluted basis, to 23%;

(d) provided that option (iii) above has been fully exercised, until February 15, 1999, US$3.00 per Common Share for the number of Common Shares necessary to bring AOL's ownership interest at the time of exercise, on a fully diluted basis, to 33%; and

(e) provided that option (iii) above has been fully exercised until September 1, 1999, or provided that option (iv) above has been fully exercised, until February 15, 2000, the greater of 75% of Fair Market Value or US$3.00 per Common Share for the number of Common Shares necessary to bring AOL's ownership interest at the time of exercise, on a fully diluted basis, to 51%.

     "Fair Market Value" means the weighted average closing price per Common Share on the largest exchange or public market on which such Common Shares are listed or quoted for the 30 trading days preceding the third trading day prior to the date the Warrant is exercised.

3. The cash or, at AOL's option, Exercise Price to be paid by AOL to the Company under this Warrant will be paid in

(a) up to the entire Exercise Price under Section 2(i) above may be paid with an irrevocable voucher evidencing an advertising credit for advertisements on AOL's online service at AOL's then current rate card rates (being, an "Advertising Credit"); and

(b) up to 50% of the Exercise Price under Sections 2(ii) and (iii) above may be paid with an Advertising Credit on the same basis.

     Where an Advertising Credit is provided, the Company shall use its best efforts to utilize such Advertising Credit within twelve (12) months of its issuance.

     In addition, where a portion of the Exercise Price may be paid with an Advertising Credit, AOL may elect to pay cash in lieu of all, or part, of the amount of the Advertising Credit provided that in such instance the Company shall contemporaneously agree to spend no less than 50% of its advertising budget on purchasing advertisements on AOL's online service until such time as the amount spent on such advertising on AOL is equal to the amount contributed by AOL that otherwise would have been paid with an Advertising Credit.

4. Transfer taxes and other taxes related to the issuance of Common Shares pursuant to the exercise of this Warrant, if any, and other ancillary expenses related to the issuance of such Common Shares shall be paid by the Company.

5. This Warrant also provides that Common Shares shall not be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the right of the holder of the Warrant to obtain Common Shares Is similarly subdivided, consolidated, reclassified or otherwise changed in the same proportion and the same manner. The Company will not adopt any poison pill or similar provision that would take effect upon AOL's exercise of the Warrant or otherwise limit AOL's ability to exercise the Warrant.

6. The right to purchase Common Shares in the capital of the Company may only be exercised by AOL within the time hereinbefore set out by:

(a) duly completing in the manner indicated and executing the subscription form annexed hereto, and

(b) surrendering this Warrant to the Company, at its registered office in the City of Toronto, together with a certified check payable to the order of the Company at par for the subscription price of the Common Shares subscribed for and/or presentation of an Advertising Credit executed by an officer of AOL.

7. Subject to the terms and conditions of this Warrant, upon such surrender and payment, AOL shall be deemed for all purposes the holder of record of such Common Shares and the Company covenants that it will (subject to the provisions of this Warrant) cause a certificate or certificates representing such Common Shares to be personally delivered to AOL at the address specified in such subscription form or if no specification is made then to the address of AOL hereof appearing in the register of warrants maintained by the Company pursuant to this Warrant.

8. AOL may subscribe for and purchase any lesser number of whole Common Shares than the number of Common Shares purchasable under this Warrant and in such event shall be entitled to receive a new Warrant in respect of the balance of the Common Shares purchasable under this Warrant not then subscribed for and purchased. To the extent that this Warrant confers the right to purchase a fraction of a Common Share, the Company shall not issue such fractional Common Shares.

9. The holding of this Warrant shall not constitute AOL a shareholder of the Company or entitle AOL to any right or interest in respect thereof except as herein expressly provided.

10. AOL may transfer this Warrant to any person to whom AOL has assigned its Common Shares. Following any such transfer, (1) references herein to AOL shall be read as references to the transferee; (2) Section 3 hereof shall be amended to delete all references to payment other than by cash; and (3) the amount of any then outstanding Advertising Credits shall be paid in cash to the Company. Subject to this condition, the transferee of this Warrant shall, subject to the requirements of this Warrant, be entitled to have such Warrant transferred to its name at the registered office of the Company in the City of Toronto under such reasonable regulations as the Company may prescribe. The person in whose name this Warrant shall be registered shall be deemed and regarded as the absolute owner hereof for all purposes and the Company shall not be affected by any notice or knowledge to the contrary. The register shall at all reasonable times be open for inspection by the holder of any Warrant.

11. In case this Warrant shall become mutilated or be lost, destroyed or stolen, the Company, in the reasonable exercise of its discretion, may issue a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of, and upon surrender and cancellation of such mutilated Warrant or in lieu of and in substitution for such lost, destroyed or stolen Warrant, and the substituted Warrant shall be in like form and shall be entitled to like benefits herewith.

12. The applicant for the issue of a new Warrant pursuant to the above paragraph shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Warrant so lost, destroyed or stolen as shall be satisfactory to the Company in the reasonable exercise of its discretion and such applicant may also be required to furnish an indemnity in amount and form satisfactory to the Company in the reasonable exercise of its discretion, and shall pay the reasonable charges of the Company in connection therewith.

13. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada (excluding any provisions that would result in the application of the laws of another jurisdiction).

     IN WITNESS WHEREOF the Company has caused this Warrant to be signed by its duly authorized officers as of the 21st day of February, 1997.


                         INTERNET LIQUIDATORS INTERNATIONAL INC.


                         By:______________________________________
                            Name:
                            Title:


                         By:______________________________________
                            Name:
                            Title:

                                 SCHEDULE "O"

                         INTELLECTUAL PROPERTY RIGHTS


 .   see attached copy of letter from MacBeth & Johnson, Barristers &
    Solicitors, to Brent Bowes of Internet Liquidators Inc. dated August 29,
    1996.

 .   IP Rights and Non-Competition Agreement between Toronto Star Newspapers
    Limited, Paul Godin, 1184041 Ontario Inc., Jeff Lymburner, Smythe Group Company and Internet Liquidators International Inc. made the 12th day of February, 1997. A copy of the agreement is contained in Schedule "M". [Incorporated by Reference. See Exhibit 3.3]

                               MacBETH & JOHNSON

                        BARRISTERS-AT-LAW & SOLICITORS
                         PATENT AND TRADE MARK AGENTS


OUR REF:  TB-0-3140/File Overview

                                    August 28, 1996

Via Facsimile
-------------

Brent Bowes
INTERNET LIQUIDATORS INC.
5915 Airport Road
Unit 330
Mississauga, Ontario
L4V 1T1

Dear Brent:

          Re:  Internet Liquidators Inc. File Overview
               ---------------------------------------

          This is further to your telephone request yesterday.

          The following is our updated report to you regarding the current status of the patent, trade marks and copyright applications relating to Internet Liquidators Inc.

Re: Patents
-----------

          With regard to patent protection, an application was filed in Canada July 11, 1996, and in the U.S. on about August 26, 1996.

          Your contact on this matter is Warren Hall of our associated patent firm, Dennison Associates.

Re: Trade Marks
---------------

          With regard to trade marks, before the company was incorporated. an application was filed by Paul Godin in Canada as of February 17, 1995 for the trade mark "INTERNET LIQUIDATORS & Design." It was registered February 23, 1996. It was assigned to Internet Liquidators Inc. effective March 28,1996.

          An application for the word mark "INTERNET LIQUIDATORS" has been, or is just being, filed in Canada.

          As of September 27, 1995, an application was filed for the word mark "INTERNET LIQUIDATORS" in the U.S., namely SN 74/734948.

          As of about January 26, 1996, an application was also filed on behalf of Internet Liquidators Inc. for the trade mark "ONLINE AUCTION" in Canada, SN 802,840 and the corresponding application for the same trade mark in the U.S. was filed on March 18, 1996.

          On March 13, 1996 with the Canadian Trade Marks Office was an application for the trade mark "ONLINE OUTLET MALL."

          On March 13, 1996 an application was filed with the Canadian Trade Marks Office for the trade mark "CLUB RADD" and we filed a corresponding application for "CLUB R.A.D.D." in the U.S. on March 27, 1996.

          Preliminary searches for all these marks were conducted and we located no prior filings.

Re: Copyrights
--------------

          With regard to copyrights, we have been advised by the company that the entire computer program including any audiovisual material regarding their proposed service was authored by Paul Godin, Jeff Lymburner and Christopher J.A. Beaune as works for hire. The end product of course has not yet been finalized, but copyright attaches immediately upon creation rather than registration. Moreover, Canadian copyright registrations have already been obtained for the audiovisual and artistic elements as they appeared on the proposed display screens, A United States copyright application was filed February 9, 1996 for the "INTERNET LIQUIDATORS" collection of sample display screens.

Trade Secrets
-------------

          Lastly, with respect to trade secrets and confidential information, it is our understanding that no one else has adopted the idea of a reverse auction over the Internet. Thus, in addition to the protection discussed above, the idea is currently protected under the law of confidence.

               We trust this information meets your current deadline and we look forward to hearing from you.

                              Yours very truly,

                              MACBETH & JOHNSON


                              Tony Bortolin
TB:keh/

                                 SCHEDULE "P"

                          MAJOR SHAREHOLDER INTERESTS

          The following is a list of shareholders owning greater than 10% of the issued and outstanding shares in the capital of Internet Liquidators International Inc.:

          Smythe Group Company      -  1,850,000 shares
          1184041ntario Inc.        -  1,812,500 shares

                                 SCHEDULE "Q"

                                 ENCUMBRANCES

          Standard Mercantile Bancorp Limited Partnership re: Loan Agreement with Internet Liquidators International Inc. dated October 18, 1996

          General Security Agreement between Internet Liquidators International Inc. and Standard Mercantile Bancorp, Limited Partnership dated October 18, 1996.

          Indenture of Guarantee between Internet Liquidators International Inc. and Standard Mercantile Bancorp, Limited Partnership dated October 18, 1996.

                                 SCHEDULE "R"

                   YANKEE AUCTION FUNCTIONAL SPECIFICATIONS

                                   Overview
The proposed enhancements will allow the current ILI Auction System to incorporate a Regular Type Auction format, in addition to the Dutch Auction and Mall Systems.

The new applications will allow for MI control of all pages by ILI and serve, where possible, information from dynamically generated and cached.HTML pages. Template edit functions will also be included to allow global changes to be made to all pages.

All items preceded with a "." and noted in italics are areas which we believe could be incorporated into the system to further enhance the functionality.

The functional elements of these options are based upon the requested popular auction format currently found on the Internet.

-------------------------------------------------------------------------------


Home Page
---------

[Confidential Information filed separately with the SEC] Functional elements available from this page include:

                                                           Section A

Display counter with the number of bids taken to date

                                                           Section B
Customer service icon and link

                                                           Section C
About the Auction icon and link

                                                           Section D
How it Works icon and link

                                                           Section E
Auction Formats icon and link

                                                           Section F

--------------------------------------------------------------------------------

Customer Testimonials icon and link

                                           Section G
E-mail request to be added to the Hot Product for Action batch mailing list

                                           Section H
Bid Status Check icon and link

                                           Section J

Product Categories Listing with appropriate links

                                           Section K
Listing of products flagged as Hot Deals

--------------------------------------------------------------------------------

Section A - Total Bids Counter
------------------------------

At the time of each bid, a system counter will be updated to keep track of the total number of bids received to date. The total bid counter will be available on the home page. It will be extracted and incorporated into the home page at the time of refresh of the page.
--------------------------------------------------------------------------------

Section B - Customer Service
----------------------------

The customer service section will contain all elements as they relate to customer inquiries which can be made from the website. This section includes the following sub-elements:

     Section B1 - Order Status and Account Inquiry

     Provide an information page with an explanation of what a client can expect to see on the resulting pages.

     Provide capture fields for the clients user id and password plus the clients postal code for additional verification.

     Section BIA - Order Status and Account Inquiry Application

     Provide an application that will process the information supplied. In the event of full verification of the user, the following information is to be displayed:

          Section BIA1 - Open bids of all current auctions


--------------------------------------------------------------------------------

          To include the auction number, date the bid was placed and amount of the bid. Also to include the current bid range and a link to the specific product page(s).

          Section BIA2 - Recent winning bids and orders

          Include a list of all winning bids or orders over the last x days, where x is defined by the client. Contains a list of the products purchased and links to contact information for the specific products - for purposes of shipment verification and tracking.

          Section BIA3 - Recent unsuccessful bids
          A list of all bids placed which were not successful. Links to the specific products will be provided as well as the sale price cost range of the specific product.

     Section B2 - Vendor/Customer Service Contacts

     Provide a database built .htm. page that lists all the vendors and provides appropriate E-mail contact links.

     Section B3 - Setup New Account

     Provide an information page explaining the account setup operation.

     [Confidential Information filed separately with the SEC]

     Section B4 - Edit Current Account/Error in Bidding

     Provide an information page on how to correct the account information and how to change bids. Provide an E-mail link for bid changes.

     Section B5 - Request Additional Product Specifications

     Provide an information page with an E-mail link to allow a person to request additional product information.

     [Confidential Information filed separately with the SEC]

     Section B6 - Shipping Policies/International Shipping

     Provide an information page outlining the specific information and an E-mail link to customer support.

     [Confidential Information filed separately with the SEC]


--------------------------------------------------------------------------------

     Section B7 - Server and Bidding Problems

     Provide an information page listing the common problems and the relevant solutions. Include an E-mail link to submit additional problems and/or request other solutions.

     Section B8 - How to Become a Merchant

     Provide an information page on how to become a merchant and provide an E-mail link to the relevant contact person.

     Section B9 - Suggestion Box

     Provide an information page with instructions and an E-mail link for the submission of suggestions.

--------------------------------------------------------------------------------

Section C - About the Auction/ILI
---------------------------------

Provide an information page in the matching format outlining the auction systems and the site. Could re-use a lot of the existing information and just add new information relevant to the new auction system.

--------------------------------------------------------------------------------

Section D - How it Works
------------------------

Provide an information page outlining the functionality of the auction system.

--------------------------------------------------------------------------------


Section E - Auction Formats
---------------------------

Provide an information page outlining the different functional elements of the auction. This page could include information about the current Auction and Mail systems, with links to the appropriate sections of the site.

--------------------------------------------------------------------------------

Section F - Customer Testimonials
---------------------------------


--------------------------------------------------------------------------------

Provide a dynamic page, which is updated as new testimonials are entered on the system. The order of display is controlled either automatically, based on receipt of testimonial or prioritized by ILI.
--------------------------------------------------------------------------------

Section G - Request for Hot Products E-mail
-------------------------------------------

     Section G1 - Append to Database Application

     Provide an application to append the provided E-mail address to the database of mail recipients. This will be a common mail database, but these requests will be flagged for this function.

     Section G2 - Hot Products Batch Mall Application
     Provide an application which will mail the list of all products set as Hot Products to the persons on the mailing list. The frequency of mail out can be determined by ILI or overridden and sent on instruction by ILI.
--------------------------------------------------------------------------------


Section H - Bid Status Check
----------------------------

Same application and systems outlined in section B I A, but linked from the Home Page.

--------------------------------------------------------------------------------


Section J - Product Categories
------------------------------

This section is the core functional element of this section of the site. It allows for the selection of products and the placement of bids.

Provide an application, working in conjunction with the Home Page application, to provide a list of all available categories, refreshed at the same frequency as the rest of the site HTML files. All categories listed will be in the form of links which will allow access to the listing of products in the specific category.

     Section J1 - Product Listing

     Provide an application which will list all products within a specific category, that are available on the auction. The auction number will be the link to the product and auction detail and the page where a bid can be placed. The application will produce standard .HTML files as output and refresh them at the refresh frequency of the site. Information about each product will be limited to one line of text and include:

 .  The closing date of the auction

--------------------------------------------------------------------------------

 .       The condition of the item ie. New, Used, Refurb, etc.
 .       The name of the item
 .       A brief description of the item, including main specifications
 .       The street price of the item
--------------------------------------------------------------------------------


     Section J2 - Product and Auction Status Detail

     Provide an application that will generate HTML detail pages for each product in the auction. The refresh will occur at the standard site refresh time.

[Confidential Information filed separately with the SEC]

This page will include:

 .    A description of the item
 .    An image of the item
 .    The minimum acceptable bid amount
 .    The bid increment value
 .    Current quantity available
 .    The auction number
 .    The date and time at which the auction closes
 .    The date and time of the last bid
 .    A list of the current high bids, including the name of the bidder, the state of origin, date and time of bid, quantity and price bid
 .    A free form area to allow the entry of specifications and other pertinent information
 .    Warranty information, including the cost of extended warranties, if available
 .    Sales tax policies
 .    Maximum shipping costs

In addition to this available information, this page will have the following options:

     Section J2A - Bid on Current Product

     Provide an application to prepare the bid screen for the current product. These screens will be in HTML format, refreshed at half the standard refresh rate of the site OR whenever a bid is placed on a product, whichever occurs first.

     This page will provide the following:

 .    The description of the product
--------------------------------------------------------------------------------

 .  The auction number
 .  The minimum acceptable bid amount
 .  The bid increment
 .  The maximum US shipping charge
 .  The maximum Canadian shipping charge
 .  The minimum amount required to win the current item


 .  A field to capture the new bid price
 .  A field to capture the quantity required

 . Provide the user with an option to select if they will not accept a reduced quantity of the item

 .  A field for the client's ILI user id and password

   If the client has not previously registered, then they will be required to complete the following fields:

 .  First name
 .  Last name
 .  Company
 .  Street address
 .  City
 .  County
 .  Province/state
 .  Postal/zip code
 .  Country
 .  E-mail address
 .  Daytime phone number
 .  Evening phone number
 .  Fax number
 .  Payment method (Visa, Amex, Mastercard)
 .  Card Number
 .  Expiry date

          The client will also have the option of specifying an alternate ship to address. If this is required, the following information will be captured:

 .  Name
 .  Street address
 .  City
 .  Province/state
 .  Postal/zip code

--------------------------------------------------------------------------------

 .    Country

     An additional comment field will also be provided so the client can enter comments regarding this bid. These comments will be listed next to the appropriate name on the list of current bids for the product.

               Section J2A1 - Process Bid

               Provide an application to place the bid, received from Section J2A, into the bids database. In addition to the placement of the new bid in the database the following functions will be performed:

 .    The client will be e-mailed with the appropriate information regarding the bid that has been placed

 .    If this new bid is higher than any previous bids, all the clients who have previously bid on the item will be e-mailed, informing them that they have been outbid on the specific item"

Section J3 - View Next Product for Bidding

Provide an application to determine the next product in sequence for bidding and allow paging to successive products using this application. The output from the application will be passed to the application building the page for Section J2A. This will allow for a link on the page which will allow the client to page through the available products in the specific category.

Section J4 - Return to Index

Provide an application to "remember" where the client came from and provide this information to the application building the pages for Section J2A. This will allow for the provision of a link to return the category listing page.

Section J5 - Return to Home

Provide a link to the home page.

-------------------------------------------------------------------------------


Section K - Hot Deals
---------------------

This section displays all products that have been flagged in the product database as Hot Deals.

Provide an application to generate a list of all products that fail into this category, to be displayed on the Home Page. The output of the application will be fed to the application generating the Home Page.

--------------------------------------------------------------------------------

Each product listing will be the name of the product, a brief description and the street price of the item.

Selection of the item on the list will take the client directly to Section J2 where the client may bid on the product.

--------------------------------------------------------------------------------



Section M - Backened Processing
-------------------------------

In order for the auction system to be fully automated the following system functions will be provided. Wherever possible, they will be integrated into the existing Auction and Mall systems.

     Section M1 - Page Build Application

     The auction system will be built on the premise that all product information and bidding will be done from HTML pages. As the content of these pages will change with each bid, it is necessary to rebuild the pages at specific intervals.

     This application will be in the form of a system service which will run continually. It will update all bid pages at an initial 5 minute frequency. This may be lengthened or shortened depending on requirements.

     In addition, a portion of this application will be in the form of a reusable object which can be called by the bid placement application to allow the page to be rebuilt immediately after a bid has been placed.

     Section M2 - Auction Processor

     This application will control the final auction process to determine when the auction has officially closed.

     Each auction will have a closing date and time associated with it. At this appointed time the auction will close technically, however it will still remain open for a period of 5 minutes. If any bids are received during the 5 minute period, the auction will continue to remain open for another 5 minutes. This cycle will continue until a period of 5 minutes has lapsed, without bid activity, before the auction is fully closed. The full bid process, defined in Section J2A and J2B will be followed in all cases.

     Section M3 - Billing Processor

     Once the auction has closed, the Billing Processor will be activated. It will support both US and Canadian funds transactions, using the GPS payment Interface.

 -------------------------------------------------------------------------------

     Bids will be processed in the order of the highest bid first and will continue processing until the stock quantity has been depleted or the amount of qualifying bids has been depleted. The sequence of billing will be serialized, thus allowing for declined credit card transactions to be ignored in the quantity process and allowing for the full available quantity of items to be sold.

     All successful bidders will be notified by appropriate E-mail, as well as the supplier of the goods, where appropriate.

     Section M4 - Reporting Processor

     The reporting processor will, at the close of each auction, forward an E-mail based report to ILI outlining the quantity of products sold and the appropriate successful bid numbers. It will also include information such as product remaining.

     [Confidential Information filed separately with the SEC]

     Section M5 - Template Manager

     This application will allow for the remote editing of the structure of the various pages of the auction system. Changes will be limited to the variable content of the pages and the layout of this content section.

     Section M6 - System Overrides

     This application will allow ILI staff to override any of the time based functions, ie. the builds of the pages and the processing of the E-mail batch functions, allowing them to be executed on demand.

     Section M7 - Remote Management Systems

     All necessary changes will be made to the current Remote Management System to allow the functions of this auction format to be managed from that specific platform.


Section N - Performance Optimization
------------------------------------

In addition to the system aspect of the site which will be so designed to optimize the performance of the site, certain graphic elements will be redesigned to allow for faster downloading. At the same time we will strive to improve the look and feel of the site as well as the functionality.